Exhibit 10.36

CREDIT AGREEMENT

Dated as of August 13, 2003

among

BUILDING MATERIALS HOLDING CORPORATION,

BMC WEST CORPORATION
AND OTHER SUBSIDIARY GUARANTORS,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Co-Lead Arranger and L/C Issuer,

GENERAL ELECTRIC CAPITAL CORPORATION,

as Co-Lead Arranger,

U.S. BANK NATIONAL ASSOCIATION,

as Syndication Agent,

UNION BANK OF CALIFORNIA, N.A.,

as Documentation Agent

and

THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS

1.01	Certain Defined Terms
1.02	Other Interpretive Provisions
1.03	Accounting Principles
1.04	Treatment of Non-Wholly-Owned Subsidiaries

ARTICLE II	THE CREDITS

2.01	Amounts and Terms of Commitments
2.02	Loan Accounts
2.03	Procedure for Borrowing
2.04	Conversion and Continuation Elections
2.05	Voluntary Termination or Reduction of Commitments
2.06	Swingline Loans
2.07	Optional Prepayments
2.08	Mandatory Prepayments of Loans; Mandatory Commitment Reductions
2.09	Repayment
2.10	Interest
2.11	Fees
2.12	Computation of Fees and Interest
2.13	Payments by Holdings
2.14	Payments by the Lenders to the Administrative Agent
2.15	Sharing of Payments, Etc
2.16	Security and Guaranty

ARTICLE III	THE LETTERS OF CREDIT

3.01	The Letter of Credit Subfacility
3.02	Issuance, Amendment and Renewal of Letters of Credit
3.03	Risk Participations, Drawings and Reimbursements
3.04	Repayment of Participations
3.05	Role of the L/C Issuer
3.06	Obligations Absolute
3.07	Cash Collateral Pledge
3.08	Letter of Credit Fees
3.09	Applicability of ISP98 and UCP
3.10	Trade Bank as L/C Issuer

ARTICLE IV	TAXES, YIELD PROTECTION AND ILLEGALITY

4.01	Taxes
4.02	Illegality
4.03	Increased Costs and Reduction of Return
4.04	Funding Losses
4.05	Inability to Determine Rates
4.06	Certificates of Lenders
4.07	Substitution of Lenders
4.08	Survival

i

ARTICLE V	CONDITIONS PRECEDENT

5.01	Conditions to Signing Date
5.02	Conditions to Effective Date
5.03	Conditions to the Subsequent Effective Date
5.04	Conditions to All Credit Extensions

ARTICLE VI	REPRESENTATIONS AND WARRANTIES

6.01	Corporate Existence and Power
6.02	Corporate Authorization; No Contravention
6.03	Governmental Authorization
6.04	Binding Effect
6.05	Litigation
6.06	No Defaults
6.07	ERISA Compliance
6.08	Use of Proceeds; Margin Regulations
6.09	Title to Properties; Liens
6.10	Taxes
6.11	Financial Condition
6.12	Environmental Matters
6.13	Collateral Documents
6.14	Regulated Entities
6.15	No Burdensome Restrictions
6.16	Copyrights, Patents, Trademarks and Licenses, Etc
6.17	Subsidiaries
6.18	Insurance
6.19	Swap Obligations
6.20	Real Property
6.21	Full Disclosure
6.22	Internal Controls

ARTICLE VII	AFFIRMATIVE COVENANTS

7.01	Financial Statements
7.02	Certificates; Other Information
7.03	Notices
7.04	Preservation of Corporate Existence, Etc.
7.05	Maintenance of Property
7.06	Insurance
7.07	Payment of Obligations
7.08	Compliance with Laws
7.09	Compliance with ERISA
7.10	Inspection of Property and Books and Records
7.11	Environmental Laws
7.12	Use of Proceeds
7.13	Additional Guarantors
7.14	Additional Subsidiaries
7.15	Environmental Review

7.16	Further Assurances
7.17	Appraisals/Title Insurance
7.18	Intercompany Notes

ARTICLE VIII	NEGATIVE COVENANTS

8.01	Limitation on Liens
8.02	Disposition of Assets
8.03	Consolidations and Mergers
8.04	Loans and Investments
8.05	Limitation on Indebtedness
8.06	Transactions with Affiliates
8.07	Use of Proceeds
8.08	Contingent Obligations
8.09	Subsidiaries
8.10	Lease Obligations
8.11	Restricted Payments
8.12	ERISA
8.13	Capital Expenditures
8.14	Sales and Leasebacks
8.15	Certain Payments
8.16	Modification of Subordinated Debt Documents
8.17	Change in Business
8.18	Accounting Changes
8.19	Financial Covenants
8.20	No Restrictions on Subsidiary Dividends

ARTICLE IX	EVENTS OF DEFAULT

9.01	Event of Default
9.02	Remedies
9.03	Specified Swap Contract Remedies

ARTICLE X	THE ADMINISTRATIVE AGENT

10.01	Appointment and Authorization; “Administrative Agent”
10.02	Delegation of Duties
10.03	Liability of Administrative Agent
10.04	Reliance by Administrative Agent
10.05	Notice of Default
10.06	Credit Decision
10.07	Indemnification of Administrative Agent
10.08	Administrative Agent in Individual Capacity
10.09	Successor Administrative Agent
10.10	Withholding Tax
10.11	Collateral Matters
10.12	Syndication Agent, Documentation Agent, Co-Lead Arranger

ARTICLE XI	MISCELLANEOUS

11.01	Amendments and Waivers
11.02	Notices

11.03	No Waiver; Cumulative Remedies
11.04	Costs and Expenses
11.05	Indemnification
11.06	Marshalling; Payments Set Aside
11.07	Successors and Assigns
11.08	Assignments, Participations, Etc
11.09	Confidentiality
11.10	Set-off
11.11	[Intentionally omitted.]
11.12	Guaranty
11.13	Notification of Addresses, Lending Offices, Etc
11.14	Counterparts
11.15	Severability
11.16	No Third Parties Benefited
11.17	Governing Law and Jurisdiction
11.18	Waiver of Jury Trial
11.19	Entire Agreement
11.20	Treatment of Existing Credit Agreement

ANNEXES

Annex I	Pricing Grid

SCHEDULES

Schedule 2.01	Commitments and Proportionate Shares
Schedule 2.09	Term B Loan Amortization Schedule
Schedule 6.05	Litigation
Schedule 6.07	ERISA
Schedule 6.11	Permitted Liabilities
Schedule 6.12	Environmental Matters
Schedule 6.15	Burdensome Restrictions
Schedule 6.17	Subsidiaries and Minority Interests
Schedule 6.18	Insurance Matters
Schedule 6.20	Owned Real Property
Schedule 8.01	Permitted Liens
Schedule 8.05	Permitted Indebtedness
Schedule 8.08	Contingent Obligations
Schedule 11.02	Payment Offices; Addresses for Notices; Lending Offices

EXHIBITS

Exhibit A-1	Form of Notice of Revolving Borrowing
Exhibit A-2	Form of Notice of Term B Loan Borrowing
Exhibit B-1	Form of Notice of Revolving Loan Conversion/Continuation
Exhibit B-2	Form of Notice of Term B Loan Conversion/Continuation
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Legal Opinion of Counsel to Loan Parties
Exhibit E	Form of Assignment and Acceptance
Exhibit F-1	Form of Revolving Note
Exhibit F-2	Form of Term B Note
Exhibit G	Form of Additional Guarantor Assumption Agreement
Exhibit H	Form of Legal Opinion of Additional Guarantor’s Counsel
Exhibit I	Form of Borrowing Base Certificate
Exhibit J-1	Form of Security Agreement
Exhibit J-2	Form of Second Amendment to Intellectual Property Security Agreement
Exhibit K	Form of Update Certificate
Exhibit L	Form of Second Amendment to Deeds of Trust

v

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”) is entered into as of August 13, 2003, by and among (i) BUILDING MATERIALS HOLDING CORPORATION, a Delaware corporation (“Holdings”), as borrower, (ii) BMC WEST CORPORATION, a Delaware corporation (the “Company”), and certain other affiliates of Holdings, as guarantors, (iii) the several financial institutions from time to time party to this Agreement (individually, a “Lender” and, collectively, the “Lenders”), (iv) GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Lead Arranger, (v) U.S. BANK NATIONAL ASSOCIATION, as Syndication Agent, (vi) UNION BANK OF CALIFORNIA, N.A., as Documentation Agent and (vii) WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as the L/C Issuer (as defined herein), the Swingline Lender (as defined herein), the administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the Co- Lead Arranger of the credit facilities described herein.

RECITALS

A.            WHEREAS, Holdings previously entered into that certain Credit Agreement, dated as of November 30, 1999, which was subsequently amended and restated pursuant to that certain Amended and Restated Credit Agreement, dated as of August 30, 2001, by and among (i) Holdings, as borrower, (ii) the Company and certain other affiliates of Holdings, as guarantors, (iii) the several financial institutions party thereto, as lenders (each, an “Existing Lender” and, collectively, the “Existing Lenders”), (iv) First Union National Bank, as syndication agent, and (v) Wells Fargo, as letter of credit issuing bank, swingline bank, and administrative agent for the Existing Lenders and as lead arranger of the credit facilities provided therein (as amended and restated, and as further amended prior to the date hereof, the “Existing Credit Agreement”).

B.            WHEREAS, Holdings has requested that the Existing Credit Agreement be further amended and restated in order to (i) decrease the Revolving Commitment initially to $175,000,000, which amount may be subsequently increased in accordance with the terms and conditions hereof, (ii) replace the Existing Term Commitment with a new Term B Commitment, initially in an aggregate amount of $125,000,000, which amount may be subsequently increased in accordance with the terms and conditions hereof, (iii) replace certain of the Existing Lenders that do not desire to be party to this Agreement (collectively, the “Departing Lenders”) with new financial institutions which desire to be party to this Agreement as Lenders (collectively, the “New Lenders”), (iv) reallocate the outstanding Obligations among those Existing Lenders that desire to be party to this Agreement (collectively, the “Remaining Lenders”) and the New Lenders, and (v) make certain other changes.

C.            WHEREAS, the parties hereto are willing to so amend and restate the Existing Credit Agreement upon the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the above Recitals and the mutual agreements, provisions and covenants contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.01         Certain Defined Terms.  The following terms have the following meanings when used herein (including in the Recitals hereof):

“Account” means for purposes of this Agreement and the Borrowing Base Certificate, any right of payment of Holdings or any Guarantor for goods sold or leased or for services rendered in the ordinary course of business which is not evidenced by an instrument (except as part of chattel paper), whether or not it has been earned by performance.

“Account Debtor” means the Person obligated on an Account.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (i) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (ii) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (iii) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary), provided that Holdings or the Company, as the case may be (or the Subsidiary), is the surviving Person.

“Additional Lenders” means the financial institutions (if any) which agree to provide Additional Term B Loans and/or make Additional Revolving Commitments to Holdings in accordance with the terms and conditions set forth herein by becoming parties to this Agreement on the Subsequent Effective Date.

“Additional Guarantor Accession Date” has the meaning specified in Section 7.13.

“Additional Guarantor Assumption Agreement” has the meaning specified in Section 7.13.

“Additional Revolving Commitment” has the meaning specified in Section 2.01(d).

“Additional Term B Commitment” has the meaning specified in Section 2.01(c).

“Additional Term B Loan” has the meaning specified in Section 2.01(c).

“Administrative Agent” has the meaning specified in the preamble, and any successor Administrative Agent arising under Section 10.09.

“Administrative Agent-Related Persons” means Wells Fargo and any successor Administrative Agent arising under Section 10.09 and any L/C Issuer hereunder, together with their respective Affiliates (including, in the case of Wells Fargo, the Co-Lead Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Administrative Agent’s Payment Office” means the address for payments set forth on Schedule 11.02 or such other address as the Administrative Agent may from time to time specify.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

“Aggregate Commitment” means the combined Commitments of the Lenders, which combined Commitments shall not exceed $300,000,000 as of the Effective Date and which amount may be increased, on the Subsequent Effective Date, by no more than $50,000,000 pursuant to Section 2.01(c) and Section 2.01(d).

“Aggregate Revolving Commitment” means the combined Revolving Commitments of the Revolving Lenders, which combined Revolving Commitments shall not exceed $175,000,000 as of the Effective Date, which amount includes both the L/C Commitment and the Swingline Commitment and which amount may be increased on the Subsequent Effective Date pursuant to Section 2.01(d), by no more than an amount equal to the difference of (i) $50,000,000 minus (ii) the amount (if any) by which the Aggregate Term B Commitment is being increased on the Subsequent Effective Date pursuant to Section 2.01(c).

“Aggregate Term B Commitment” means the combined Term B Commitments of the Term B Lenders, which Term B Commitments shall not exceed $125,000,000 as of the Effective Date and which amount may be increased on the Subsequent Effective Date pursuant to Section 2.01(c), by no more than an amount equal to the difference of (i) $50,000,000 minus (ii) the amount (if any) by which the Aggregate Revolving Commitment is being increased on the Subsequent Effective Date pursuant to Section 2.01(d).

“Agreement” means this Credit Agreement.

“Applicable Fee Amount” means with respect to the Commitment Fees and Standby Letter of Credit fees payable hereunder, the amount set forth opposite the indicated Level below the heading “Commitment Fee” or “Letter of Credit Fee,” as applicable, in the pricing grid set forth on Annex I in accordance with the parameters for calculations of such amount also set forth on Annex I.

“Applicable Margin” means (i) with respect to Base Rate Loans and Offshore Rate Loans which are Revolving Loans, the amount set forth opposite the indicated Level below the heading “Base Rate Spread or “Offshore Rate Spread” in the pricing grid set forth on Annex I in accordance with the parameters for calculations of such amounts also set forth on Annex I, and (ii) with respect to Term B Loans which are Base Rate Loans, 2.50%, and with respect to Term B Loans which are Offshore Rate Loans, 3.25%.

“Assignee” has the meaning specified in Section 11.08(a).

“Attorney Costs” means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

“Available Commitment” has the meaning specified in Section 2.11(b).

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.).

“Base Rate” means, for any day, the higher of:  (i) 0.50% per annum above the latest Federal Funds Rate, and (ii) the rate of interest in effect for such day as publicly announced from time to time by Wells Fargo at its principal office in San Francisco as its prime rate.  (The prime rate is a rate set by Wells Fargo based upon various factors including Wells Fargo’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)  Any change in the prime rate announced by Wells Fargo shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrowing” means a borrowing hereunder consisting of (i) Loans of the same Type made to Holdings on the same day by the Lenders under Article II, and, in the case of Offshore Rate Loans, having the same Interest Period, (ii) a Swingline Loan (or Swingline Loans) made to Holdings on the same day by the Swingline Lender, or (iii) an L/C Borrowing.

“Borrowing Base” means, at any time, an amount equal to the sum of: (i) 80% of the value of the Accounts measured at the end of the most recently completed month; plus (ii) 60% of the value of the Inventory measured at the end of the most recently completed month.  As used in this definition, “value” as applied to Inventory shall mean the lower of cost and market, or if there at any time exist any other matters, events, conditions or contingencies which the Majority Revolving Lenders reasonably believe may cause a material portion of the Accounts to be unpaid, the Majority Revolving Lenders, in their sole discretion, may exclude any of the Accounts or Inventory from the Borrowing Base if the Majority Revolving Lenders reasonably determine that the inclusion of such Account or Inventory in the Borrowing Base would have a Material Adverse Effect.

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit I.

“Borrowing Date” means any date on which a Borrowing occurs under Section 2.03.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the London or other applicable offshore Dollar interbank market.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

“Capital Expenditure Annual Limit” means, for any fiscal year, the sum of (i) $35,000,000 plus (ii) 3.0% of the aggregate sales reported by all Persons acquired by Holdings or its Subsidiaries in such fiscal year pursuant to a Permitted Acquisition, as reported by each such acquired Person in its financial statements for such Person’s then most recent fiscal year-end, plus (iii) the amount of proceeds of any Disposition or Event of Loss which are reinvested as Capital Expenditures within six (6) months of Holdings’ or any Subsidiary’s receipt of such proceeds.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (including the current portion of Capital Leases) which are required to be capitalized on the consolidated balance sheet of Holdings and its Subsidiaries during that period, in accordance with GAAP, excluding Acquisitions permitted by Section 8.04(e).

“Capital Lease” means, for any Person, any lease of property (whether real, personal or mixed) which, in accordance with GAAP, would, at the time a determination is made, be required to be recorded as a capital lease in respect of which such Person is liable as lessee.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Revolving Lenders, as additional collateral for the L/C Obligations, cash or deposit account balances pursuant to the Security Agreement.  Derivatives of such term shall have corresponding meaning.

“Change of Control” means any person or group of persons (within the meaning of section 13 or 14 of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of 20% or more of the outstanding shares of common stock of Holdings; or, the replacement of a majority of the board of directors of Holdings over a one year period from the directors who constituted the board of directors at the beginning of such period, and the election or nomination for election of such replacements shall not have been approved by a vote of at least a majority of the board of directors then still in office who either were members of such board of directors at the beginning of such period or whose election or nomination as a member of such board of directors was previously so approved.

“Co-Lead Arranger” means each of Wells Fargo Bank and General Electric Capital Corporation, each in their respective capacity as Co-Lead Arranger and Book Manager.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all tangible and intangible property and interests in property and proceeds thereof now owned or hereafter acquired by Holdings and any Guarantor in or upon which a Lien (i) existed in favor of the administrative agent and the Existing Lenders party to the Existing Credit Agreement immediately prior to the Effective Date, or (ii) now or hereafter exists in favor of the Lenders, or the Administrative Agent on behalf of the Lenders on and after the Effective Date, whether under this Agreement or under any other Collateral Documents.

“Collateral Documents” mean, collectively, (i) the Security Agreement, the Intellectual Property Security Agreements, the Second Amendment to Intellectual Property Security Agreements, the Mortgages and all other security agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments and other similar agreements between Holdings or any Guarantor and the Lenders, or the Administrative Agent for the benefit of the Lenders, now or hereafter delivered to the Lenders or the Administrative Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against Holdings or any Guarantor as debtor in favor of the Lenders, or the Administrative Agent for the benefit of the Lenders, as secured party, and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

“Commercial Letter of Credit” means a commercial Letter of Credit Issued for the account of Holdings in respect of the purchase of Inventory or other goods and services by Holdings or any of its Subsidiaries in the ordinary course of business.

“Commitment,” as to each Lender, means the sum of its Revolving Commitment and Term B Commitment.

“Commitment Fees” has the meaning specified in Section 2.11(b).

“Company” has the meaning specified in the preamble.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Consolidated Net Worth” means, as of the date of determination, the consolidated shareholders’ equity of Holdings and its Subsidiaries, as determined in accordance with GAAP.

“Consolidated Net Income” means, as of the date of determination, the consolidated net income of Holdings and its Subsidiaries, as determined in accordance with GAAP.

“Consolidated Total Assets” means, as of the date of determination, the consolidated Total Assets of Holdings and its Subsidiaries, as determined in accordance with GAAP.

“Contingent Obligation” means (without duplication), as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (i) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of that Person (a) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (b) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) in connection with any synthetic lease or other similar off balance sheet lease transaction, or (e) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each a “Guaranty

Obligation”); (ii) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (iii) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; (iv) in respect of Earn-Out Obligations; (v) in respect of any Swap Contract; and (vi) in respect of Stock Price Guaranties.  The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

“Conversion/Continuation Date” means any date on which, under Section 2.04, Holdings (i) converts Loans of one Type to another Type, or (ii) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

“Credit Extension” means and includes (i) the making of any Revolving Loans, Term B Loans or Swingline Loans hereunder, and (ii) the Issuance of any Letters of Credit hereunder.

“Date of Acceleration” means the earlier of (i) the termination of the Revolving Loan Commitments and (ii) the declaration by the Administrative Agent of all or a portion of the outstanding Revolving Loans and Term B Loans to be immediately due and payable, without presentment, demand, protest or any other notice of any kind.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

“Defaulting Lender” means a Lender that has failed to fund its portion of any Borrowing that it is required to fund under this Agreement and has continued in such failure for three (3) Business Days after written notice from the Administrative Agent.

“Departing Lender” has the meaning specified in Recital B.

“Disposition” means the sale, lease, conveyance or other disposition of property, other than sales or other dispositions expressly permitted under Sections 8.02(a) through 8.02(g).

“Disposition Value” means the aggregate net book value of all assets sold, transferred, leased or disposed of in any transaction determined as of the date of such transfer or proposed transfer thereof.

“Dollars,” “dollars” and “$” each mean lawful money of the United States.

“Earn-out Obligations” means any obligations, whether contingent or matured, to pay additional consideration in connection with the Acquisition by Holdings or any Subsidiary of any capital stock or assets of any Person.

“EBITA” means, for any period, for Holdings and its Subsidiaries, the sum of consolidated net income of Holdings and its Subsidiaries for such period (exclusive of extraordinary gains and losses and exclusive of earnings from Minority Investments but including earnings from Wholly-Owned Subsidiaries and Non-Wholly-Owned Subsidiaries (but in the case of Non-Wholly-Owned Subsidiaries, only to the extent of the ratable portion of ownership by Holdings or any Wholly-Owned Subsidiaries of Holdings in such Non-Wholly-Owned Subsidiaries)) plus (to the extent deducted in determining consolidated net income) (i) Interest Expense for such period, (ii) income tax expense for such period, (iii) amortization expense and other non-cash expenses for such period (other than depreciation expense) and (iv) cash distributions in respect of Minority Investments, in each case, measured in accordance with GAAP.

“EBITDA” means, for any period, for Holdings and its Subsidiaries, the sum of consolidated net income of Holdings and its Subsidiaries for such period (exclusive of extraordinary gains and losses and exclusive of earnings from Minority Investments but including earnings from Wholly-Owned Subsidiaries and Non-Wholly-Owned Subsidiaries (but in the case of Non-Wholly-Owned Subsidiaries, only to the extent of the ratable portion of ownership by Holdings or any Wholly-Owned Subsidiaries of Holdings in such Non-Wholly-Owned Subsidiaries)) plus (to the extent deducted in determining consolidated net income) (i) Interest Expense for such period, (ii) income tax expense for such period, (iii) depreciation expense, amortization expense and other non-cash expenses for such period and (iv) cash distributions in respect of Minority Investments, in each case, measured in accordance with GAAP.  For purposes of determining the consolidated EBITDA of Holdings and its Subsidiaries hereunder for purposes of calculating the EBITDA Ratio hereunder, EBITDA shall be adjusted upon the Permitted Acquisition of any acquired Subsidiary (the “Acquiree”) (A) to include the historical financial results of such Acquiree for  the four fiscal quarter period (“Calculation Period”) for which Holdings’ consolidated EBITDA is calculated hereunder, until such time as the first day of any Calculation Period falls on or after the date on which the Acquisition of such Acquiree is consummated; and (B) to exclude any specific, identifiable expense items which are eliminated as a result of the Permitted Acquisition of such Acquiree at the closing thereof, provided that, if available, audited financial statements accompanied by an unqualified opinion of an Independent Auditor are delivered to the Administrative Agent and the Lenders in respect of such Acquiree for the then most recent fiscal year of such Acquiree, and provided further that Holdings shall have delivered a certificate of a Responsible Officer clearly setting forth such pro forma additions to consolidated EBITDA resulting from the Permitted Acquisition of such Acquiree.

“EBITDA Ratio” means, as of the end of any fiscal quarter, measured on a consolidated basis for Holdings and its Subsidiaries as of such date, the ratio of (i) Total Funded Debt existing on such date to (ii) EBITDA for the period of four fiscal quarters ending on such date.

“Effective Amount” means (i) with respect to any Revolving Loans, Term B Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans, Term B Loans and Swingline Loans occurring on such date; and (ii) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date; provided that for purposes of Section 2.08, the Effective Amount shall be determined without giving effect to any mandatory prepayments to be made under Section 2.08.

“Effective Date” means the date on which all conditions precedent set forth in Section 5.02 are satisfied or waived by all of the Lenders (or, in the case of Section 5.02(c), waived by the Person entitled to receive such payment) which date shall not be later than August 21, 2003.

“Eligible Assignee” means (i) a commercial bank or licensed lending institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (iii) a Financial Institution, including, without limitation, a fund, that invests in and holds bank loans and (iv) a Person that is primarily engaged in the business of commercial lending and that is (a) a Subsidiary of a Lender, (b) a Subsidiary of a Person of which a Lender is a Subsidiary, or (c) a Person of which a Lender is a Subsidiary.

“Environmental Claims” means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from any property, whether or not owned by Holdings or any Subsidiary.

“Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental

Authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Holdings or the Company within the meaning of section 414(b) or (c) of the Code (and sections 414(m) and (o) of the Code for purposes of provisions relating to section 412 of the Code).

“ERISA Event” means (i) a Reportable Event with respect to a Pension Plan; (ii) a withdrawal by Holdings, the Company or any ERISA Affiliate from a Pension Plan subject to section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under section 4062(e) of ERISA; (iii) a complete or partial withdrawal by Holdings, the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (iv) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (v) an event or condition which might reasonably be expected to constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (vi) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under section 4007 of ERISA, upon Holdings, the Company or any ERISA Affiliate.

“Estimated Remediation Costs” means all costs associated with performing work to remediate contamination of real property or groundwater, including engineering and other professional fees and expenses, costs to remove, transport and dispose of contaminated soil, costs to “cap” or otherwise contain contaminated soil, and costs to pump and treat water and monitor water quality.

“Eurodollar Reserve Percentage” has the meaning specified in the definition of “Offshore Rate.”

“Event of Default” means any of the events or circumstances specified in Section 9.01.

“Event of Loss” means, with respect to any property, any of the following:  (i) any loss, destruction or damage of such property; (ii) any pending or threatened institution of any proceedings for the condemnation or seizure of such property or for the exercise of any right of eminent domain; or (iii) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.

“Exchange Act” means the Securities Exchange Act of 1934.

“Existing Credit Agreement” has the meaning specified in Recital A.

“Existing Lender” has the meaning specified in Recital A.

“Existing Term Commitment” means the “Term Commitment” set forth in the Existing Credit Agreement.

“Federal Funds Rate” means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York with respect to the preceding Business Day opposite the caption “Federal Funds (Effective)”; or, if for any relevant day such rate is not so published with respect to any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

“Fee Letter” has the meaning specified in Section 2.11(a).

“Financial Institution” means a Person which, for purposes of Section 25118 of the Corporations Code of the State of California, has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement.

“FRB” means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

“Funded Debt” means, as of any date of determination, all Indebtedness of Holdings and its Subsidiaries on such date, on a consolidated basis in accordance with GAAP, including all Revolving Loans and all Term B Loans, but excluding all L/C Obligations.

“Further Taxes” means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 4.01.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination, subject to Section 1.03.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guarantor” means the Company and each other direct or indirect U.S. Wholly-Owned Subsidiary of Holdings that currently exists or is hereinafter acquired or created and which is a party to a Guaranty in its capacity as a guarantor hereunder; provided, however, that in no event shall the definition of Guarantor include BMC Insurance, Inc.

“Guaranty” means the guaranty of each Guarantor made pursuant to Section 11.12 and any other guaranty under any separate agreement executed by any Guarantor pursuant to which it guarantees the Obligations.

“Guaranty Obligation” has the meaning specified in the definition of “Contingent Obligation.”

“Hazardous Materials” means all those substances that are regulated by, or which may form the basis of liability under, any Environmental Law, including any substance identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

“Holdings” has the meaning specified in the preamble.

“Honor Date” has the meaning specified in Section 3.03(b).

“Indebtedness” of any Person means, without duplication, (i) all indebtedness for borrowed money; (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms but including all non-contingent Earn-Out Obligations); (iii) all reimbursement or payment obligations with respect to Surety Instruments (contingent or otherwise); (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (vi) all obligations with respect to Capital Leases; (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (viii) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above; and (ix) all Stock Price Guaranties having a tenor of six (6) months or more or exceeding $2,000,000 in the aggregate for all Stock Price Guaranties then outstanding.  For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member.

“Indemnified Liabilities” has the meaning specified in Section 11.05(a).

“Indemnified Person” has the meaning specified in Section 11.05(a).

“Independent Auditor” has the meaning specified in Section 7.01(a).

“Insolvency Proceeding” means, with respect to any Person, (i) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in either case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Intellectual Property Security Agreement” has the meaning specified in the Security Agreement.

“Interest Expense” means, for any period, for Holdings and its Subsidiaries in accordance with GAAP, all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period).

“Interest Payment Date” means, (i) as to any Offshore Rate Loan, the last day of each Interest Period applicable to such Loan, (ii) as to any Base Rate Loan, the last Business Day of each calendar quarter and the Revolving Loan Maturity Date (in the case of Revolving Loans) and the Term B Loan Maturity Date (in the case of Term B Loans) and (iii) as to any Swingline Loan, each of the last Business Day of each calendar quarter and the Revolving Loan Maturity Date; provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

“Interest Period” means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter, as selected by Holdings in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

(i)            if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(ii)           any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)          no Interest Period for any Term B Loan shall extend beyond the Term B Loan Maturity Date and no Interest Period for any Revolving Loan shall extend beyond the Revolving Loan Maturity Date; and

(iv)          no Interest Period applicable to a Term B Loan or portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term B Loans unless the aggregate principal amount of Term B Loans represented by Base Rate Loans or Offshore Rate Loans having Interest Periods that will expire on or before such date, equals or exceeds the amount of such principal payment.

“Inventory” means for purposes of this Agreement and the Borrowing Base Certificate, all goods of Holdings or any Subsidiary held for sale or lease in the ordinary course of business, work in process and any and all raw materials used in connection with the foregoing.

“Investment” has the meaning specified in Section 8.04.

“IRS” means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

“Issuance Date” has the meaning specified in Section 3.01(a).

“Issue” means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of or otherwise amend, such Letter of Credit; and the terms “Issued,” “Issuing” and “Issuance” have corresponding meanings.

“L/C Advance” means each Revolving Lender’s participation in any L/C Borrowing in accordance with its Proportionate Share.

“L/C Amendment Application” means an application form for amendment of outstanding Standby or Commercial Letters of Credit as shall at any time be in use at the L/C Issuer, as the L/C Issuer shall request.

“L/C Application” means an application form for issuances of Standby or Commercial Letters of Credit as shall at any time be in use at the L/C Issuer, as the L/C Issuer shall request.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under Section 3.03(c).

“L/C Commitment” means the commitment of the L/C Issuer to Issue, and the commitment of the Revolving Lenders severally to participate in, Letters of Credit from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the amount of $30,000,000, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to Section 2.05 or Section 2.08; provided that the L/C Commitment is a part of the combined Revolving Commitments of the Revolving Lenders rather than a separate, independent commitment; and provided further that if as a result of any Commitment reductions hereunder the L/C Commitment shall exceed the combined Revolving Commitments of the Revolving Lenders, the L/C Commitment shall automatically reduce by the amount of such excess.

“L/C Issuer” means Wells Fargo (or Trade Bank, as agent for Wells Fargo) in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under Section 10.01(b) or Section 10.09.

“L/C Obligations” means at any time the sum of (i) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (ii) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

“L/C-Related Documents” means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the L/C Issuer’s standard form documents for letter of credit issuances.

“Lender” has the meaning specified in the preamble, and includes both Revolving Lenders and Term B Lenders, provided, however, that after the Subsequent Effective Date, any Additional Lenders shall also be deemed “Lenders” for all purposes hereunder.  References to the “Lenders” shall include Wells Fargo, including in its capacity as L/C Issuer and Swingline Lender; for purposes of clarification only, to the extent that Wells Fargo may have any rights or obligations in addition to those of the Lenders due to its status as L/C Issuer or Swingline Lender, its status as such will be specifically referenced.  Unless the context otherwise clearly requires, “Lender” includes any such institution in its capacity as Swap Provider.  Unless the context otherwise clearly requires, references to any such institution as a “Lender” shall also include any of such institution’s Affiliates that may at any time of determination be Swap Providers.

“Lending Office” means, as to any Lender, the office or offices of such Lender specified as its “Lending Office” or “Domestic Lending Office” or “Offshore Lending Office,” as the case may be, on Schedule 11.02, or such other office or offices as such Lender may from time to time notify to Holdings and the Administrative Agent.

“Letters of Credit” means any letters of credit Issued by the L/C Issuer pursuant to Article III (which may be Commercial Letters of Credit or Standby Letters of Credit).

“Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an Operating Lease.

“Loan” means an extension of credit by a Lender to Holdings (i) under Article II, which may be a Base Rate Loan, an Offshore Rate Loan or a Swingline Loan (each a “Type” of Loan), and includes a Revolving Loan or Term B Loan, or (ii) under Article III in the form of an L/C Advance.

“Loan Documents” means this Agreement, any Notes, any Guaranty, the Collateral Documents, the Fee Letter, the L/C-Related Documents, any documents evidencing or relating to Specified Swap Contracts and all other documents delivered to the Administrative Agent or any Lender in connection herewith.

“Loan Party” means the Company, Holdings and each other Guarantor.

“Majority Class Lenders” means, at any time with respect to any action or vote, each of (i) the Majority Revolving Lenders and (ii) the Majority Term B Lenders.

“Majority Lenders” means (i) prior to the Date of Acceleration, two or more Lenders whose Revolving Proportionate Shares of the Revolving Commitments and Term B Proportionate Shares of the outstanding amount of Term B Loans then exceed fifty percent (50.0%) of the sum of the Revolving Commitments at such time and the outstanding amount of Term B Loans at such time, and (ii) from and after the Date of Acceleration, two or more Lenders whose Revolving Proportionate Shares of the Revolving Commitments and Term B Proportionate Shares of the outstanding amount of Term B Loans then exceed fifty percent (50.0%) of the sum of the Revolving Commitments at such time and the outstanding amount of all Term B Loans at such time, except, in each case, at any time any Lender is a Defaulting Lender; provided, however, that in each case, at any time any Lender is a Defaulting Lender, all Defaulting Lenders shall be excluded in determining “Majority Lenders” and such Defaulting Lenders’ Proportionate Share shall be excluded in determining the sum of the Revolving Commitments at such time and the outstanding amount of Term B Loans at such time, and “Majority Lenders” means two or more non-Defaulting Lenders otherwise meeting the criteria set forth in this definition.

“Majority Revolving Lenders” means two or more Revolving Lenders whose Revolving Proportionate Shares then exceed fifty percent (50.0%) of the Revolving Commitments (or, if the Revolving Commitments are terminated, Revolving Lenders having in excess of 50.0% of the sum of the Effective Amount of all Revolving Loans, L/C Obligations and all Swingline Loans at any time outstanding); provided, however, that at any time any Revolving Lender is a Defaulting Lender, all Defaulting Lenders shall be excluded in determining “Majority Revolving Lenders” and such Defaulting Lenders’ Revolving Proportionate Share shall be excluded in determining the Revolving Commitments or sum of the Effective Amount of all Revolving Loans, L/C Obligations and all Swingline Loans at any time outstanding, as the case may be, and “Majority Revolving Lenders” means two or more non-Defaulting Lenders (or if there is only one non-Defaulting Lender, such Lender) having total Revolving Commitments exceeding 50.0% of the total Revolving Commitments of all non-Defaulting Lenders (or, if the Revolving Commitments are terminated, non-Defaulting Lenders having in excess of 50.0% of the sum the Effective Amount of the total Revolving Loans, all L/C Obligations and all Swingline Loans of all non-Defaulting Lenders at any time outstanding).

“Majority Term B Lenders” means two or more Term B Lenders whose Term B Proportionate Shares then exceed fifty percent (50.0%) of the Effective Amount of all Term B Loans, provided, however, that any time a Term B Lender is a Defaulting Lender, all Defaulting Lenders shall be excluded in determining “Majority Term B Lenders” and such Defaulting Lenders’ Term B Proportionate Share shall be excluded in determining the Effective Amount of all Term B Loans, and “Majority Term B Lenders” shall thereupon mean non-Defaulting Term B Lenders having Term B Loans exceeding 50.0% of the total Term B Loans of all non-Defaulting Lenders.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the FRB.

“Material Adverse Effect” means (i) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of Holdings or Holdings and its Subsidiaries taken as a whole; (ii) a material impairment of the ability of any Loan Party to perform under any Loan Document and to avoid any Event of Default; or (iii) a material adverse effect upon (a) the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document or (b) the perfection or priority of any Lien granted under the Collateral Documents.

“Minimum Amount” means (i) in respect of any Borrowing, conversion or continuation of Loans, (a) in the case of Base Rate Loans, an aggregate minimum amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, (b) in the case of Offshore Rate Loans, an aggregate minimum amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof and (c) in the case of Swingline Loans, an aggregate minimum amount of $100,000 or any integral multiple of $100,000 in excess thereof (or such other amount as shall be acceptable to the Swingline Lender), (ii) in the case of any reduction of the Commitments under Section 2.05, $5,000,000 or any multiple of $1,000,000 in excess thereof, and (iii) in the case of any optional prepayment of Loans under Section 2.07, $5,000,000 or any multiple of $1,000,000 in excess thereof.

“Minority Investment” means the direct or indirect Investment by Holdings in any Person, provided in each case that such Person is not a Subsidiary at the time of such Investment and after giving effect thereto.

“Mortgage” means any deed of trust, mortgage, assignment of rents or other document creating a Lien on real property or any interest in real property owned by Holdings, the Company or any Wholly-Owned Subsidiary.

“Mortgaged Property” means all real property subject to a Mortgage as set forth on Schedule 6.20 hereto.

“Multiemployer Plan” means a “multiemployer plan,” within the meaning of section 4001(a)(3) of ERISA, to which Holdings, the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

“Net Issuance Proceeds” means, as to any issuance of debt or equity by any Person, cash proceeds received or receivable by such Person in connection therewith, net of out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of such Person.

“Net Proceeds” means, as to any Disposition by a Person, proceeds in cash, checks or other cash equivalent financial instruments as and when received by such Person, net of: (i) the direct costs relating to such Disposition excluding amounts payable to such Person or any Affiliate of such Person, (ii) sale, use or other transaction taxes and capital gains taxes paid or payable by such Person as a direct result thereof, and (iii) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a purchase money security interest on any asset which is the subject of such Disposition.  “Net Proceeds” shall also include proceeds paid on account of any Event of Loss, net of (a) all money actually applied to repair or reconstruct the damaged property or property affected by the condemnation or taking, (b) all of the costs and expenses incurred in connection with the collection of such proceeds, award or other payments, and (c) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.  For purposes of determining the amount of Net Proceeds in respect of any Disposition or Event of Loss, however, the amount of proceeds calculated as provided above shall be reduced by the amount of such proceeds that such Person has used (or intends to use within 365 days of the date of receipt of such proceeds) to pay the purchase price in connection with any Permitted Acquisition, Minority Investment or any Capital Expenditures (to the extent permitted hereunder), it being understood that any portion of such proceeds that has not been so used within such 365-day period shall be deemed to be Net Proceeds received on the last day of such 365-day period and that all such proceeds shall be deemed to be Net Proceeds at any time that an Event of Default exists hereunder; provided, however, that if such Person only uses a portion of such Net Proceeds for said Permitted Acquisition, Minority Investment or Capital Expenditure, then the amount of proceeds calculated as provided above shall be reduced by the amount of such proceeds so used.

“New Lenders” has the meaning specified in Recital B.

“Non-Wholly-Owned Subsidiaries” means all direct and indirect Subsidiaries of Holdings which are not Wholly-Owned Subsidiaries.

“Notes” means, collectively, the Revolving Notes and the Term B Notes.

“Notice of Borrowing” means a Notice of Revolving Loan Borrowing or a Notice of Term B Loan Borrowing, as applicable.

“Notice of Conversion/Continuation” means a Notice of Revolving Loan Conversion/Continuation or a Notice of Term B Loan Conversion/Continuation, as applicable.

“Notice of Revolving Loan Borrowing” means a notice in substantially the form of Exhibit A-1.

“Notice of Revolving Loan Conversion/Continuation” means a notice in substantially the form of Exhibit B-1.

“Notice of Term B Loan Borrowing” means a notice in substantially the form of Exhibit A-2.

“Notice of Term B Loan Conversion/Continuation” means a notice in substantially the form of Exhibit B-2.

“Obligations” means the Revolving Loans, Term B Loans, Swingline Loans, L/C Obligations and other Indebtedness arising under any Loan Document owing by Holdings to any Lender, the Administrative Agent, the L/C Issuer, the Swingline Lender or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

“Offshore Rate” means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Administrative Agent as follows:

Offshore Rate =	LIBOR
1.00 — Eurodollar Reserve Percentage

Where,

“Eurodollar Reserve Percentage” means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”); and

“LIBOR” means:  (i) the rate of interest per annum determined by the Administrative Agent to be the rate of interest per annum (rounded upward to the nearest 1/100th of 1%) appearing on Dow Jones Page 3750 (as defined below) for Dollar deposits having a maturity comparable to such Interest Period, at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period, subject to clause (ii) below; or (ii) if for any reason the rate is not available as provided in the preceding clause (i) of this definition, “LIBOR” instead means the rate of interest per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward to the nearest 1/16th of 1%) of the rates of interest per annum notified to the Administrative Agent by Wells Fargo as the rate of interest at which Dollar deposits in the approximate amount of the Offshore Rate Loan to be made, continued or converted by Wells Fargo, and having a maturity comparable to such Interest Period, would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period.  As used in this definition, “Dow Jones Page 3750” means the display designated as “3750” on the Dow Jones Market Service (formerly known as the Telerate Service) or any replacement page thereof or successor thereto.

The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

“Offshore Rate Loan” means a Loan that bears interest based on the Offshore Rate.

“Operating Lease” means, for any Person, any lease of property (whether real, personal or mixed) which, in accordance with GAAP, would, at the time a determination is made, be required to be recorded as an operating lease in respect of which such Person is liable as lessee.

“Organization Documents” means, for any Person, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, any other applicable organizational or constitutional documents and all applicable resolutions of the board of directors (or any committee thereof) of such Person

“Other Taxes” means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

“Outstanding Existing Term Loan” has the meaning specified in Section 2.01(a).

“Participant” has the meaning specified in Section 11.08(d).

“PBGC” means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

“Pension Plan” means a pension plan (as defined in section 3(2) of ERISA) subject to Title IV of ERISA which Holdings or the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

“Permitted Acquisition” means any Acquisition that conforms to the following requirements:  (i) the assets, Person, division or line of business to be acquired is in a substantially similar or ancillary line of business as the Company or one of its Wholly-Owned Subsidiaries, (ii) the Administrative Agent and the Lenders shall have received promptly, and in any event no less than ten (10) Business Days prior to the consummation of such Acquisition, (a) financial information regarding the assets, Person or business to be acquired, including the most recent audited financial statements, if available, but in any case the most recently prepared balance sheet, statement of income and statement of cash flows for the assets, Person or business to be acquired and pro forma projected financial statements showing the effect of the Acquisition of the assets, Person or business on Holdings, including a balance sheet for Holdings and its Subsidiaries as of the time of the Acquisition and projected statements of income and cash flows for Holdings and its Subsidiaries through at least the Revolving Loan Maturity Date, and (b) a completed worksheet in substantially the form of Schedule 1 to the Compliance Certificate demonstrating Holdings’ pro forma compliance with the financial covenants set forth in Section 8.19, measured as of the last day of the fiscal quarter then most recently ended, after giving effect to such Acquisition, (iii) all transactions related to such Acquisition shall be consummated in accordance with applicable Requirements of Law, (iv) such Acquisition shall be non-hostile in nature, (v) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained, (vi) immediately after giving effect to such Acquisition: (a) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (b) a majority of the capital stock or similar equity interest of any acquired or newly formed corporation, partnership, limited liability company or other business entity is owned directly by Holdings or a U.S. Wholly-Owned Subsidiary of Holdings, and (c) all actions required to be taken with respect to such acquired or newly formed Subsidiary under Section 7.13 or as otherwise required under Section 7.14 shall have been taken, and (viii) in the case of any Significant Acquisition, the Majority Lenders shall have consented in writing to the consummation of such Acquisition.

“Permitted Capital Expenditure Carry-Forward” means, for any fiscal year, the Dollar amount equal to (i) the maximum Dollar amount of Capital Expenditures permitted to be incurred by Holdings and its Subsidiaries in such fiscal year under Section 8.13 minus (ii) the Dollar amount of Capital Expenditures actually incurred by Holdings and its Subsidiaries in such fiscal year.

“Permitted Equity Offering” means an offering by Holdings of preferred stock or other equity interests of Holdings, if the rights, preferences, privileges and use of proceeds of such equity offering have been approved by the Majority Lenders in writing prior to issuance, provided that no such securities shall be issued if a Default or Event of Default exists prior to, or immediately after, such issuance.

“Permitted Liens” has the meaning specified in Section 8.01.

“Permitted Subordinated Debt” has the meaning specified in Section 8.05(j).

“Permitted Swap Obligations” means all obligations (contingent or otherwise) of Holdings or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied:  (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a “market view;” (ii) such Swap Contracts do not contain (a) any provision (“walk-away” provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (b) any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder (other than an Event of Default under Section 9.01(a)).

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or any other entity of whatever nature.

“Plan” means an employee benefit plan (as defined in section 3(3) of ERISA) which Holdings or the Company sponsors or maintains or to which Holdings or the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

“Pledged Collateral” means the “Pledged Collateral” as defined in the Security Agreement and shall include all products and Proceeds (as defined in the Security Agreement) of the Pledged Collateral.

“Proportionate Share” means, (i) with respect to each Revolving Lender, its Revolving Proportionate Share and (ii) with respect to each Term B Lender, its Term B Proportionate Share.

“Put Obligations” mean obligations of Holdings either directly or indirectly to repurchase from any Person such Person’s equity interest in Non-Wholly-Owned Subsidiaries or Minority Investments.

“Reimbursement Date” has the meaning specified in Section 3.03(b).

“Remaining Lender” has the meaning specified in Recital B.

“Replacement Lender” has the meaning specified in Section 4.07.

“Reportable Event” means, any of the events set forth in section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Responsible Officer” means as to any Person, the chief executive officer or the president of such Person, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of such Person, or any other officer having substantially the same authority and responsibility.

“Revolving Commitment,” as to each Revolving Lender, has the meaning specified in Section 2.01(b).

“Revolving Lender” means any Lender that has a Revolving Commitment as set forth on Schedule 2.01.

“Revolving Loan” has the meaning specified in Section 2.01(b).

“Revolving Loan Maturity Date” means the earlier to occur of:  (i) August 21, 2008; and (ii) the date on which the Revolving Commitments terminate in accordance with the provisions of this Agreement.

“Revolving Note” means a promissory note executed by Holdings in favor of a Revolving Lender pursuant to Section 2.02(b), in substantially the form of Exhibit F-1.

“Revolving Proportionate Share” means, as to any Revolving Lender at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of, in the case of the Revolving Commitments or the Revolving Loans, such Revolving Lender’s Revolving Commitment divided by the aggregate Revolving Commitments of all Revolving Lenders (or, if all Revolving Commitments have been terminated, the aggregate principal amount of such Revolving Lender’s Revolving Loans divided by the aggregate principal amount of the Revolving Loans then held by all Revolving Lenders).  The initial Revolving Proportionate Shares of each Revolving Lender are set forth opposite such Revolving Lender’s name in Schedule 2.01 under the heading “Proportionate Share (Revolving Commitments).”

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment to Deeds of Trust” means, collectively, those certain Second Amendments to Deeds of Trust, each dated as of the Effective Date, among Holdings, the Guarantors party thereto and Administrative Agent in substantially the form of Exhibit L.

“Second Amendment to Intellectual Property Security Agreements” means, collectively, those certain Second Amendments to Intellectual Property Security Agreements, each dated as of the Effective Date, between Holdings, the Guarantors party thereto and the Administrative Agent for the benefit of the Lenders in substantially the form of Exhibit J-2.

“Security Agreement” means that certain Amended and Restated Security Agreement, dated as of the Effective Date, between Holdings, the Guarantors and the Administrative Agent for the benefit of the Lenders in substantially the form of Exhibit J-1.

“Significant Acquisition” means any Acquisition by Holdings or any Subsidiary in respect of which the consideration therefor constitutes cash or cash equivalents and/or assumption and/or incurrence of Indebtedness which exceeds $25,000,000 exclusive of any Put Obligations, provided, however, that to the extent any Put Obligations are exercised, the amount so exercised shall be included in the definition of Significant Acquisition during the year in which such Put Option was exercised; and provided, further, however, that to the extent an Acquisition that would otherwise have been a Significant Acquisition has been approved by the Majority Lenders, any Put Obligations related to such Acquisition which are subsequently exercised shall not constitute a Significant Acquisition.

“Signing Date” means the date on which all conditions precedent set forth in Section 5.01 are satisfied or waived by all of the Lenders.

“Specified Swap Contract” means any Swap Contract made or entered into at any time, or in effect at any time (whether heretofore or hereafter), whether directly or indirectly, and whether as a result of assignment or transfer or otherwise, between Holdings and any Swap Provider which Swap Contract is or was intended by Holdings to have been entered into for purposes of mitigating interest rate or currency exchange risk relating to any Loan (which intent shall conclusively be deemed to exist if Holdings so represents to the Swap Provider in writing), and as to which the final scheduled payment by Holdings is not later than the Revolving Loan Maturity Date.

“Standby Letter of Credit” means a standby Letter of Credit Issued for the account of Holdings to support obligations of Holdings or any Subsidiary, contingent or otherwise (and excluding all Commercial Letters of Credit).

“Stock Price Guaranty” means a guaranty that (i) is issued by Holdings or an Affiliate of Holdings in connection with the Acquisition of another Person, and (ii) is for the payment of cash or issuance of Holdings’ common stock if the common stock issued by Holdings in connection with such an Acquisition is sold for less than the price provided for in the guaranty during its term, provided that for purposes of determining the amount of any Stock Price Guaranty, the amount of such guaranty shall be equal to (a) the guaranteed stock price multiplied by the number of shares covered by the guaranty, minus (b) the current fair market value of one share of Holdings’ common stock (which fair market value shall be equal to the five day trailing average closing price for Holdings’ common stock as reported by the Nasdaq National Stock Market) multiplied by the number of shares covered by the guaranty, provided further, that for purposes of determining the amount of any Stock Price Guaranty which is payable solely in common stock of Holdings, the amount of such Stock Price Guaranty shall equal zero.

“Subordinated Debt Documents” means any documents and instruments evidencing any Permitted Subordinated Debt.

“Subsequent Effective Date” means the date on which all conditions precedent set forth in Section 5.03 are satisfied or waived by all Additional Lenders which date (if it shall occur) shall occur on or prior to February 21, 2005 and shall occur one time only.

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.  Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of Holdings; provided, however, that Subsidiary shall only include BMC Insurance, Inc. for purposes of Sections 6.01, 6.05, 6.06, 6.10, 6.11, 6.14, 6.19, 7.03(b), 7.03(c), 7.04, 7.07, 7.08, 7.10, 8.03, 9.01(b)-(g), 9.01(i) and 9.01(j).

“Surety Instruments” means all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

“Swap Contract” means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

“Swap Provider” means any Lender, or any Affiliate of any Lender, that is at the time of determination party to a Swap Contract with Holdings.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (i) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (ii) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by Holdings based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

“Swingline Lender” means Wells Fargo, in its capacity as maker of Swingline Loans hereunder.  Specific reference to the Swingline Lender shall exclude the Swingline Lender in its capacity as a Lender hereunder.

“Swingline Commitment” has the meaning specified in Section 2.06(a).

“Swingline Loan” has the meaning specified in Section 2.06(a).

“Taxes” means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or maintains a Lending Office.

“Term B Commitment,” as to each Term B Lender, has the meaning specified in Section 2.01(a).

“Term B Lender” means any Lender that has a Term B Commitment.

“Term B Loan” has the meaning specified in Section 2.01(a).

“Term B Loan Maturity Date” means August 21, 2010.

“Term B Note” means a promissory note executed by Holdings in favor of a Lender pursuant to Section 2.02(b), in substantially the form of Exhibit F-2.

“Term B Proportionate Share” means, as to any Term B Lender at any time, in the case of the Term B Commitments or the Term B Loans, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) of such Term B Lender’s Term B Commitment divided by the aggregate Term B Commitments of all Term B Lenders (or, if all Term B Commitments have been terminated, the aggregate principal amount of such Term B Lender’s Term B Loans divided by the aggregate principal amount of Term B Loans then held by all Term B Lenders).  The initial Term B Proportionate Shares of each Term B Lender are set forth opposite such Lender’s name on a schedule maintained with the Administrative Agent and countersigned by Holdings.

“Total Assets” means for any date the net book value of the consolidated assets of Holdings and its Subsidiaries as of the end of the fiscal quarter ended on or most recently prior to such date.

“Total Funded Debt” means, as of any date of determination, all Funded Debt of Holdings and its Subsidiaries on such date, on a consolidated basis in accordance with GAAP.

“Trade Bank” means Wells Fargo HSBC Trade Bank, N.A.

“Type” has the meaning specified in the definition of “Loan.”

“UCC” means the Uniform Commercial Code as in effect in the State of California.

“Unfunded Pension Liability” means the excess of a Plan’s benefit liabilities under section 4001(a)(16) of ERISA, over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to section 412 of the Code for the applicable plan year.

“United States” and “U.S.” each means the United States of America.

“Update Certificate” means a certificate in substantially the form of Exhibit K.

“U.S. Subsidiary” and “U.S. Wholly-Owned Subsidiary” means a Subsidiary or Wholly-Owned Subsidiary, as the case may be, that is located in and a resident of the United States.

“Wells Fargo” has the meaning specified in the preamble, or any successor by merger thereto.

“Wholly-Owned Subsidiary” means any Person in which (other than directors’ qualifying shares required by law) 100% of the capital stock or similar equity interest of each class having ordinary voting power, and 100% of the capital stock or similar equity interest of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by Holdings, or by one or more of the other Wholly-Owned Subsidiaries, or both.

1.02         Other Interpretive Provisions.

(a)           The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)           The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)           The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(d)           The term “including” is not limiting and means “including without limitation.”

(e)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”

(f)            Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document (unless any such prohibitive term has been waived), and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(g)           The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(h)           This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters.  All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.  Unless otherwise expressly provided, any reference to any action of the Administrative Agent or the Lenders by way of consent, approval or waiver shall be deemed modified by the phrase “in its/their sole discretion.”

(i)            This Agreement and the other Loan Documents are the result of negotiations among the Administrative Agent, Holdings, the Company and the other parties, have been reviewed by counsel to the Administrative Agent, Holdings, the Company and such other parties, and are the products of all parties.  Accordingly, they shall not be construed against the Lenders or the Administrative Agent merely because of the Administrative Agent’s or Lenders’ involvement in their preparation.

1.03         Accounting Principles.  (a)  Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied; provided, however, that if GAAP shall have been modified after the Effective Date and the application of such modified GAAP shall have a material effect on such financial computations (including the computations required for the purpose of determining compliance with the covenants set forth in Article VIII), then such computations shall be made and such financial statements, certificates and reports shall be prepared, and all accounting terms not otherwise defined herein shall be construed, in accordance with GAAP as in effect prior to such modification, unless and until the Majority Lenders and Holdings shall have agreed upon the terms of the application of such modified GAAP.

(b)           References herein to “fiscal year” and “fiscal quarter” refer to such fiscal periods of Holdings.

1.04         Treatment of Non-Wholly-Owned Subsidiaries.  To the extent not otherwise set forth in specific definitions or sections hereof, for purposes of determining compliance with any covenants contained herein (i) to the extent that any covenant requires the consolidation of Holdings and its Subsidiaries, such covenant shall be calculated by consolidating all Non-Wholly-Owned Subsidiaries of Holdings, regardless of whether such Non-Wholly-Owned Subsidiary would otherwise be consolidated with Holdings for such calculation pursuant to GAAP (as well as all other Subsidiaries of Holdings that would otherwise be consolidated pursuant to GAAP) and (ii) with respect to the financial performance of any Non-Wholly-Owned Subsidiaries, only the ratable portion based upon Holdings’ direct or indirect ownership interest in such Non-Wholly-Owned Subsidiary shall be included and all Minority Investments therein shall be excluded.

ARTICLE II

THE CREDITS

2.01         Amounts and Terms of Commitments.

(a)           The Term B Credit.  Holdings hereby acknowledges and agrees that pursuant to the Existing Credit Agreement, the Existing Lenders provided to Holdings term loans in the aggregate principal amount of $110,000,000, of which $93,500,000 is outstanding on the date hereof (the “Outstanding Existing Term Loan”).  On the terms and subject to the conditions set forth herein, each Term B Lender severally agrees that on the Effective Date it shall acquire from the Departing Lenders (and, to the extent necessary, the Remaining Lenders) its Proportionate Share of the Outstanding Existing Term Loan, whereupon the Outstanding Existing Term Loan shall be deemed to be automatically converted into and become a part of a new single loan denominated in Dollars to be advanced to Holdings pursuant to this Section 2.01(a) by the Term B Lenders and Holdings and the Guarantors shall have no further obligations with respect to the Outstanding Existing Term Loan (i) in an amount equal to each such Term B Lender’s Term B Commitment and (ii) in an aggregate amount equal to the Aggregate Term B Commitment.  The parties hereto further acknowledge and agree that on and after the Effective Date, each Remaining Lender and each New Lender shall be a Term B Lender under this Agreement and the other Loan Documents holding Term B Loans, with Term B Commitments and Term B Proportionate Shares as set forth on a schedule maintained by the Administrative Agent (each Term B Proportionate Share of such loan, a “Term B Loan” and each Term B Proportionate Share of the Aggregate Term B Commitment, a “Term B Commitment”) in an aggregate amount not to exceed the Aggregate Term B Commitment, with the rights, duties and obligations of such a Term B Lender under this Agreement and the other Loan Documents.  To effect the foregoing, on the Effective Date the Administrative Agent shall calculate the Term B Proportionate Share of each Remaining Lender and each New Lender of the Aggregate Term B Commitment.  Based upon such calculation, each New Lender and any applicable Remaining Lender shall purchase from the Departing Lenders (and, to the extent necessary, the other Remaining Lenders) such portion of the Outstanding Existing Term Loan as the Administrative Agent determines is necessary (after taking into account application of amounts advanced by each Term B Lender in connection with the new Term B Loan) to cause each Remaining Lender and each New Lender which is a Term B Lender to hold such Proportionate Share of the outstanding aggregate Term B Loan in a principal amount equal to such Term B Lender’s Proportionate Share of such

Aggregate Term B Commitment.  Amounts that have been borrowed as Term B Loans which are repaid or prepaid by Holdings may not be reborrowed.

(b)           The Revolving Credit.  Holdings hereby acknowledges and agrees that pursuant to the Existing Credit Agreement, the Existing Lenders provided to Holdings revolving loans from time to time in an aggregate principal amount of up to $190,000,000, of which [$             ] in aggregate principal amount is outstanding on the date hereof.  On the terms and subject to the conditions set forth herein, the parties hereto hereby acknowledge and agree that on and after the Effective Date, each Remaining Lender and each New Lender that desires to provide a portion of the revolving credit facility shall be a Revolving Lender under this Agreement and the other Loan Documents with Revolving Commitments and Revolving Proportionate Shares as set forth on Schedule 2.01 attached hereto (each such commitment, a “Revolving Commitment”) in an aggregate amount not to exceed the Aggregate Revolving Commitment, with the rights, duties and obligations of such a Lender under this Agreement and the other Loan Documents.  To effect the foregoing, on the Effective Date, Administrative Agent shall calculate the Revolving Proportionate Share of each Remaining Lender and each New Lender in each revolving loan then outstanding (each such loan, together with all other loans advanced from time to time pursuant to this Section 2.01(b), a “Revolving Loan”).  Based upon such calculation, each New Lender and any applicable Remaining Lender shall purchase from the Departing Lenders (and, to the extent necessary, the other Remaining Lenders) such shares in the outstanding Revolving Loans (as well as any outstanding L/C Obligations and Swingline Loans) as Administrative Agent determines is necessary to cause each Remaining Lender and each New Lender to hold Revolving Loans (as well as L/C Obligations and Swingline Loans) in each outstanding Revolving Loan Borrowing in a principal amount equal to such Remaining Lender’s and such New Lender’s Proportionate Share of such Revolving Loan Borrowings and Holdings, the Company and the Guarantors shall have no further obligations with respect to the Existing Credit Facility.  On and after the Effective Date, on the terms and subject to the conditions of this Agreement, each Revolving Lender severally agrees to advance to Holdings from time to time during the period beginning on the Effective Date and ending on the Revolving Loan Maturity Date such loans in Dollars as Holdings may request under this Section 2.01; provided, however, that (i) after giving effect to any Borrowing of Revolving Loans, (A) the Effective Amount of all outstanding Revolving Loans and Swingline Loans and the Effective Amount of all L/C Obligations shall not exceed an amount equal to the lesser of (1) the combined Revolving Commitments of the Revolving Lenders and (2) the Borrowing Base; and (B) the Effective Amount of the Revolving Loans of any Revolving Lender plus the participation of such Revolving Lender in the Effective Amount of all L/C Obligations and the Effective Amount of all Swingline Loans shall not at any time exceed such Revolving Lender’s Revolving Commitment.  Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, Holdings may borrow under this Section 2.01, prepay under Section 2.07 and reborrow under this Section 2.01.

(c)           Additional Term B Loans.  Upon Holding’s written notice to the Administrative Agent, on the Subsequent Effective Date, one or more Additional Lenders may become parties to this Agreement (unless already a party to this Agreement) for the purpose of making additional Term B Loans in an aggregate amount not to exceed the difference of (A) $50,000,000 minus (B) the amount (if any) by which the Aggregate Revolving Commitment is being increased on the Subsequent Effective Date pursuant to Section 2.01(d) (each Additional

Lender’s Term B Proportionate Share of such amount, an “Additional Term B Commitment”).  On the Subsequent Effective Date, each Additional Lender holding an Additional Term B Commitment shall make a new single loan denominated in Dollars to Holdings in the amount of such Additional Lender’s Term B Proportionate Share of the Additional Term Commitment (the “Additional Term B Loan”) upon the terms and subject to the conditions contained herein, as such terms and conditions may be amended pursuant to Section 11.01 hereof, and any Additional Lenders not already party to this Agreement shall become parties to this Agreement by executing a counterpart signature page to this Agreement and shall be treated as a Term B Lender for all purposes of this Agreement from and after the Subsequent Effective Date.  Once the Additional Term B Loans shall have been made pursuant to this Agreement, (1) the schedule of Term B Loans maintained by the Administrative Agent shall be deemed to have been amended to include all Additional Lenders holding an Additional Term B Commitment party to this Agreement together with such Additional Lenders’ respective Term B Commitment and Term B Proportionate Share, (ii) the schedule of Term B Loans maintained by the Administrative Agent shall be deemed to have been amended to adjust the Term B Proportionate Share of all other Term B Lenders party hereto, (iii) Schedule 2.09 hereto shall be deemed to have been amended to include the then applicable Term B Loan amortization schedule based upon the percentages set forth therein, and (iv) the definitions of “Aggregate Term B Commitment” and “Aggregate Commitment” shall be deemed to have been amended to include the Additional Term B Commitments made by such Additional Lenders on the Subsequent Effective Date.  The Additional Term B Loans of the Additional Lenders shall be deemed to be Term B Loans of such Term B Lenders under this Agreement and the other Loan Documents for all purposes.

(d)           Additional Revolving Commitments.  Upon Holding’s written notice to the Administrative Agent, on the Subsequent Effective Date one or more Additional Lenders may provide additional Revolving Commitments in an aggregate amount not to exceed the difference of (A) $50,000,000 minus (B) the amount (if any) by which the Aggregate Term B Commitment is being increased on the Subsequent Effective Date pursuant to Section 2.01(c) (each such additional commitment, the “Additional Revolving Commitment”), which Additional Revolving Commitment may thereafter be made available to Holdings as Revolving Loans.  Any Additional Lenders not already party to this Agreement shall become parties to this Agreement by executing a counterpart signature page to this Agreement and shall be treated as a Revolving Lenders for all purposes of this Agreement from and after the Subsequent Effective Date.  Once such Additional Revolving Commitments shall be deemed to have been made available pursuant to this Agreement, (i) Schedule 2.01 hereto shall be deemed to have been amended to include all Additional Lenders holding an Additional Revolving Commitment as a party to this Agreement together with such Additional Lender’s respective Revolving Commitment and Revoling Proportionate Share, (ii) Schedule 2.01 hereto shall be deemed to have been amended to adjust the Revolving Proportionate Share of all other Revolving Lenders party hereto, and (iii) the definitions of “Aggregate Revolving Commitment” and “Aggregate Commitment” shall be deemed to have been amended to include the Additional Revolving Commitments provided by such Additional Lenders on the Subsequent Effective Date.  To effect the foregoing, on the Subsequent Effective Date, Administrative Agent shall calculate the Revolving Proportionate Share of each Revolving Lender and each Additional Lender holding an Additional Revolving Commitment in each Revolving Loan, L/C Obligation and Swingline Loan then outstanding.  Based upon such calculation, each Additional Lender holding an Additional Revolving Commitment shall purchase from the other Revolving Lenders such portion of the Aggregate

Revolving Loans, L/C Obligations and Swingline Loans outstanding immediately prior to the Subsequent Effective Date as Administrative Agent determines is necessary to cause each Revolving Lender to hold Revolving Loans, L/C Obligations and Swingline Loans in a principal amount equal to such Revolving Lender’s Revolving Proportionate Share of such Revolving Loan Borrowings.  On and after the Subsequent Effective Date, after giving effect to any Borrowing of Revolving Loans, (i) the Effective Amount of all outstanding Revolving Loans and Swingline Loans and the Effective Amount of all L/C Obligations shall not exceed an amount equal to the lesser of (1) the combined Revolving Commitments of the Revolving Lenders and (2) the Borrowing Base; and (ii) the Effective Amount of the Revolving Loans of any Revolving Lender plus the participation of such Revolving Lender in the Effective Amount of all L/C Obligations and the Effective Amount of all Swingline Loans shall not at any time exceed such Revolving Lender’s Revolving Commitment.  On and after the Subsequent Effective Date, each Additional Lender holding an Additional Revolving Commitment shall be a Revolving Lender under this Agreement and the other Loan Documents for all purposes with Revolving Commitments and Revolving Proportionate Shares as set forth on Schedule 2.01 attached hereto in an aggregate amount not to exceed the Aggregate Revolving Commitment, with the rights, duties and obligations of such a Revolving Lender under this Agreement and the other Loan Documents.

2.02         Loan Accounts.  (a)  The Loans made by each Lender and the Letters of Credit Issued by the L/C Issuer shall be evidenced by one or more accounts or records maintained by such Lender or L/C Issuer, as the case may be, in the ordinary course of business.  The accounts or records maintained by the Administrative Agent, the L/C Issuer and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to Holdings and the Letters of Credit Issued for the account of Holdings, and the interest and payments thereon.  Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Holdings hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

(b)           Upon the request of any Lender made through the Administrative Agent, the Loans made by such Lender may be evidenced by one or more Notes, instead of or in addition to loan accounts.  Each such Lender shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by Holdings with respect thereto.  Each such Lender is irrevocably authorized by Holdings to endorse its Note(s) and each Lender’s record shall be conclusive absent manifest error; provided, however, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of Holdings hereunder or under any such Note to such Lender.

2.03         Procedure for Borrowing.  (a)  Each Borrowing of Loans shall be made upon Holdings’ irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent (i) prior to 9:00 a.m. (San Francisco time) at least three (3) Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans, except in the case of Swingline Loans, in which case such notice must be received by 9:00 a.m. (San Francisco time) on the requested Borrowing Date; and (ii) prior to 9:00 a.m. (San Francisco time) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

(i)            the amount of the Borrowing, which shall be in a Minimum Amount, and whether such Borrowing shall be of Term B Loans or Revolving Loans;

(ii)           the requested Borrowing Date, which shall be a Business Day;

(iii)          the Type of Loans comprising the Borrowing; and

(iv)          if applicable, the duration of the Interest Period applicable to such Loans included in such notice, subject to the provisions of the definition of “Interest Period” herein.  If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month;

provided, however, that with respect to the Borrowing to be made on the Effective Date, the Notice of Borrowing shall be delivered to the Administrative Agent not later than 11:00 a.m. (San Francisco time) one (1) Business Day before the Effective Date and such Borrowing will consist of Base Rate Loans only.

(b)           The Administrative Agent will promptly notify each Lender of its receipt of any Notice of Borrowing and of the amount of such Lender’s Proportionate Share of that Borrowing.

(c)           Each Lender will make the amount of its Proportionate Share of each Borrowing available to the Administrative Agent for the account of Holdings at the Administrative Agent’s Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by Holdings in funds immediately available to the Administrative Agent.  The proceeds of each such Borrowing will then be made available to Holdings by the Administrative Agent at such office by crediting the account of Holdings on the books of Wells Fargo with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent, or if requested by Holdings, by wire transfer in accordance with written instructions provided to the Administrative Agent by Holdings of such funds as received by the Administrative Agent, unless on the date of the Borrowing all or any portion of the proceeds thereof shall then be required to be applied to the repayment of any outstanding Loans, in which case such proceeds or portion thereof shall be applied to the payment of such Loans.

(d)           After giving effect to any Borrowing, unless the Administrative Agent shall otherwise consent, there may not be more than eight different Interest Periods in effect.

2.04         Conversion and Continuation Elections.  (a)  Holdings may, upon irrevocable written notice to the Administrative Agent in accordance with Section 2.04(b):

(i)            elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any Offshore Rate Loans, to convert any such Loans (or any part thereof in a Minimum Amount) into Loans of any other Type; or

(ii)           elect, as of the last day of the applicable Interest Period, to continue any Revolving Loans or Term B Loans having Interest Periods expiring on such day (or any part thereof in a Minimum Amount);

provided that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of Holdings to continue such Loans as, and convert such Loans into, Offshore Rate Loans, shall terminate.

(b)           Holdings shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent (i) not later than 9:00 a.m. (San Francisco time) at least three (3) Business Days in advance of the Conversion/ Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) prior to 9:00 a.m. (San Francisco time) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

(i)            the proposed Conversion/Continuation Date;

(ii)           the aggregate amount of Loans to be converted or continued;

(iii)          the Type of Loans resulting from the proposed conversion or continuation; and

(iv)          other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period, subject to the provisions of the definition of “Interest Period” herein.

(c)           If upon the expiration of any Interest Period applicable to Offshore Rate Loans, Holdings has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, as the case may be, or if any Default or Event of Default then exists, Holdings shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

(d)           The Administrative Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by Holdings, the Administrative Agent will promptly notify each Lender of the details of any automatic conversion.  All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

(e)           Unless the Majority Lenders otherwise consent, during the existence of a Default or Event of Default, Holdings may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

(f)            After giving effect to any conversion or continuation of Loans, unless the Administrative Agent shall otherwise consent, there may not be more than eight (8) different Interest Periods in effect.

2.05         Voluntary Termination or Reduction of Commitments.  (a)  Holdings may, upon not less than three (3) Business Days’ prior notice to the Administrative Agent, terminate the Revolving Commitments, or permanently reduce the Revolving Commitments, provided that the aggregate amount of any partial reduction is in a Minimum Amount; unless, after giving effect thereto and to any prepayments of any Loans made on the effective date thereof, (i) the Effective Amount of all Revolving Loans, Swingline Loans and L/C Obligations together would exceed the amount of the combined Revolving Commitments of the Revolving Lenders then in effect, or (ii) the Effective Amount of all L/C Obligations then outstanding would exceed the L/C Commitment.  Once reduced in accordance with this Section 2.05, the Revolving Commitments may not be increased.  Any reduction of the Revolving Commitments shall be applied to each Revolving Lender according to its Revolving Proportionate Share.  If and to the extent specified by Holdings in the notice to the Administrative Agent, some or all of the reduction in the Revolving Commitments shall be applied to reduce the L/C Commitment.  All accrued commitment and letter of credit fees to, but not including, the effective date of any reduction or termination of Revolving Commitments, shall be paid on the effective date of such reduction or termination.

(b)           At no time shall the Swingline Commitment exceed the combined Revolving Commitments of the Revolving Lenders, and any reduction of the Revolving Commitments which reduces combined Revolving Commitments of the Revolving Lenders below the then-current amount of the Swingline Commitment shall result in an automatic corresponding reduction of the Swingline Commitment to the amount of the combined Revolving Commitments of the Revolving Lenders, as so reduced, without any action on the part of the Swingline Lender.

2.06         Swingline Loans.  (a)  On the terms and subject to the conditions set forth herein, the Swingline Lender agrees to make a portion of the Revolving Commitment available to Holdings by making swingline loans denominated in Dollars (individually, a “Swingline Loan”, and, collectively, the “Swingline Loans”) to Holdings on any Business Day during the period from the Effective Date to the Revolving Loan Maturity Date in accordance with the procedures set forth in this Section 2.06 in an aggregate principal amount at any one time outstanding not to exceed Fifteen Million Dollars ($15,000,000), notwithstanding the fact that such Swingline Loans, when aggregated with any other Credit Extensions made by or participated in by the Swingline Lender, may exceed the Swingline Lender’s Revolving Commitment (the amount of such commitment of the Swingline Lender to make Swingline Loans to Holdings pursuant to this Section 2.06(a), as the same shall be reduced pursuant to Section 2.05 or Section 2.08 or as a result of any assignment pursuant to Section 11.08, the Swingline Lender’s “Swingline Commitment”); provided that at no time shall (i) the sum of the Effective Amount of all Swingline Loans plus the Effective Amount of all Revolving Loans plus the Effective Amount of all L/C Obligations exceed the combined Revolving Commitments of the Revolving Lenders, or (ii) the Effective Amount of all Swingline Loans exceed the Swingline Commitment.  Additionally, no more than three Swingline Loans may be outstanding at any one time, and all Swingline Loans shall at all times accrue interest at the Base Rate plus the Applicable Margin (for Base Rate Loans) or at such other rate as may be agreed to by the Swingline Lender and Holdings.  Within the foregoing limits, and subject to the other terms and conditions hereof, Holdings may borrow under this Section 2.06(a), prepay pursuant to Section 2.07 and reborrow pursuant to this Section 2.06(a).

(b)           Holdings shall provide the Administrative Agent irrevocable written notice (including notice via facsimile confirmed immediately by a telephone call) in the form of a Notice of Borrowing of any Swingline Loan requested hereunder (which notice must be received by the Administrative Agent prior to 9:00 a.m. (San Francisco time) on the requested Borrowing Date) specifying (i) the amount to be borrowed, which shall be in a Minimum Amount, and (ii) the requested Borrowing Date, which shall be a Business Day.  Unless the Swingline Lender has received notice prior to 9:00 a.m. (San Francisco time) on such Borrowing Date from the Administrative Agent (including at the request of any Revolving Lender) (A) directing the Swingline Lender not to make the requested Swingline Loan as a result of the limitations set forth in the proviso set forth in the first sentence of Section 2.06(a); or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the Swingline Lender will, not later than 12:00 noon (San Francisco time) on the Borrowing Date specified in such Notice of Borrowing, make the amount of its Swingline Loan available to Holdings by crediting the account of Holdings on the books of Wells Fargo or if requested by Holdings, by wire transfer in accordance with written instructions provided to the Administrative Agent by Holdings.  The Administrative Agent will notify the Revolving Lenders on a quarterly basis if any Swingline Loan Borrowings occurred during such quarter.

(c)           Holdings shall repay to the Swingline Lender in full on the Revolving Loan Maturity Date the aggregate principal amount of the Swingline Loans outstanding on the Revolving Loan Maturity Date.

(d)           For one (1) Business Day during each successive ten (10) Business Day period, the aggregate principal amount of Swingline Loans shall be $0 (a “Clean-Up Day”); provided, however, that such Clean-Up Day may occur on the tenth Business Day of any such period, whether or not Swingline Loans are outstanding at 9:00 a.m. on such day as set forth in clause (e) below.  Holdings shall prepay the outstanding principal amount of the Swingline Loans in whole to the extent required so that a Clean-Up Day may occur in each such ten (10) Business Day period as provided in this Section 2.06(d) (which Swingline Loans may not be reborrowed until such Clean-Up Day has ended).

(e)           If:

(i)            any Swingline Loans shall remain outstanding at 9:00 a.m. (San Francisco time) on any day required to be a Clean-Up Day (by virtue of there being Swingline Loans outstanding for ten consecutive Business Days) and by such time on such Business Day the Administrative Agent shall have received neither:  (A) a Notice of Borrowing delivered pursuant to Section 2.03 requesting that Revolving Loans be made pursuant to Section 2.01 on the Clean-Up Day in an amount at least equal to the aggregate principal amount of such Swingline Loans; nor (B) any other notice indicating Holdings’ intent to repay such Swingline Loans with funds obtained from other sources; or

(ii)           any Swingline Loans shall remain outstanding during the existence of an Event of Default and the Swingline Lender shall in its sole discretion notify the Administrative Agent that the Swingline Lender desires that such Swingline Loans be converted into Revolving Loans;

then the Administrative Agent shall be deemed to have received a Notice of Borrowing from Holdings pursuant to Section 2.03 requesting that Base Rate Loans be made pursuant to Section 2.01 on such Clean-Up Day (in the case of the circumstances described in clause (i)

above) or on the first Business Day subsequent to the date of such notice from the Swingline Lender (in the case of the circumstances described in clause (ii) above) in an amount equal to the aggregate amount of such Swingline Loans, and the procedures set forth in Section 2.03(b) and Section 2.03(c) shall be followed in making such Base Rate Loans; provided, that such Base Rate Loans shall be made notwithstanding Holdings’ failure to comply with Section 5.03; and provided, further, that if a Borrowing of Revolving Loans becomes legally impracticable and if so required by the Swingline Lender at the time such Revolving Loans are required to be made by the Revolving Lenders in accordance with this Section 2.06(e), each Revolving Lender agrees that in lieu of making Revolving Loans as described in this Section 2.06(e), such Revolving Lender shall purchase a participation from the Swingline Lender in the applicable Swingline Loans in an amount equal to such Revolving Lender’s Revolving Proportionate Share of such Swingline Loans, and the procedures set forth in Section 2.03(b) and Section 2.03(c) shall be followed in connection with the purchases of such participations.  Upon such purchases of participations the prepayment requirements of Section 2.06(d) shall be deemed waived with respect to such Swingline Loans.  If any Swingline Loan shall remain outstanding in lieu of a Borrowing of Revolving Loans as provided above, interest on such Swingline Loan shall be due and payable on demand and shall accrue at the rate then applicable to Base Rate Loans.  The proceeds of such Base Rate Loans shall be applied to repay such Swingline Loans.  A copy of each notice given by the Administrative Agent to the Revolving Lenders pursuant to this Section 2.06(e) with respect to the making of Revolving Loans, or the purchases of participations, shall be promptly delivered by the Administrative Agent to Holdings.  Each Revolving Lender’s obligation in accordance with this Agreement to make the Revolving Loans, or purchase the participations, as contemplated by this Section 2.06(e), shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swingline Lender, Holdings or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (3) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.07         Optional Prepayments.  Subject to Section 4.04, Holdings may, at any time or from time to time, in the case of Offshore Rate Loans, upon not less than three (3) Business Days’ irrevocable notice to the Administrative Agent, and in the case of Base Rate Loans, upon irrevocable notice to the Administrative Agent provided prior to 9:00 a.m. on the day of such prepayment (provided that in the case of Base Rate Loans, if such prepayment is received by the Administrative Agent on or prior to 11:00 a.m. (San Francisco time) on any day, such payment shall be applied against the outstanding Loans on the same day), ratably prepay Loans in whole or in part, in Minimum Amounts without penalty.  Such notice of prepayment shall specify the date and amount of such prepayment, whether such prepayment of Loans is of Term B Loans, Revolving Loans or Swingline Loans (or a combination thereof) and the Type(s) of Loans to be prepaid.  The Administrative Agent will promptly notify the Term B Lenders, the Revolving Lenders or the Swingline Lender, as applicable, of its receipt of any such notice and of such prepayment.  If such notice is given by Holdings, Holdings shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with (other than in the case of Base Rate Loans) accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.04.  Optional prepayments of Term B Loans shall be applied to reduce the Term B Loans with respect to each remaining installment of principal pro rata in accordance with the then remaining installments payable under Section 2.09(a).

2.08         Mandatory Prepayments of Loans; Mandatory Commitment Reductions.

(a)           Mandatory Prepayments of Loans.

(i)            If at any time the Effective Amount of Revolving Loans and Swingline Loans then outstanding plus the Effective Amount of any L/C Obligations shall exceed the Borrowing Base, Holdings shall, within five (5) Business Days of the earlier of (i) the date a Responsible Officer of Holdings became aware of such excess, and (ii) notice from the Administrative Agent informing Holdings of the existence of such excess, prepay the outstanding principal amount of the Revolving Loans and any L/C Advances, in an amount equal to such excess and, if necessary (after giving effect to such prepayment), shall also Cash Collateralize outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the Borrowing Base.

(ii)           If at any time the Effective Amount of L/C Obligations exceeds the L/C Commitment, Holdings shall Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the L/C Commitment.

(iii)          If at any time (after giving effect to any Cash Collateralization made on such date pursuant to Section 2.08(b)), the Effective Amount of all Revolving Loans and Swingline Loans then outstanding plus the Effective Amount of all L/C Obligations at such time exceeds the combined Revolving Commitments of the Revolving Lenders, Holdings shall immediately, and without notice or demand, prepay the outstanding principal amount of the Revolving Loans, Swingline Loans and L/C Advances by an amount equal to the applicable excess.

(iv)          If Holdings, the Company or any other Subsidiary shall at any time or from time to time make or agree to make a Disposition, then (A) Holdings shall promptly notify the Administrative Agent in advance of such Disposition (including the amount of the estimated Net Proceeds to be received by Holdings, the Company or such other Subsidiary in respect thereof), and (B) if, after giving effect to such Disposition, the Net Proceeds of all Dispositions which have occurred in such fiscal year are greater than $10,000,000 in the aggregate, then promptly upon, and in no event later than one (1) Business Day after, receipt by Holdings, the Company or the other Subsidiary of the Net Proceeds of such Disposition, Holdings shall prepay the Term B Loans in an aggregate amount equal to 100% of the amount by which the Net Proceeds of such Disposition when added to the Net Proceeds received by Holdings, the Company or any other Subsidiary on account of all other Dispositions which have occurred in such fiscal year, less the amount, if any, of Net Proceeds already so applied in such fiscal year, exceeds $10,000,000; provided, however, that with respect to any Non-Wholly-Owned Subsidiary, such Non-Wholly-Owned Subsidiary shall only prepay the ratable portion of the Net Proceeds received by such Non-Wholly-Owned Subsidiary based on Holdings’ direct or indirect interest in such Non-Wholly-Owned Subsidiary.

(v)           If Holdings, the Company or any other Subsidiary shall at any time or from time to time issue any debt (other than any Additional Revolving Commitment, Additional Term B Commitment or Additional Term B Loan as permitted hereunder) or equity securities for cash consideration in excess of $5,000,000 in the aggregate, then (i) Holdings shall promptly notify the Administrative Agent in advance of the estimated Net Issuance Proceeds of such issuance and (ii) promptly upon, and in no event later than one (1) Business Day after, receipt by Holdings, the Company or the other Subsidiary of the Net Issuance Proceeds of such issuance, Holdings shall prepay the Term B Loans in an aggregate amount equal to the amount of all Net Issuance Proceeds received by Holdings, the Company or any such other Subsidiary on account of such issuance unless such equity securities were issued pursuant to a Permitted Equity Offering and the Majority Class Lenders shall have approved such other use of the Net Issuance Proceeds; provided, however, that with respect to any Non-Wholly-Owned Subsidiary, such Non-Wholly-Owned Subsidiary shall only prepay the ratable portion of the Net Issuance Proceeds received by such Non-Wholly-Owned Subsidiary based on Holdings’ direct or indirect interest in such Non-Wholly-Owned Subsidiary.

(vi)          Any prepayments pursuant to this Section 2.08 shall be subject to Section 4.04 and applied, first, to Swingline Loans (only if such prepayment is pursuant to Section 2.08(a)(i)) then outstanding, second, to any Base Rate Loans then outstanding and then to Offshore Rate Loans with the shortest Interest Periods remaining; provided, however, that if the amount of Swingline Loans and Base Rate Loans then outstanding is not sufficient to satisfy the entire prepayment requirement, Holdings may, at its option, place any amounts which it would otherwise be required to use to prepay Offshore Rate Loans on a day other than the last day of the Interest Period therefor into an interest-bearing account pledged to the Administrative Agent for the benefit of the Lenders until the end of such Interest Period at which time such pledged amounts will be applied to prepay such Offshore Rate Loans.  Holdings shall pay, together with each prepayment under this Section 2.08, accrued interest on the amount of any Offshore Rate Loans prepaid and any amounts required pursuant to Section 4.04.  Prepayments of Term B Loans pursuant to this Section 2.08 shall be applied to reduce the Term B Loans with respect to each remaining installment of principal thereof pro rata in accordance with the then remaining installments payable under Section 2.09(a).

(b)                           Mandatory Commitment Reductions.

(i)            The Aggregate Revolving Commitment shall be automatically and permanently reduced to $0 on the Revolving Loan Maturity Date.

(ii)           If, on the Effective Date, the Aggregate Term B Commitment shall exceed the outstanding principal amount of the Term B Loans made, such unused portion of the Aggregate Term B Commitment shall automatically terminate on the Effective Date.

(c)                           Optional Waiver of Prepayments.  Any Term B Lender may elect, by notice to the Administrative Agent in writing (or by telephone or telecopy promptly confirmed in writing) at least one Business Day prior to any prepayment of the Term B Loans required to be made by Holdings for the account of such Lender pursuant to this Section 2.08, to waive all or a portion of such prepayment.

2.09         Repayment.  (a)  The Term B Loans.  Holdings shall repay to the Administrative Agent for the account of the Term B Lenders the aggregate principal amount of Term B Loans in quarterly installments on the last Business Day of each calendar quarter, commencing on September 30, 2003, in the applicable amounts set forth on Schedule 2.09 hereto (or as such Schedule may be amended pursuant to Section 2.01(c) hereof).

(b)           The Revolving Loans and Swingline Loans.  Holdings shall repay to the Administrative Agent for the account of the Revolving Lenders on the Revolving Loan Maturity Date the aggregate principal amount of Revolving Loans and Swingline Loans outstanding on such date.

2.10         Interest.  (a)  (i) Subject to Section 2.10(c) below, each Revolving Loan and Term B Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to Holdings’ right to convert to other Types of Loans under Section 2.04), plus the Applicable Margin; and (ii) each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Base Rate plus the Applicable Margin (for Base Rate Loans), or at such other rate as may be agreed to by the Swingline Lender.

(b)           Interest on each Revolving Loan, Term B Loan and Swingline Loan shall be paid in arrears on each Interest Payment Date.  Interest shall also be paid on the date of any prepayment of Loans (other than Base Rate Loans) under Section 2.07 or Section 2.08 for the portion of such Loans so prepaid and upon payment (including prepayment) in full thereof, and on the Revolving Loan Maturity Date or Term B Loan Maturity Date, as applicable.  During the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Majority Lenders.

(c)           Notwithstanding Section 2.10(a), while any Event of Default exists or after acceleration, Holdings shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus the Applicable Margin then in effect for Base Rate Loans, plus 2% per annum; provided, however, that on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate, plus the Applicable Margin then in effect for Base Rate Loans, plus 2% per annum.

(d)           Anything herein to the contrary notwithstanding, the obligations of Holdings to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event Holdings shall pay such Lender interest at the highest rate permitted by applicable law.

2.11         Fees.  In addition to certain fees described in Section 3.08:

(a)           Arrangement and Agency Fees.  Holdings shall pay an arrangement fee to the Co-Lead Arrangers for the Co-Lead Arranger’s own account, and shall pay an agency fee to the Administrative Agent for the Administrative Agent’s own account, as required by the letter agreement (the “Fee Letter”) between Holdings, Wells Fargo Bank, as Co-Lead Arranger and Administrative Agent dated July 14, 2003.

(b)           Commitment Fees.  Holdings shall pay to the Administrative Agent for the account of each Revolving Lender a commitment fee on the actual daily unused portion of such Revolving Lender’s Revolving Commitment (the “Available Commitment”), computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Administrative Agent at a rate per annum equal to the Applicable Fee Amount (such fees, the “Commitment Fees”).  For purposes of calculating the Available Commitment under this Section 2.11, the Revolving Commitments shall be deemed used to the extent of the Effective Amount of Revolving Loans then outstanding plus the Effective Amount of L/C Obligations then outstanding (other than L/C Obligations consisting of the aggregate undrawn amount of all Commercial Letters of Credit then outstanding).  Swingline Loans shall not constitute utilization for purposes of calculating Available Commitment.  Such Commitment Fees shall accrue from the Effective Date to the Revolving Loan Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on September 30, 2003, to the Revolving Loan Maturity Date, with the final payment to be made on the Revolving Loan Maturity Date; provided that in connection with any termination of Commitments hereunder, the accrued Commitment Fees calculated for the period ending on such date shall also be paid on the date of termination.  The Commitment Fees provided in this Section 2.11(b) shall accrue at all times after the Effective Date, including at any time during which one or more conditions in Article V are not met.

2.12         Computation of Fees and Interest.  (a)  All computations of interest for Base Rate Loans when the Base Rate is determined by Wells Fargo’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed.  Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

(b)           Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on Holdings and the Lenders in the absence of manifest error. The Administrative Agent will, at the request of Holdings or any Lender, deliver to Holdings or the Lender, as the case may be, a statement showing the quotations used by the Administrative Agent in determining any interest rate and the resulting interest rate.

2.13         Payments by Holdings.  (a)  All payments to be made by Holdings shall be made without set-off, recoupment or counterclaim.  Except as otherwise expressly provided herein, all payments by Holdings shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent’s Payment Office, and shall be made in Dollars and in immediately available funds, no later than 11:00 a.m. (San Francisco time) on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Proportionate Share (or other applicable share as expressly provided herein) of such payment in like funds as received.  Any payment received by the Administrative Agent later than 11:00 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

(b)           Subject to the provisions set forth in the definition of “Interest Period” herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c)           Unless the Administrative Agent receives notice from Holdings prior to the date on which any payment is due to the Lenders that Holdings will not make such payment in full as and when required, the Administrative Agent may assume that Holdings has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent Holdings has not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

2.14         Payments by the Lenders to the Administrative Agent.  (a)  Unless the Administrative Agent receives notice from a Lender on or prior to the Effective Date or, with respect to any Borrowing after the Effective Date, at least one (1) Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Administrative Agent for the account of Holdings the amount of that Lender’s Proportionate Share of the Borrowing, the Administrative Agent may assume that each Lender has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to Holdings on such date a corresponding amount.  If and to the extent any Lender shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to Holdings such amount, that Lender shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period.  A notice of the Administrative Agent submitted to any Lender with respect to amounts owing under this Section 2.14(a) shall be conclusive absent manifest error.  If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender’s Loan on the date of Borrowing for all purposes of this Agreement.  If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify Holdings of such failure to fund and, upon demand by the Administrative Agent, Holdings shall pay such amount to the Administrative Agent for the Administrative Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

(b)           The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date,

but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

2.15         Sharing of Payments, Etc.

(a)           Except as otherwise provided herein:

(i)            Each Revolving Loan and reduction of the Aggregate Revolving Commitment shall be made or shared among the Revolving Lenders pro rata according to their respective Revolving Proportionate Shares;

(ii)           Each Term B Loan shall be made or shared among the Term B Lenders pro rata according to their respective Term B Proportionate Shares;

(iii)          Each payment of principal on Loans in any Borrowing shall be shared among the Lenders which made or funded the Loans in such Borrowing pro rata according to the respective unpaid principal amounts of such Loans then owed to such Lenders;

(iv)          Each payment of interest on Loans in any Borrowing shall be shared among the Lenders that made or funded the Loans in such Borrowing pro rata according to (A) the respective unpaid principal amounts of such Loans so made or funded by such Lenders and (B) the dates on which such Lenders so made or funded such Loans;

(v)           Each payment of Commitment Fees pursuant to this Agreement shall be shared among the Revolving Lenders (except for Defaulting Lenders) pro rata according to (A) their respective Revolving Proportionate Shares and (B) in the case of each Revolving Lender which becomes a Revolving Lender hereunder after the date hereof, the date upon which such Revolving Lender so became a Revolving Lender;

(vi)          Each payment of any fees due in connection with any amendment hereto or any waiver of or forbearance from any Event of Default existing hereunder shall be shared among those Lenders consenting to such amendment, waiver or forbearance or as otherwise agreed to by such Lenders;

(vii)         Each payment of interest (other than interest on Loans) and fees (other than Commitment Fees) shall be shared among the Lenders and the Administrative Agent owed the amount upon which such interest accrues pro rata according to (A) the respective amounts so owed such Lenders and the Administrative Agent and (B) the dates on which such amounts became owing to such Lenders and the Administrative Agent; and

(viii)        All other payments under this Agreement and the other Loan Documents shall be for the benefit of the Person or Persons specified.

(b)           If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Lender shall immediately (i) notify the Administrative Agent of such fact, and (ii) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (A) the amount of such paying Lender’s required repayment to (B) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  Holdings agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Lender were the direct creditor of Holdings in the amount of such participation.  The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.15(b) and will in each case notify the Lenders following any such purchases or repayments.

2.16         Security and Guaranty.  (a)  All obligations of Holdings under this Agreement, the Notes and all other Loan Documents shall be secured in accordance with the Collateral Documents.

(b)           All obligations of Holdings under this Agreement, each of the Notes and all other Loan Documents to which it is a party shall be unconditionally guaranteed by each Guarantor pursuant to its Guaranty.

ARTICLE III

THE LETTERS OF CREDIT

3.01         The Letter of Credit Subfacility.  (a)  On the terms and subject to the conditions set forth herein (i) the L/C Issuer agrees, (A) from time to time on any Business Day during the period from the Effective Date to the Revolving Loan Maturity Date to issue Letters of Credit for the account of Holdings, and to amend or renew Letters of Credit previously issued by it, in accordance with Section 3.02(c) and Section 3.02(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Revolving Lenders severally agree to participate in Letters of Credit Issued for the account of Holdings; provided that the L/C Issuer shall not be obligated to Issue, and no Revolving Lender shall be obligated to participate in, any Letter of Credit if such Letter of Credit is not denominated in Dollars or if as of the date of Issuance of such Letter of Credit (the “Issuance Date”) and after giving effect thereto (x) the Effective Amount of all L/C Obligations plus the Effective Amount of all Revolving Loans and Swingline Loans shall exceed an amount equal to the lesser of (1) the combined Revolving Commitments and (2) the Borrowing Base, (y) the participation of any Revolving Lender in the Effective Amount of all L/C Obligations and in the Effective Amount of all Swingline Loans plus the Effective Amount of the Revolving Loans of such Revolving Lender shall exceed such Revolving Lender’s Revolving Commitment, or (z) the Effective Amount of L/C Obligations shall exceed the L/C Commitment.  Within the foregoing limits, and subject to the other terms and conditions hereof, Holdings ability to obtain Letters of Credit shall be fully revolving, and, accordingly, Holdings may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

(b)           The L/C Issuer is under no obligation to Issue any Letter of Credit if:

(i)            any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from Issuing such Letter of Credit, or any Requirement of Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the L/C Issuer in good faith deems material to it;

(ii)           the L/C Issuer has received written notice from any Revolving Lender, the Administrative Agent or Holdings, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

(iii)          the expiry date of any requested Letter of Credit is (A) more than 365 days after the date of Issuance, unless the Majority Revolving Lenders have approved such expiry date in writing, or (B) after the Revolving Loan Maturity Date, unless all of the Revolving Lenders have approved such expiry date in writing;

(iv)          the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;

(v)           any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the L/C Issuer, or the Issuance of a Letter of Credit shall violate any applicable policies of the L/C Issuer;

(vi)          any Standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person;

(vii)         any Standby Letter of Credit is in a face amount less than $1,000,000; or

(viii)        any requested Letter of Credit is to be denominated in a currency other than Dollars.

(c)           Letters of Credit issued under this Article III shall be either Commercial Letters of Credit or Standby Letters of Credit.

3.02         Issuance, Amendment and Renewal of Letters of Credit.  (a)  Each Letter of Credit shall be issued upon the irrevocable written request of Holdings received by the L/C Issuer (with a copy sent by Holdings to the Administrative Agent) at least four (4) Business Days (or such shorter time as the L/C Issuer may agree in a particular instance in its sole discretion)

prior to the proposed date of issuance.  Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the L/C Issuer: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the L/C Issuer may require.

(b)           At least two (2) Business Days prior to the Issuance of any Letter of Credit, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of the L/C Application or L/C Amendment Application from Holdings and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless the L/C Issuer has received notice on or before the Business Day immediately preceding the date the L/C Issuer is to issue a requested Letter of Credit from the Administrative Agent (A) directing the L/C Issuer not to issue such Letter of Credit because such issuance is not then permitted under Section 3.01(a) as a result of the limitations set forth in clauses (x) through (z) thereof or Section 3.01(b)(ii); or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of Holdings in accordance with the L/C Issuer’s usual and customary business practices.

(c)           From time to time while a Letter of Credit is outstanding and prior to the Revolving Loan Maturity Date, the L/C Issuer will, upon the written request of Holdings received by the L/C Issuer (with a copy sent by Holdings to the Administrative Agent) at least four (4) Business Days (or such shorter time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed date of amendment (including a renewal or extension thereof), amend any Letter of Credit issued by it.  Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the L/C Issuer:  (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the L/C Issuer may require.  The L/C Issuer shall be under no obligation to amend any Letter of Credit if:  (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit.  The Administrative Agent will promptly notify the Revolving Lenders of the Issuance of any Standby Letter of Credit notified to it by the L/C Issuer.  The Revolving Lenders acknowledge and agree that the Administrative Agent will not notify them of the receipt by the Administrative Agent of any L/C Application or L/C Amendment Application or of the Issuance of any Commercial Letter of Credit.  From time to time the Administrative Agent will notify the Revolving Lenders of the amount of all outstanding Letters of Credit hereunder.

(d)           The L/C Issuer and the Revolving Lenders agree that, while a Letter of Credit is outstanding and prior to the Revolving Loan Maturity Date, the L/C Issuer shall be entitled to authorize the renewal of any Letter of Credit issued by it.  The L/C Issuer shall be under no obligation to so renew any Letter of Credit if: (A) the L/C Issuer would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit.  If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the L/C Issuer that such Letter of Credit shall not be renewed, and if at the time of renewal, the L/C Issuer would be entitled to authorize the renewal of such Letter of Credit in accordance with this Section 3.02(d) upon the request of Holdings, but the L/C Issuer shall not have received any written direction by Holdings with respect thereto, the L/C Issuer shall nonetheless be permitted to allow such Letter of Credit to renew, and Holdings and the Revolving Lenders hereby authorize such renewal, and, accordingly, the L/C Issuer shall be deemed to have received an L/C Amendment Application from Holdings requesting such renewal.

(e)           The L/C Issuer may, at its election (or as required by the Administrative Agent at the direction of the Majority Revolving Lenders), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving Loan Maturity Date.

(f)            This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

(g)           The L/C Issuer will also deliver to the Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

3.03         Risk Participations, Drawings and Reimbursements.  (a)  Immediately upon the Issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Revolving Proportionate Share of such Revolving Lender, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.  Each Issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Revolving Lender by an amount equal to the amount of such participation.

(b)           In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the L/C Issuer will promptly notify Holdings and specify in such notice the date such drawing will be honored by the L/C Issuer (the “Honor Date”).  If the L/C Issuer so notifies Holdings prior to 9:00 a.m. (San Francisco time) on the Honor Date, Holdings, as account party under such Letter of Credit, shall reimburse the L/C Issuer no later than 11:00 a.m. (San Francisco time) on the Honor Date for the amount paid by the L/C Issuer under such Letter of Credit or, if the L/C Issuer shall so notify Holdings after 9:00 a.m. (San Francisco time) on the Honor Date, Holdings, as account party under such Letter of Credit, shall reimburse the L/C Issuer no later than 11:00 a.m. (San Francisco time) on the next succeeding Business Day for the amount paid by the L/C Issuer under such Letter of Credit on the Honor Date (each such date, a “Reimbursement Date”), in each case, in an amount equal to the amount so paid by the L/C Issuer.  In the event Holdings fails to reimburse the L/C Issuer for the full amount of any drawing under any Letter of Credit by the required time as provided above on the Reimbursement Date, the L/C Issuer will promptly notify the Administrative Agent, and the Administrative Agent will promptly notify each Revolving Lender thereof (including the amount thereof and such Revolving Lender’s Revolving Proportionate Share thereof), and Holdings shall be deemed to have requested that Base Rate Loans be made by the Revolving Lenders to Holdings to be disbursed on the Reimbursement Date for such Letter of Credit, subject to the amount of the unutilized portion of the Aggregate Commitment and subject to the conditions set forth in Section 5.03.  Holdings hereby directs that the proceeds of any such Loans deemed to be made by it shall be used to pay its reimbursement obligations in respect of any such drawing.  Solely for the purposes of making such Loans, the Minimum Amount limitations set forth in Section 2.03 shall not be applicable.  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 3.03(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.  In the event that any amount of any drawing under any Letter of Credit is not reimbursed by Holdings on the Honor Date, such unreimbursed amount shall bear interest until it is either deemed to be an L/C Borrowing as provided in Section 3.03(d) or deemed to be converted to a Base Rate Loan as provided in this Section 3.03(b), at a rate per annum equal to the Base Rate plus the Applicable Margin then in effect for Base Rate Loans.

(c)           Each Revolving Lender shall, upon receipt of any notice pursuant to Section 3.03(b), make available to the Administrative Agent for the account of the L/C Issuer an amount in Dollars and in immediately available funds equal to its Revolving Proportionate Share of the amount of the drawing, whereupon such Revolving Lender shall (subject to Section 3.03(f)) be deemed to have made a Revolving Loan consisting of a Base Rate Loan to Holdings in that amount. The Administrative Agent will promptly give notice of the occurrence of the Reimbursement Date, but failure of the Administrative Agent to give any such notice on the Reimbursement Date or in sufficient time to enable any Revolving Lender to effect such payment on such date shall not relieve such Revolving Lender from its obligations under this Section 3.03.

(d)           With respect to any unreimbursed drawing that is not converted into Revolving Loans in whole or in part, because of Holdings’ failure to satisfy the conditions set forth in Section 5.03 or for any other reason, Holdings shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate, plus the Applicable Margin then in effect for Base Rate Loans, plus 2% per annum.  In such event, each Revolving Lender shall upon receipt of any notice pursuant to Section 3.03(b) make available to the Administrative Agent for the account of the L/C Issuer an amount in Dollars and in immediately available funds equal to its Revolving Proportionate Share of the amount of the drawing.  Each Revolving Lender’s payment to the L/C Issuer pursuant to this Section 3.03(d) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 3.03.

(e)           If any Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer the amount of such Revolving Lender’s Revolving Proportionate Share of the amount of any drawing by no later than 12:00 noon (San Francisco time) on the Reimbursement Date, then interest shall accrue on such Revolving Lender’s obligation to make such payment, from the Reimbursement Date to the date such Revolving Lender makes such payment, at (i) the Federal Funds Rate in effect from time to time during the period commencing on the Reimbursement Date and ending on the date three (3) Business Days thereafter, and (ii) thereafter at the Base Rate as in effect from time to time, payable on demand of the Administrative Agent.

(f)            Each Revolving Lender’s obligation in accordance with this Agreement to make or participate in the Revolving Loans or L/C Advances, as contemplated by this Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the L/C Issuer and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the L/C Issuer, Holdings or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans under this Section 3.03 is subject to the conditions set forth in Section 5.03; and provided, further, however, that a Revolving Lender may have recourse against the L/C Issuer, and the L/C Issuer may be liable to a Revolving Lender, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Revolving Lender which such Revolving Lender proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.

3.04         Repayment of Participations.  (a)  Upon (and only upon) receipt by the Administrative Agent for the account of the L/C Issuer of immediately available funds from Holdings (i) in reimbursement of any payment made by the L/C Issuer under the Letter of Credit with respect to which any Revolving Lender has paid the Administrative Agent for the account of the L/C Issuer for such Revolving Lender’s participation in the Letter of Credit pursuant to Section 3.03 or (ii) in payment of interest thereon, the Administrative Agent will pay to each Revolving Lender, in the same funds as those received by the Administrative Agent for the account of the L/C Issuer, the amount of such Revolving Lender’s Revolving Proportionate Share of such funds, and the L/C Issuer shall receive the amount of the Revolving Proportionate Share of such funds of any Revolving Lender that did not so pay the Administrative Agent for the account of the L/C Issuer.

(b)           If the Administrative Agent or the L/C Issuer is required at any time to return to Holdings, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by Holdings to the Administrative Agent for the account of the L/C Issuer pursuant to Section 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Revolving Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or the L/C Issuer the amount of its Revolving Proportionate Share of any amounts so returned by the Administrative Agent or the L/C Issuer plus interest thereon from the date such demand is made to the date such amounts are returned by such Revolving Lender to the Administrative Agent or the L/C Issuer, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

3.05         Role of the L/C Issuer.  (a)  Each Revolving Lender and Holdings agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

(b)           No Administrative Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Revolving Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lender (including the Majority Revolving Lenders, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

(c)           Holdings hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Holdings pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  No Administrative Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.06; provided, however, anything in such clauses to the contrary notwithstanding, that Holdings may have a claim against the L/C Issuer, and the L/C Issuer may be liable to Holdings, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Holdings which Holdings proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing: (i) the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

3.06         Obligations Absolute.  The obligations of Holdings under this Agreement and any L/C-Related Document to reimburse the L/C Issuer for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

(i)            any lack of validity or enforceability of this Agreement or any L/C-Related Document;

(ii)           any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of Holdings in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

(iii)          the existence of any claim, set-off, defense or other right that Holdings may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

(iv)          any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

(v)           any payment by the L/C Issuer under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the L/C Issuer under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

(vi)          any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of Holdings in respect of any Letter of Credit; or

(vii)         any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Holdings or a Guarantor.

3.07         Cash Collateral Pledge.  (a) Upon the request of the Administrative Agent, if the L/C Issuer has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (b) if, as of the Revolving Loan Maturity Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (c) the occurrence of the circumstances described in Section 2.08(a)(i) or Section 2.08(a)(ii) requiring Holdings to Cash Collateralize Letters of Credit, then, Holdings shall immediately Cash Collateralize the L/C Obligations in an amount equal to such L/C Obligations.  Holdings shall, to the extent necessary, make such additional pledges from time to time as shall be necessary to ensure that all L/C Obligations remain at all times fully Cash Collateralized.  Cash collateral held under this Section 3.07 or Section 9.02 shall be maintained in blocked, non-interest bearing deposit accounts at Wells Fargo pursuant to the Security Agreement.

3.08         Letter of Credit Fees.  (a)  Holdings shall pay to the Administrative Agent for the account of each of the Revolving Lenders in accordance with its respective Revolving Proportionate Share a letter of credit fee with respect to the Standby Letters of Credit equal to the rate per annum equal to the Applicable Fee Amount of the actual daily maximum amount available to be drawn of the outstanding Standby Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Standby Letters of Credit outstanding for that quarter as calculated by the Administrative Agent.  Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Standby Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Effective Date, to the Revolving Loan Maturity Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Loan Maturity Date (or such later expiration date).  Such fees are fully earned when due and, once paid, are non-refundable.

(b)           Holdings shall pay to the L/C Issuer, for the L/C Issuer’s sole account, a letter of credit fee with respect to the amount from time to time available to be drawn under Commercial Letters of Credit in such amount and on such dates as shall separately be agreed upon between the L/C Issuer and Holdings.  Such fees are fully earned when due and, once paid, are non-refundable.

(c)           Holdings shall pay to the L/C Issuer, for the L/C Issuer’s sole account, a letter of credit fronting fee for each Standby Letter of Credit Issued by the L/C Issuer equal to 0.125% per annum of the actual daily maximum amount available to be drawn of the outstanding Standby Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Standby Letters of Credit outstanding for that quarter as calculated by the L/C Issuer.  Such letter of credit fronting fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Standby Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Effective Date, to the Revolving Loan Maturity Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Loan Maturity Date (or such later expiration date).  Such fees are fully earned when due and, once paid, are non-refundable.

(d)           Holdings shall pay to the L/C Issuer from time to time on demand the normal issuance, presentation, transfer, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.

(e)           Notwithstanding subsection (a) of this Section 3.08, while any Event of Default exists or after acceleration, Holdings shall pay a letter of credit fee (after as well as before entry of judgment thereon to the extent permitted by law) on the actual daily maximum amount available to be drawn of the outstanding Letters of Credit, at a rate per annum which is determined by adding 2% per annum to the rate otherwise then in effect hereunder for such Letters of Credit.

3.09         Applicability of ISP98 and UCP.  Unless otherwise expressly agreed by the L/C Issuer and Holdings when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits (the “UCP”), as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each Commercial Letter of Credit.

3.10         Trade Bank as L/C Issuer.  The parties hereto acknowledge and agree that, at its option, Wells Fargo, as L/C Issuer, may arrange for Letters of Credit to be issued by Trade Bank as agent for Wells Fargo.  All parties hereto understand and agree that to the extent any Letters of Credit are issued by Trade Bank as agent for Wells Fargo, (i) Trade Bank is agent only to Wells Fargo and not to Holdings and has no obligations to Holdings, (ii) the Letters of Credit issued by Trade Bank will be deemed Letters of Credit issued by the L/C Issuer for all purposes hereunder and (iii) any of the obligations performed or rights exercised pursuant to or in connection with the issuance of any Letter of Credit by Trade Bank shall be deemed obligations performed or rights exercised by Wells Fargo as L/C Issuer.  To the extent that the L/C Issuer is required to provide any notices to, or take any other actions for the benefit of, the Administrative Agent hereunder, with respect to any Letter of Credit issued by Trade Bank, no such notice or action shall be required.

ARTICLE IV

TAXES, YIELD PROTECTION AND ILLEGALITY

4.01         Taxes.  (a)  Any and all payments by Holdings to each Lender or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes.  In addition, Holdings shall pay all Other Taxes.

(b)           If Holdings shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, then:

(i)            the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this section), such Lender or the Administrative Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

(ii)           Holdings shall make such deductions and withholdings;

(iii)          Holdings shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

(iv)          Holdings shall also pay to each Lender or the Administrative Agent for the account of such Lender, at the time interest is paid, Further Taxes in the amount that the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

(c)           Holdings agrees to indemnify and hold harmless each Lender and the Administrative Agent for the full amount of (i) Taxes, (ii) Other Taxes, and (iii) Further Taxes in the amount that the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted.  Payment under this indemnification shall be made within thirty (30) days after the date such Lender or the Administrative Agent makes written demand therefor.

(d)           Within thirty (30) days after the date of any payment by Holdings of Taxes, Other Taxes or Further Taxes, Holdings shall furnish to each Lender or the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender or the Administrative Agent.

(e)           If Holdings is required to pay any amount to any Lender or the Administrative Agent pursuant to subsection (b) or (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by Holdings which may thereafter accrue, if such change in the sole judgment of such Lender is not otherwise disadvantageous to such Lender.

(f)            Nothing contained in this Section 4.01 shall override any term or provision of any Specified Swap Contract regarding withholding taxes relating to Swap Contracts.

4.02         Illegality.  (a)  If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by such Lender to Holdings through the Administrative Agent, any obligation of that Lender to make Offshore Rate Loans shall be suspended until such Lender notifies the Administrative Agent and Holdings that the circumstances giving rise to such determination no longer exist.

(b)           If a Lender determines that it is unlawful to maintain any Offshore Rate Loan, Holdings shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Administrative Agent), prepay in full such Offshore Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 4.04, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Offshore Rate Loan.  If Holdings is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, Holdings shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

(c)           If the obligation of any Lender to make or maintain Offshore Rate Loans has been so terminated or suspended, Holdings may elect, by giving notice to such Lender through the Administrative Agent that all Loans which would otherwise be made by such Lender as Offshore Rate Loans shall be instead Base Rate Loans.

(d)           Before giving any notice to the Administrative Agent under this Section 4.02, the affected Lender shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Lender, be illegal or otherwise disadvantageous to such Lender.

4.03         Increased Costs and Reduction of Return.  (a)  If any Lender determines that, due to either (i) the introduction of, or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) in, or in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Offshore Rate Loans or participating in Letters of Credit, or, in the case of the L/C Issuer, any increase in the cost to the L/C Issuer of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then Holdings shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

(b)           If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender (or its Lending Office) or any corporation controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy and such Lender’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Lender to Holdings through the Administrative Agent, Holdings shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

4.04         Funding Losses.  As a consequence of:

(a)           the failure of Holdings to make on a timely basis any payment of principal of any Offshore Rate Loan;

(b)           the failure of Holdings to borrow, continue or convert a Loan after Holdings has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

(c)           the failure of Holdings to make any prepayment in accordance with any notice delivered under Section 2.05, Section 2.07 or Section 2.08;

(d)           the prepayment (including pursuant to Section 2.05, Section 2.07, Section 2.08 or Section 4.02(b)) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; and

(e)           the conversion under Section 2.04 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

Holdings shall pay to the appropriate Lender within five (5) Business Days after demand, a prepayment fee, failure to borrow fee or failure to convert fee, as the case may be (determined as though 100% of the Offshore Rate Loan had been funded in the London interbank eurodollar currency market) equal to the sum of:

(i)            the amount, if any, by which (A) the additional interest would have accrued on the amount prepaid or not borrowed at the Offshore Rate plus the Applicable Margin for Offshore Rate Loans if that amount had remained or been outstanding through the last day of the applicable Interest Period exceeds (B) the interest that such Lender could recover by placing such amount on deposit in the London interbank eurodollar currency market for a period beginning on the date of the prepayment or failure to borrow and ending on the last day of the applicable Interest Period (or, if no deposit rate quotation is available for such period, for the most comparable period for which a deposit rate quotation may be obtained); plus

(ii)           all out-of-pocket expenses incurred by such Lender reasonably attributable to such payment, prepayment or failure to borrow.

Each Lender’s determination of the amount of any prepayment fee payable under this Section 4.04 shall be conclusive in the absence of manifest error.  The obligations of Holdings under this Section 4.04 shall survive the payment and performance of the Obligations and the termination of this Agreement.

4.05         Inability to Determine Rates.  If the Administrative Agent or the Majority Lenders determine that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Borrowing of Offshore Rate Loans or conversion or continuation of Offshore Rate Loans, or that the Offshore Rate applicable pursuant to Section 2.10(a) for any requested Interest Period with respect to a proposed Borrowing of Offshore Rate Loans, or a conversion into or continuation of Offshore Rate Loans does not adequately and fairly reflect the cost to such Lenders of funding such Loans, the Administrative Agent will promptly so notify Holdings and each Lender.  Thereafter, the obligation of the Lenders to make or maintain Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Administrative Agent upon the instruction of the Majority Lenders revokes such notice in writing.  Upon receipt of such notice, Holdings may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it.  If Holdings does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by Holdings, in the amount specified in the applicable notice submitted by Holdings, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans, as the case may be.

4.06         Certificates of Lenders.  Any Lender claiming reimbursement or compensation under this Article IV shall deliver to Holdings (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder, and the basis for calculation of such amount, and such certificate shall be conclusive and binding on Holdings in the absence of manifest error.

4.07         Substitution of Lenders.  Upon the receipt by Holdings from any Lender (an “Affected Lender”) of a claim for compensation under Section 4.03, Holdings may:  (i) request one or more of the other Lenders to acquire and assume all of such Affected Lender’s Loans and Commitment; or (ii) designate a replacement lending institution (which shall be an Eligible Assignee) to acquire and assume all of such Affected Lender’s Loans and Commitment (a “Replacement Lender”); provided, however, that Holdings shall be liable for the payment upon demand of all costs and other amounts arising under Section 4.04 that result from the acquisition of any Affected Lender’s Loan and/or Commitment (or any portion thereof) by a Lender or Replacement Lender, as the case may be, on a date other than the last day of the applicable Interest Period with respect to any Offshore Rate Loan then outstanding.  Any such designation of a Replacement Lender under clause (ii) shall be effected in accordance with, and subject to the terms and conditions of, the assignment provisions contained in Section 11.08, and shall in any event be subject to the prior written consent of the Administrative Agent, the L/C Issuer and the Swingline Lender (which consent shall not be unreasonably withheld).

4.08         Survival.  The agreements and obligations of Holdings in this Article IV shall survive the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment of all other Obligations.

ARTICLE V

CONDITIONS PRECEDENT

5.01         Conditions to Signing Date.  The effectiveness of this Agreement and the obligations of each Lender to become a party hereto shall be subject to the condition that the Administrative Agent shall have received on or before the Signing Date all of the following, in form and substance reasonably satisfactory to the Administrative Agent and each Lender, and in sufficient copies for each Lender:

(a)           Credit Agreement.  This Agreement executed by each party hereto;

(b)           Resolutions; Incumbency.

(i)            Copies of the resolutions of the board of directors of each Loan Party authorizing the transactions contemplated hereby, certified as of the Signing Date by the Secretary or an Assistant Secretary of such Person; and

(ii)           a certificate of the Secretary or Assistant Secretary of each Loan Party, dated as of the Signing Date, certifying the names, titles and true signatures of the officers of such Person authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by it hereunder; and

(c)           Financial Statements.

(i)            The audited consolidated balance sheet of Holdings and its Subsidiaries as at December 31, 2001 and December 31, 2002, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal year then ended, certified by a Responsible Officer of the Company;

(ii)           the unaudited consolidated balance sheet of Holdings and its Subsidiaries as at June 30, 2003, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter then ended, certified by a Responsible Officer of the Company; and

(iii)          such other financial information as the Administrative Agent or any Lender may reasonably request.

5.02         Conditions to Effective Date.  The obligations of each Lender to advance its Proportionate Share of any Loan hereunder (including the obligations of any New Lender to advance its Proportionate Share of any Loans currently outstanding under the Existing Credit Agreement pursuant to Section 2.01 hereof and of the Term B Lenders to make the Term B Loans) shall be subject to the condition that the Administrative Agent shall have received on or before the Effective Date all of the following, in form and substance reasonably satisfactory to the Administrative Agent and each Lender, and in sufficient copies for each Lender:

(a)           Organization Documents; Good Standing.  Each of the following documents:

(i)            the articles or certificate of incorporation and the bylaws of each Loan Party as in effect on the Effective Date, certified by the Secretary or Assistant Secretary of such Person as of the Effective Date; and

(ii)           a good standing certificate, as of a recent date, for each Loan Party from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where its ownership, lease or operation of property or the conduct of its business requires such Loan Party be qualified or otherwise licensed to do business;

(b)           Legal Opinion.  An opinion of Gibson, Dunn & Crutcher LLP, counsel to the Loan Parties and addressed to the Administrative Agent and the Lenders, dated the Effective Date, substantially in the form of Exhibit D;

(c)           Payment of Fees.  Evidence of payment by Holdings of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Effective Date, together with reasonable Attorney Costs of Wells Fargo to the extent invoiced prior to or on the Effective Date, plus such additional amounts of reasonable Attorney Costs as shall constitute Wells Fargo’s reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between Holdings and Wells Fargo); including any such costs, fees and expenses arising under or referenced in Section 2.11 and Section 11.04;

(d)           Officer’s Certificate.  A certificate signed by a Responsible Officer of each of Holdings and the Company, dated as of the Effective Date, stating that:

(i)            the representations and warranties contained in Article VI are true and correct on and as of such date, as though made on and as of such date;

(ii)           no Default or Event of Default exists or would result from the initial Credit Extension; and

(iii)          there has occurred since December 31, 2002, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(e)           Borrowing Base Certificate.  A completed Borrowing Base Certificate, certifying the Borrowing Base as of the month ended June 30, 2003, signed by a Responsible Officer of Holdings, and dated the Effective Date;

(f)            Collateral Documents.  The Collateral Documents, executed by each Loan Party, in appropriate form for recording, where necessary, together with:

(i)            copies of all UCC-l, UCC-2 and UCC-3 financing statements to be filed to perfect or amend the security interests of the Administrative Agent for the benefit of the Lenders, or other evidence satisfactory to the Administrative Agent that there have been filed, registered or recorded all financing statements and other filings, registrations and recordings necessary and advisable to perfect or amend the perfection of the Liens of the Administrative Agent for the benefit of the Lenders in accordance with applicable law, or, with respect to the Mortgaged Property, evidence satisfactory to the Administrative Agent that the executed Mortgages with respect to the Mortgaged Property shall have been delivered to Chicago Title Insurance Company in recordable form on or prior to the Effective Date for recording (or, in the case of Mortgaged Properties for which Mortgages have not previously been delivered under the Existing Credit Agreement, within 60 days thereafter);

(ii)           written advice relating to such Lien and judgment searches as the Administrative Agent shall have requested, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);

(iii)          to the extent not previously delivered pursuant to the Existing Credit Agreement, receipt by the Administrative Agent of all certificates and instruments representing the Pledged Collateral, together with stock transfer powers executed in blank with signatures guaranteed as the Administrative Agent may specify;

(iv)          funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC-1 financing statements and the Mortgages;

(v)           to the extent not previously delivered pursuant to the Existing Credit Agreement, surveys and surveyor’s certification as to all real property and all land covered by a lease in respect of which there is delivered a Mortgage, or as may be reasonably required by the

Administrative Agent, each in form and substance satisfactory to the Administrative Agent and the Lenders;

(vi)          proof of payment of all title insurance premiums, documentary stamp or intangible taxes, recording fees and mortgage taxes payable in connection with the recording of any Mortgage or the issuance of the title insurance policies (whether due on the Effective Date or in the future) including sums due in connection with any future advances;

(vii)         to the extent not previously delivered pursuant to the Existing Credit Agreement, such consents, estoppels, subordination agreements and other documents and instruments executed by landlords, tenants and other Persons party to material contracts relating to any Collateral as to which the Administrative Agent shall be granted a Lien for the benefit of the Lenders, as requested by the Administrative Agent or any Lender; and

(viii)        evidence that all other actions necessary or, in the reasonable opinion of the Administrative Agent or the Lenders, desirable to perfect and protect the first priority Lien created by the Collateral Documents, and to enhance the Administrative Agent’s ability to preserve and protect its and the Lenders’ interests in and access to the Collateral;

(g)           Insurance Policies.  Evidence that the Administrative Agent has been named as loss payee under all policies of casualty insurance under a Form 438BFU or other standard lender’s loss payable endorsement, and as additional insured under all policies of liability insurance, required in accordance with Section 7.06 and the Collateral Documents, together with a certificate of insurance as to all insurance coverage on the properties of Holdings and its Subsidiaries;

(h)           Compliance Certificate.  A completed Compliance Certificate, as of June 30, 2003, signed by a Responsible Officer of Holdings, and dated the Effective Date;

(i)            Second Amendment to Deeds of Trust.  The Second Amendment to Deeds of Trust executed by each party thereto pursuant to which the Administrative Agent shall be appointed substitute named beneficiary under all Mortgages and the Mortgages shall be amended as provided therein;

(j)            Control Agreements.  Any control agreements for the perfection of deposit accounts of Holdings and the Guarantors party hereto which have been requested by the Administrative Agent prior to the Effective Date shall have been executed by Holdings or such Guarantor, as applicable, and any applicable financial institutions;

(k)           Assignments of Trademarks.  Such actions shall have been taken as the Administrative Agent deems necessary to ensure the Administrative Agent’s and the Lenders’ rights as secured party with respect to any trademarks of Holdings or any Guarantor party hereto;

(l)            Notes.  Notes executed by Holdings for the Lenders requesting Notes; and

(m)          Other Documents.  Such other approvals, opinions, documents or materials as the Administrative Agent or any Lender may reasonably request.

5.03         Conditions to the Subsequent Effective Date.  The obligations of each Additional Lender to become a party hereto and of each Additional Lender to make the Additional Term B Loans and/or to provide the Additional Revolving Commitment shall be subject to the condition that the Administrative Agent shall have received on or before the Subsequent Effective Date all of the following, in form and substance reasonably satisfactory to the Administrative Agent and each Additional Lender, and in sufficient copies for each Additional Lender:

(a)           Credit Agreement and Notes.  This Agreement executed by each Additional Lender and Notes executed by Holdings for each Additional Lender requesting Notes;

(b)           Secretary’s Certificate.  A certificate of the Secretary or Assistant Secretary of each Loan Party, dated as of the Subsequent Effective Date, certifying:

(i)            that the resolutions of the board of directors of each Loan Party authorizing the transactions contemplated hereby, as delivered on the Effective Date, are in full force and effect and have not been amended, supplemented or modified; and

(ii)           the names, titles and true signatures of the officers of such Person authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by it hereunder;

(c)           Organization Documents; Good Standing.  Each of the following documents:

(i)            the articles or certificate of incorporation and the bylaws of each Loan Party as in effect on the Subsequent Effective Date, certified by the Secretary or Assistant Secretary of such Person as of the Subsequent Effective Date; and

(ii)           a good standing certificate, as of a date reasonably prior to the Subsequent Effective Date as is determined by the Administrative Agent in good faith, for each Loan Party from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where its ownership, lease or operation of property or the conduct of its business requires such Loan Party be qualified or otherwise licensed to do business;

(d)           Payment of Fees.  Evidence of payment by Holdings of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Subsequent Effective Date, together with reasonable Attorney Costs of Wells Fargo to the extent invoiced prior to or on the Subsequent Effective Date, plus such additional amounts of reasonable Attorney Costs as shall constitute Wells Fargo’s reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between Holdings and Wells Fargo); including any such costs, fees and expenses arising under or referenced in Section 2.11 and Section 11.04;

(e)           Officer’s Certificate.  A certificate signed by a Responsible Officer of each of Holdings and the Company, dated as of the Subsequent Effective Date, stating that:

(i)            the representations and warranties contained in Article VI are true and correct on and as of such date, as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

(ii)           no Default or Event of Default exists or would result from the Credit Extensions to be made as of the Subsequent Effective Date; and, on a pro forma basis, if the revised Aggregate Commitment as of the Subsequent Effective Date had been available, and the outstanding amount of Loans on the Subsequent Effective Date were outstanding at the time the most recently completed Compliance Certificate was delivered to the Administrative Agent, Holdings would have been in compliance with the financial covenants contained in Article VIII for the time period specified in such Compliance Certificate; and

(iii)          there has occurred since the Effective Date, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

(f)            Other Documents.  Such other approvals, opinions, documents or materials as the Administrative Agent or any Additional Lender may reasonably request.

5.04         Conditions to All Credit Extensions.  The obligation of each Lender (including the Swingline Lender) to make any Credit Extension (including its initial Credit Extension) and the obligation of the L/C Issuer to Issue any Letter of Credit (including the initial Letter of Credit) shall be subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

(a)           Notice, Application.  The Administrative Agent shall have received a Notice of Borrowing or in the case of any Issuance of any Letter of Credit, the L/C Issuer and the Administrative Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.02;

(b)           Continuation of Representations and Warranties.  The representations and warranties in Article VI shall be true and correct on and as of such Borrowing Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date and except that this Section 5.04(b) shall be deemed instead to refer to the last day of the most recent quarter and year for which financial statements have then been delivered in respect of the representation and warranty made in Section 6.11(a));

(c)           No Existing Default.  No Default or Event of Default shall exist or shall result from such Borrowing or Issuance;

(d)           No Material Adverse Effect.  There has occurred since December 31, 2002, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

(e)           Borrowing Base.  On any such Borrowing Date or Issuance Date, the Administrative Agent shall be in receipt of the completed Borrowing Base Certificate then required to be delivered by Holdings hereunder, and the Effective Amount of all outstanding Revolving Loans and Swingline Loans and the Effective Amount of all L/C Obligations shall not exceed an amount equal to the lesser of (i) the Aggregate Revolving Commitment and (ii) the Borrowing Base.

(f)            No Future Advance Notice.  Neither the Administrative Agent nor any Lender shall have received from Holdings or any other Person any notice that any Collateral Document will no longer secure on a first priority basis future advances or future Loans to be made or extended under this Agreement.

Each Notice of Borrowing and L/C Application or L/C Amendment Application submitted by Holdings hereunder shall constitute a representation and warranty by Holdings hereunder, as of the date of each such notice and as of each Borrowing Date or Issuance Date, as applicable, that (i) the conditions in this Section 5.04 are satisfied, and (ii) the statements contained in the most recent Borrowing Base Certificate, if any, delivered by Holdings hereunder shall be true, correct and complete on and as of the date of such Borrowing Date or Issuance Date, as applicable, as though made on and as of such date, except for changes in the information set forth in such Borrowing Base Certificate in the ordinary course of business.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Each of Holdings and the Company represents and warrants to the Administrative Agent and each Lender that:

6.01         Corporate Existence and Power.  Holdings and each of its Subsidiaries:

(a)           is a corporation, limited liability company or partnership duly organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation;

(b)           has the power and authority and all governmental licenses, authorizations, consents and approvals (i) to own its assets and carry on its business and (ii) in the case of any Loan Party, to execute, deliver, and perform its obligations under the Loan Documents;

(c)           is duly qualified, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, license or good standing; and

(d)           is in compliance with all Requirements of Law;

except, in each case referred to in clauses (b)(i), (c) or (d) of this Section 6.01, to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.02         Corporate Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of this Agreement and each other Loan Document to which such Loan Party is party, have been duly authorized by all necessary organizational action, and do not and will not:

(a)           contravene the terms of any of that Person’s Organization Documents;

(b)           conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

(c)           violate any Requirement of Law.

6.03         Governmental Authorization.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings or filings in connection with the Liens granted to the Administrative Agent under the Collateral Documents) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any  Loan Party of this Agreement or any other Loan Document.

6.04         Binding Effect.  This Agreement and each other Loan Document to which any Loan Party is a party constitute the legal, valid and binding obligations of such Loan Party, enforceable against any Loan Party in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

6.05         Litigation.  Except as specifically disclosed in Schedule 6.05, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of Holdings and the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against Holdings, or its Subsidiaries or any of their respective properties which:

(a)           purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

(b)           are reasonably likely to result in an adverse result for Holdings or its Subsidiaries, which adverse result would reasonably be expected to have a Material Adverse Effect.  No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

6.06         No Defaults.  No Default or Event of Default exists or would result from the incurring of any Obligations by any Loan Party or from the grant or perfection of the Liens of the Administrative Agent and the Lenders on the Collateral.  Neither Holdings nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would create an Event of Default under Section 9.01(e).

6.07         ERISA Compliance.  Except as specifically disclosed in Schedule 6.07:

(a)           Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law.  Each Plan which is intended to qualify under section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of Holdings and the Company, nothing has occurred which would cause the loss of such qualification.  Holdings, the Company and each ERISA Affiliate have made all required contributions to any Plan subject to section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to section 412 of the Code has been made with respect to any Plan.

(b)           There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)           (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Holdings nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under section 4007 of ERISA);  (iv) neither Holdings nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under section 4219 of ERISA, would result in such liability) under section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Holdings nor any ERISA Affiliate has engaged in a transaction that could be subject to section 4069 or 4212(c) of ERISA.

6.08         Use of Proceeds; Margin Regulations.  The proceeds of the Loans and the Letters of Credit are to be used solely for the purposes set forth in and permitted by Section 7.12 and Section 8.07.  No Loan Party is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

6.09         Title to Properties; Liens.  Holdings and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect.  The property of Holdings and its Subsidiaries is subject to no Liens, other than Permitted Liens.

6.10         Taxes.  Holdings and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against Holdings or any Subsidiary that would, if made, have a Material Adverse Effect.

6.11         Financial Condition.  (a)  The audited consolidated balance sheet of Holdings and its Subsidiaries dated December 31, 2002, the unaudited balance sheet of Holdings and its

Subsidiaries for the fiscal quarter ended June 30, 2003 and the related consolidated statements of income or operations and cash flows for the fiscal period ended on that date:

(i)            were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year end audit adjustments in the case of quarterly financial statements;

(ii)           are complete and accurate in all material respects and fairly present the financial condition of Holdings and its Subsidiaries as of the date thereof and results of operations and cash flows for the period covered thereby; and

(iii)          except as specifically disclosed in Schedule 6.11, show all material Indebtedness and other liabilities, direct or contingent, of Holdings and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

(b)           Since December 31, 2002, there has not been, nor is it reasonably likely that there will be, any Material Adverse Effect.

(c)           Any pro forma financial statements of Holdings and its Subsidiaries furnished by Holdings to the Lenders hereunder were prepared in accordance with GAAP, are complete and accurate in all material respects and fairly present the pro forma financial condition of Holdings and its Subsidiaries as of the date thereof, and any financial projections furnished to the Lenders hereunder represent Holdings’ best estimates and assumptions as to future performance, which Holdings believes to be fair and reasonable as of the time made in the light of current and reasonably foreseeable business conditions.

6.12         Environmental Matters.  Holdings conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof Holdings has reasonably concluded that, except as specifically disclosed in Schedule 6.12, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(a)           To the best knowledge of Holdings, except as specifically disclosed in Schedule 6.12, the ongoing operations of Holdings and each of its Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) result in liability in excess of $1,000,000 in the aggregate.

(b)           Except as specifically disclosed in Schedule 6.12, Holdings and each of its Subsidiaries have obtained all licenses, permits, authorizations and registrations required under any Environmental Law (“Environmental Permits”) and necessary for their respective ordinary course operations, all such Environmental Permits are in good standing, and Holdings and each of its Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits.

(c)           Except as specifically disclosed in Schedule 6.12, none of Holdings, any of its Subsidiaries or any of their respective present property or operations, is subject to any outstanding written order from or agreement with any Governmental Authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material.

(d)           Except as specifically disclosed in Schedule 6.12, there are no Hazardous Materials or other conditions or circumstances existing with respect to any property of Holdings or any Subsidiary, or arising from operations prior to the Effective Date, of Holdings or any of its Subsidiaries that would reasonably be expected to give rise to Environmental Claims with a potential liability of Holdings and its Subsidiaries in excess of $1,000,000 in the aggregate for any such condition, circumstance or property.  In addition, (i) neither Holdings nor any Subsidiary has any underground storage tanks (A) that are not properly registered or permitted under applicable Environmental Laws, or (B) that are leaking or disposing of Hazardous Materials off-site, and (ii) Holdings and its Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

6.13         Collateral Documents.

(a)           (i) The provisions of each of the Collateral Documents were, as of the closing of the Existing Credit Agreement, and as amended, remain, effective to create in favor of the Administrative Agent for the benefit of the Lenders, a legal, valid and enforceable first priority Lien in all right, title and interest of Holdings, or the applicable Wholly-Owned Subsidiary (as the case may be), in the Collateral described therein, (ii) all filings and other actions necessary or desirable to perfect and maintain the perfection and first priority status of such Liens have been duly made or taken and remain in full force and effect and (iii) each Intellectual Property Security Agreement has been filed in the U.S. Patent and Trademark Office and the U.S. Copyright Office.

(b)           Each Mortgage when delivered was, and as amended, remains, as of the Effective Date, effective to grant to the Administrative Agent for the benefit of the Lenders a legal, valid and enforceable deed of trust/mortgage Lien on all the right, title and interest of the mortgagor under such Mortgage in the Mortgaged Property described therein.  Each such Mortgage was duly recorded in the offices listed on the schedule to such Mortgage and the mortgage recording fees and taxes in respect thereof were paid and compliance was otherwise had with the formal requirements of state law applicable to the recording of real estate mortgages generally.  Each such Mortgaged Property, subject to the encumbrances and exceptions to title set forth therein and except as noted in the title policies delivered to the Administrative Agent pursuant to Section 5.01, is subject to a legal, valid, enforceable and perfected first priority Lien.  In addition, financing statements have been filed in the offices specified in such Mortgage thereby creating a legal, valid, enforceable and perfected first Lien on all right, title and interest of Holdings or such Subsidiary under such Mortgage in all personal property and fixtures which is covered by such Mortgage, subject to no other Liens, except the encumbrances and exceptions to title set forth therein and except as noted in the title policies delivered to the Administrative Agent pursuant to Section 5.01, and Permitted Liens.

(c)           All representations and warranties of Holdings and any of its Subsidiaries party thereto contained in the Collateral Documents are true and correct.

6.14         Regulated Entities.  None of Holdings, any Person controlling Holdings, or any Subsidiary, is an “Investment Company” within the meaning of the Investment Company Act of 1940.  No Loan Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

6.15         No Burdensome Restrictions.  Neither Holdings nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.  Except as set forth on Schedule 6.15, neither Holdings nor any Subsidiary is a party to or bound by any Contractual Obligation which restricts, limits or prohibits the payment of dividends by any Subsidiary or the making of any other distribution in respect of such Subsidiary’s capital stock.

6.16         Copyrights, Patents, Trademarks and Licenses, Etc.  Holdings or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person.  To the best knowledge of Holdings and the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Holdings or any Subsidiary infringes upon any rights held by any other Person.  Except as specifically disclosed in Schedule 6.05, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of Holdings and the Company, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the best knowledge of Holdings and the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

6.17         Subsidiaries.  As of the Effective Date, Holdings has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 6.17 and has no equity investments in any other Person other than those specifically disclosed in part (b) of Schedule 6.17.  All U.S. Subsidiaries of Holdings as of the Effective Date are identified as such on part (a) of Schedule 6.17, as well as a denotation as to whether such Subsidiary is a Wholly-Owned Subsidiary or Non-Wholly-Owned Subsidiary.

6.18         Insurance.  Except as specifically disclosed in Schedule 6.18, the properties of Holdings and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Holdings, in such amounts, with such deductibles and covering such risks as are deemed to be appropriate by Holdings in the exercise of its reasonable business judgment.

6.19         Swap Obligations.  (a)  Neither Holdings nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations.  In the ordinary course of managing its business, Holdings undertakes its own independent assessment of its consolidated assets, liabilities and commitments and considers appropriate means of mitigating and managing risks associated with such matters, and Holdings has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

(b)           Neither Holdings nor any of its Subsidiaries has entered into any master agreement relating to Swap Contracts and under which termination values resulting from Swap contracts that are Specified Swap Contracts are nettable against termination values resulting from Swap Contracts that are not Specified Swap Contracts, unless only Specified Swap Contracts are outstanding under such master agreement.

6.20         Real Property.  Schedule 6.20 contains a complete listing of all real property owned by Holdings or any of its Subsidiaries as of the Effective Date, and identifies which of such properties constitute Mortgaged Property as of the Effective Date.

6.21         Full Disclosure.  None of the representations or warranties made by any Loan Party in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Loan Party in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of any Loan Party to the Lenders prior to the Effective Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, such Loan Party represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule (it being understood that forecasts and projections by their nature involve approximations and uncertainties).

6.22         Internal Controls.  To the extent that Holdings is a public corporation:

(a)           Except as set forth in the reports of Holdings filed with the SEC under the Exchange Act, Holdings has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to Holdings, including its consolidated subsidiaries, is made known to Holdings’ principal executive officer and its principal financial officer or persons performing similar functions by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within ninety (90) days prior to the filing of Holdings’ most recent annual or quarterly report filed with the SEC; and (iii) are effective in all material respects to perform the functions for which they were established;

(b)           Except as set forth in the reports of Holdings filed with the SEC under the Exchange Act, based on the evaluation of its disclosure controls and procedures, Holdings is not aware of (i) any significant deficiency in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Holdings’ ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Holdings’ internal controls over financial reporting; and

(c)           Since the date of the most recent evaluation of such disclosure controls and procedures, except as set forth in the reports of Holdings filed with the SEC under the Exchange Act, there have been no significant changes in internal controls over financial reporting or in other factors that could materially affect internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

ARTICLE VII

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Lenders waive compliance in writing:

7.01         Financial Statements.  Holdings shall deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Majority Lenders:

(a)           as soon as available, but not later than ninety (90) days after the end of each fiscal year, a copy of the audited consolidated balance sheet of Holdings and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders’ equity, retained earnings and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the unqualified opinion of PricewaterhouseCoopers LLP or another nationally-recognized independent public accounting firm (the “Independent Auditor”) which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years.  Such opinion shall not be qualified as to (i) going concern or (ii) any limitation in the scope of the audit;

(b)           as soon as available, but not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of Holdings and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders’ equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer of Holdings as being complete and accurate in all material respects and fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations and cash flows of Holdings and the Subsidiaries; and

(c)           promptly, such other financial statements and information (including financial information regarding Minority Investments) as the Administrative Agent, at the request of any Lender, may from time to time request.

As to any information contained in materials furnished pursuant to Section 7.02(e), Holdings shall not be separately required to furnish such information under Section 7.01(a) or Section 7.01(b) above, but the foregoing shall not be in derogation of the obligation of Holdings to furnish the information and materials described in Section 7.01(a) and Section 7.01(b) above at the times specified therein.

7.02         Certificates; Other Information.  Holdings shall furnish to the Administrative Agent and each Lender:

(a)           concurrently with the delivery of the financial statements referred to in Section 7.01(a), a certificate of the Independent Auditor stating that in the course of the regular examination of the business of Holdings and its Subsidiaries, which examination was conducted by such accounting firm in accordance with GAAP, nothing has come to the attention of the Independent Auditor which would cause it to believe that a Default or Event of Default has occurred and is continuing, or if, in the opinion of the Independent Auditor, a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof.

(b)           within ninety (90) days after the close of each fiscal year, an update of the projections delivered to the Lenders prior to the Effective Date (the “Effective Date Projections”) for the then-current and next succeeding four fiscal years, certified by a Responsible Officer of Holdings, together with a statement of such Responsible Officer explaining in reasonable detail any significant variances from the Effective Date Projections;

(c)           concurrently with the delivery of the financial statements referred to in Section 7.01(a) and Section 7.01(b), a Compliance Certificate executed by a Responsible Officer of Holdings;

(d)           within thirty (30) days after the end of each calendar month, a Borrowing Base Certificate appropriately completed by a Responsible Officer of Holdings;

(e)           promptly, copies of all financial statements and reports that Holdings sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that Holdings or any Subsidiary may make to, or file with, the SEC;

(f)            promptly upon sending or receipt, copies of any and all management letters and correspondence relating to management letters, sent or received by Holdings or any of its Subsidiaries to or from the Independent Auditor;

(g)           at the same time it is provided to the holders of any Permitted Subordinated Debt, any notices and other information provided to such holders pursuant to the reporting and notices provisions of the Subordinated Debt Documents (without duplication of any notices, financial statements and other information required hereunder);

(h)           within twenty (20) days of the Administrative Agent’s or any Lender’s request therefor, (i) a current list of the names, addresses and outstanding debts of all Account Debtors, and (ii) a current list of the names, addresses and outstanding amounts due all creditors of Holdings or any Subsidiary;

(i)            concurrently with the delivery of the financial statements referred to in Section 7.01(a) and Section 7.01(b), an Update Certificate, executed by a Responsible Officer of Holdings;

(j)            promptly, such additional information regarding the business, financial or corporate affairs of Holdings or any Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time request.

7.03         Notices.  Holdings shall promptly notify the Administrative Agent:

(a)           of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

(b)           of any matter that has resulted or could result in a Material Adverse Effect, including (i) any breach or non-performance of, or any default under, any Contractual Obligation of Holdings or any of its Subsidiaries which has resulted or could result in a Material Adverse Effect; and (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between Holdings or any of its Subsidiaries and any Governmental Authority (including under or pursuant to any Environmental Laws) which has resulted or could result in a Material Adverse Effect;

(c)           of the commencement of, or any material development in, any litigation or proceeding affecting Holdings or any Subsidiary (i) which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (ii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document;

(d)           upon, but in no event later than ten (10) days after, becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against Holdings or any Subsidiary or any of their respective properties pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of Holdings or any Subsidiary that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws;

(e)           of any other litigation or proceeding affecting Holdings or any of its Subsidiaries which Holdings would be required to report to the SEC pursuant to the Exchange Act, within four (4) days after reporting the same to the SEC;

(f)            of the occurrence of any of the following events affecting Holdings or any ERISA Affiliate (but in no event more than ten (10) days after such event), and deliver to the Administrative Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to Holdings or any ERISA Affiliate with respect to such event:

(i)            an ERISA Event;

(ii)           a material increase in the Unfunded Pension Liability of any Pension Plan;

(iii)          the adoption of, or the commencement of contributions to, any Plan subject to section 412 of the Code by Holdings or any ERISA Affiliate; or

(iv)          the adoption of any amendment to a Plan subject to section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability;

(g)           of any material change in accounting policies or financial reporting practices by Holdings or any of its consolidated Subsidiaries;

(h)           upon the request from time to time of the Administrative Agent or any Lender, the Swap Termination Values, together with a description of the method by which such amounts were determined, relating to any then-outstanding Swap Contracts to which Holdings or any of its Subsidiaries is party;

(i)            the occurrence of any Event of Loss exceeding $5,000,000;

(j)            of the entry by Holdings into any Specified Swap Contract, together with the details thereof; and

(k)           of the occurrence of any default, event of default, termination event or other event under any Specified Swap Contract that after the giving of notice, passage of time or both, would permit either counterparty to such Specified Swap Contract to terminate early any or all trades relating to such contract.

Each notice under this Section 7.03 shall be accompanied by a written statement by a Responsible Officer of Holdings setting forth details of the occurrence referred to therein, and stating what action Holdings or any affected Subsidiary proposes to take with respect thereto and at what time.  Each notice under Section 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

7.04         Preservation of Corporate Existence, Etc.  Holdings shall, and shall cause each Subsidiary to, except in connection with transactions permitted by Section 8.03 and sales of assets permitted by Section 8.02:

(a)           preserve and maintain in full force and effect its (i) legal existence and (ii) good standing under the laws of its state or jurisdiction of incorporation or formation;

(b)           preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business;

(c)           use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

(d)           preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

7.05         Maintenance of Property.  Holdings shall, and shall cause each Subsidiary to, maintain, and preserve all its property which is used or useful in its business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that its property shall be fully and efficiently preserved and maintained consistent with Holdings’ or such Subsidiary’s past practice.

7.06         Insurance.  In addition to insurance requirements set forth in the Collateral Documents, Holdings shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including workers’ compensation insurance, public liability and property and casualty insurance.  All such insurance shall name the Administrative Agent as loss payee/mortgagee and as additional insured, for the benefit of the Lenders, as their interests may appear.  All casualty and key man insurance maintained by Holdings shall name the Administrative Agent as loss payee and all liability insurance shall name the Administrative Agent as additional insured for the benefit of the Lenders, as their interests may appear.  Upon the request of the Administrative Agent or any Lender, Holdings shall furnish the Administrative Agent, with sufficient copies for each Lender, at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer of Holdings (and, if requested by the Administrative Agent, any insurance broker of Holdings) setting forth the nature and extent of all insurance maintained by Holdings and its Subsidiaries in accordance with this Section 7.06 or any Collateral Documents (and which, in the case of a certificate of a broker, were placed through such broker).

7.07         Payment of Obligations.  Holdings shall, and shall cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

(a)           all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by Holdings or such Subsidiary;

(b)           all lawful claims which, if unpaid, would by law become a Lien upon its property not constituting a Permitted Lien; and

(c)           all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness (except where failure to do so would not otherwise constitute a Default or Event of Default hereunder).

7.08         Compliance with Laws.  Holdings shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

7.09         Compliance with ERISA.  Holdings shall, and shall cause each of its ERISA Affiliates to:  (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to section 412 of the Code.

7.10         Inspection of Property and Books and Records.  (a)  Holdings shall, and shall cause each Subsidiary to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Holdings and such Subsidiary.  Holdings shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial, operating and other records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of Holdings and the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Holdings; provided, however, when an Event of Default exists the Administrative Agent or any Lender may do any of the foregoing at any time during normal business hours and without advance notice.

(b)           Without limiting the generality of Section 7.10(a), as frequently as the Majority Lenders may deem appropriate, each of Holdings and the Company will provide Administrative Agent or its designee access to Holdings’ and the Company’s records and premises and allow such auditors or appraisers to conduct audits of Holdings’ and its Subsidiaries’ accounts, including Accounts and Inventory.  Holdings shall pay all reasonable fees and expenses of one such audit in any 12—month period; provided, however, that during the existence of any Event of Default, Holdings shall pay all reasonable fees and expenses of each such audit.

7.11         Environmental Laws.  (a)  Holdings shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

(b)           Upon the written request of the Administrative Agent or any Lender, Holdings shall submit and cause each of its Subsidiaries to submit, to the Administrative Agent with sufficient copies for each Lender, at Holdings’ sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to Section 7.03(d), that could, individually or in the aggregate, result in liability in excess of $1,000,000.

7.12         Use of Proceeds.  Holdings shall, directly or indirectly, use the proceeds of the Loans (i) for Permitted Acquisitions, (ii) for making Investments permitted under Section 8.04, (iii) to refinance existing Indebtedness and (iv) for working capital and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.

7.13         Additional Guarantors.  (a)  If a Minority Investment or Subsidiary shall at any time after the Effective Date become a  U.S. Wholly-Owned Subsidiary, or if Holdings, or any U.S. Wholly-Owned Subsidiary of Holdings, otherwise shall incorporate, create or acquire any U.S. Wholly-Owned Subsidiary, Holdings shall cause such U.S. Wholly-Owned Subsidiary to furnish promptly, but in no event more than thirty (30) days thereafter, each of the following to the Administrative Agent, in sufficient quantities for each Lender:

(i)            a duly executed notice and agreement in substantially the form of Exhibit G (an “Additional Guarantor Assumption Agreement”);

(ii)           (A) copies of the resolutions of the board of directors (or equivalent governing body) of such Subsidiary approving and authorizing the execution, delivery and performance by such Subsidiary of its Additional Guarantor Assumption Agreement and this Agreement, certified as of the date of such Additional Guarantor Assumption Agreement (the “Additional Guarantor Accession Date”) by the Secretary or an Assistant Secretary (or other appropriate officer) of such Subsidiary; (B) a certificate of the Secretary or Assistant Secretary (or other appropriate officer) of such Subsidiary certifying the names and true signatures of the officers of such Subsidiary authorized to execute and deliver and perform, as applicable, its Additional Guarantor Assumption Agreement, this Agreement and all other Loan Documents to be delivered hereunder; (C) copies of the articles or certificate of incorporation and bylaws (or other applicable Organization Documents) of such Subsidiary as in effect on the Additional Guarantor Accession Date, certified by the Secretary or Assistant Secretary (or other appropriate officer) of such Subsidiary as of the Additional Guarantor Accession Date; and (D) an opinion of counsel to such Subsidiary and addressed to the Administrative Agent and the Lenders, substantially in the form of Exhibit H; and

(iii)          (A) such amendments to the schedules to the Security Agreement as shall be required in connection with the accession of such Subsidiary thereto; (B) executed UCC-1 financing statements furnished by the Administrative Agent in each jurisdiction in which such filing is necessary to perfect the security interest of the Administrative Agent on behalf of the Lenders in the Collateral of such Subsidiary and in which the Administrative Agent requests that such filing be made, and (C) if requested by the Administrative Agent, such Mortgages and other documents as may be required to create and perfect a Lien in the interests of such Subsidiary in any real property and such title insurance policies and other documents as the Administrative Agent or the Majority Lenders may reasonably request in connection therewith.

(b)           Additionally, Holdings and such Subsidiary shall have executed and delivered to the Administrative Agent (in sufficient quantities for each Lender) such other items as reasonably requested by the Administrative Agent in connection with the foregoing, including officers’ certificates, search reports and other certificates and documents.

7.14         Additional Subsidiaries.  If Holdings, directly or indirectly, incorporates, creates or acquires any additional Subsidiary, or if any Minority Investment shall become a Subsidiary, then within ten (10) days thereafter, Holdings shall (i) (A) pledge the capital stock of such additional Subsidiary to the Administrative Agent pursuant to the Security Agreement, if such stock is directly owned by Holdings, or (B) if such stock is owned by a Wholly-Owned Subsidiary, cause such Wholly-Owned Subsidiary to pledge the capital stock of such additional Subsidiary to the Administrative Agent pursuant to the Security Agreement, and (ii) execute and deliver, or cause such Wholly-Owned Subsidiary to have executed and delivered, to the Administrative Agent stock transfer powers executed in blank with signatures guaranteed as the Administrative Agent shall request, such UCC-1 financing statements (as furnished by the Administrative Agent) in each jurisdiction in which such filing is necessary to perfect the security interest of the Administrative Agent in the Collateral with respect to Holdings or such Wholly-Owned Subsidiary, and (iii) deliver such other items as reasonably requested by the Administrative Agent in connection with the foregoing, including resolutions, incumbency and officers’ certificates, opinions of counsel, search reports and other certificates and documents; provided, however, that if any such additional Subsidiary is not a U.S. Subsidiary, in no event shall more than 65% of the voting capital stock (and 100% of the non-voting stock) of any such Subsidiary be required to be so pledged.

7.15         Environmental Review.  Holdings shall deliver to the Administrative Agent, promptly upon the granting of any Lien in favor of the Administrative Agent for the benefit of the Lenders from and after the Effective Date, with respect to any real property, an environmental site assessment or other environmental analysis, report or review with respect to any such real property in form and substance reasonably satisfactory to the Administrative Agent.  If any such environmental site assessment or other environmental analysis, report or review with respect to any Mortgaged Property shall indicate the presence of any Hazardous Materials on or in the vicinity of such Mortgaged Property or otherwise shall indicate any environmental problem with respect to such Mortgaged Property (including any environmental problem which may give rise to any Environmental Claim) which, in the reasonable determination of the Administrative Agent, adversely affects the value of such Mortgaged Property or causes the Administrative Agent to desire to exclude such Mortgaged Property from the Collateral, then Holdings shall, and shall cause its Subsidiaries to, enter into and deliver to the Administrative Agent one or more Mortgages in respect of additional or replacement real property Collateral, in form and substance reasonably satisfactory to the Administrative Agent, together with such title insurance policies, insurance endorsements, surveys, appraisals, consents, estoppels, subordination agreements and other documents and other instruments as the Administrative Agent shall reasonably request.

7.16         Further Assurances.  (a)  Holdings shall ensure that all written information, exhibits and reports furnished to the Administrative Agent or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Administrative Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

(b)           If at any time, Holdings, the Company or any other Guarantor shall become the owner of any real property that is located in the United States, then Holdings and the Company shall (and shall cause any of the other Guarantors to) promptly, and in any event within sixty (60) days following acquisition of such real property, enter into and deliver to the Administrative Agent a Mortgage in respect to such property, in form and substance reasonably satisfactory to the Administrative Agent, together with such title insurance policies, insurance endorsements, surveys, appraisals, consents, estoppels, subordination agreements and other documents and other instruments as the Administrative Agent or the Majority Lenders shall reasonably request; provided, however, that Holdings, the Company and the Guarantors shall only be required to provide title insurance and/or insurance endorsements in the case of real property with an appraised value in excess of $500,000.

(c)           Promptly upon request by the Administrative Agent or the Majority Lenders, Holdings shall (and shall cause any Guarantor to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Administrative Agent or such Lenders, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent and Lenders the rights granted or now or hereafter intended to be granted to the Lenders under any Loan Document or under any other document executed in connection therewith.

7.17         Appraisals/Title Insurance.

(a)           Holdings and its Subsidiaries shall deliver, not later than three (3) years after the Effective Date, appraisals, in form and substance satisfactory to the Administrative Agent and the Majority Lenders, of each of the Mortgaged Properties.

(b)           With respect to each Mortgaged Property for which an appraisal has been completed in accordance with clause (a) above, if such Mortgaged Property has an appraised value in excess of $500,000, Holdings and its Subsidiaries shall deliver to the Administrative Agent and the Lenders an A.L.T.A. Form B (or other form acceptable to the Administrative Agent and the Lenders) mortgagee policy of title insurance or a binder issued by a title insurance company satisfactory to the Administrative Agent and the Lenders insuring (or undertaking to insure, in the case of a binder) that the Mortgage on such Mortgaged Property creates and constitutes a valid first Lien against such Mortgaged Property in favor of the Administrative Agent, subject only to exceptions acceptable to the Administrative Agent and the Lenders, with such endorsements and affirmative insurance as the Administrative Agent or any Lenders may reasonably request.

7.18         Intercompany Notes.  Holdings shall use commercially reasonable efforts (i) to deliver to the Administrative Agent, within sixty (60) days after the Effective Date, as Collateral for the Obligations, promissory notes in form and substance satisfactory to the Administrative Agent evidencing all extensions of credit by Holdings to any of its Non-Wholly-Owned Subsidiaries, which extensions of credit shall be secured by a first priority Lien on all of the tangible and intangible property of such Non-Wholly-Owned Subsidiary, and which Lien shall have been assigned to the Administrative Agent as Collateral for the Obligations and (ii) to ensure that any such promissory notes are demand notes (including by way of converting any notes that are not demand notes as of the Effective Date into demand notes by the sixtieth day thereafter).  In the event that Holdings is unable to comply with either clause of the preceding sentence, Holdings shall not renew or amend (including to increase the maximum available borrowings under) the notes with respect to extensions of credit referred to in the preceding sentence.

ARTICLE VIII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Lenders waive compliance in writing:

8.01         Limitation on Liens.  (a)  Holdings shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(i)            any Lien existing on the Effective Date and set forth in Schedule 8.01 securing Indebtedness outstanding on such date;

(ii)           any Lien created under any Loan Document;

(iii)          Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.07(a), provided that no notice of Lien has been filed or recorded under the Code;

(iv)          carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(v)           Liens (other than any Lien imposed by ERISA and other than on the Collateral) consisting of pledges or deposits required in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;

(vi)          Liens securing (A) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases (other than Capital Leases), statutory obligations,

(B) contingent obligations on surety and appeal bonds, and (C) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

(vii)         Liens (other than Liens on the Collateral) consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such Liens in the aggregate at any time outstanding for Holdings and its Subsidiaries do not exceed $1,000,000;

(viii)        easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of Holdings and its Subsidiaries;

(ix)           Liens on specific tangible assets of  Persons which become Subsidiaries after the date of this Agreement; provided, however, that (A) such Liens existed at the time the respective Persons became Subsidiaries and were not created in anticipation thereof, (B) any such Lien does not by its terms cover any assets after the time such Person becomes a Subsidiary which were not covered immediately prior thereto, (C) any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time such Person becomes a Subsidiary, and (D) such Indebtedness is permitted by Section 8.05(d);

(x)            purchase money Liens on any property acquired or held by Holdings or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within twenty (20) days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property, and (iv) such Indebtedness is permitted under Section 8.05(d);

(xi)           Liens securing obligations in respect of Capital Leases on assets subject to such leases, provided that such Capital Leases are otherwise permitted hereunder;

(xii)          Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Holdings in excess of those set forth by regulations promulgated by the FRB, and (B) such deposit account is not intended by Holdings or any Subsidiary to provide collateral to the depository institution;

(xiii)         Liens consisting of pledges of cash collateral or government securities to secure on a mark-to-market basis Permitted Swap Obligations only, provided that (A) the counterparty to any Swap Contract relating to such Permitted Swap Obligation is under a similar requirement to deliver similar collateral from time to time to Holdings or the Subsidiary party thereto on a mark-to-market basis; and (B) the aggregate value of such collateral so pledged by

Holdings and the Subsidiaries together in favor of any counterparty does not at any time exceed $3,000,000;

(xiv)        Liens not otherwise permitted hereunder securing Indebtedness in principal amount not exceeding $5,000,000 in the aggregate at any time outstanding; provided that (A) no such Lien shall attach to any Collateral and (B) such Indebtedness is otherwise permitted hereunder; and

(xv)         Liens on the property of direct and indirect Non-Wholly-Owned Subsidiaries of Holdings in favor of Holdings created in connection with extensions of credit provided by Holdings to Non-Wholly-Owned Subsidiaries as permitted pursuant to Section 8.04(d), which Liens have been assigned to the Administrative Agent for the benefit of the Lenders pursuant to Section 8.04(d).

(b)           Holdings shall not, and shall not permit any of its Subsidiaries to, enter into or suffer to exist any agreement (other than this Agreement) prohibiting or conditioning the creation or assumption of any Lien upon any of its properties, revenues or assets, whether now owned or hereafter acquired.

Notwithstanding the foregoing, no other Liens may exist at any time on or with respect to the Pledged Collateral.

8.02         Disposition of Assets.  Holdings shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

(a)           dispositions of inventory or equipment, all in the ordinary course of business;

(b)           the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

(c)           dispositions of inventory and equipment by the Company or any Subsidiary to the Company or any Subsidiary pursuant to reasonable business requirements and in the ordinary course of business;

(d)           the lease or sublease of real property by Holdings or any Subsidiary to other Persons in the ordinary course of business;

(e)           the sale of cash equivalents and other short term money market investments in the ordinary course of business pursuant to Holdings’ usual and customary cash management policies and procedures;

(f)            dispositions of inventory and equipment (other than dispositions permitted under subsection (a)) by Holdings or any Subsidiary to any Person in which Holdings has a Minority Investment, provided that the aggregate amount of such dispositions in any calendar year, plus the aggregate amount of Minority Investments under Section 8.04(e) in such year, does not exceed the sublimit of the Annual Limit specified in Section 8.04(e);

(g)           dispositions pursuant to sales and leaseback transactions permitted under Section 8.14; and

(h)           dispositions not otherwise permitted hereunder which are made for fair market value (as determined in good faith by Holdings or the Company); provided that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) the aggregate sales price from such disposition shall be paid in cash, (iii) immediately after giving effect to such disposition, the Disposition Value of all assets disposed of as permitted by this Section 8.02(h) (but excluding the Disposition Value of any real property so disposed of, provided that the proceeds of any such disposition are reinvested within 365 days of such disposition in similar replacement property) during the period of 365 days ending on the date of such proposed sale shall not exceed 15% of Consolidated Total Assets determined as of the last day of the prior fiscal year, (iv) no disposition by Holdings of any of its equity interest in the Company shall be permitted hereunder, and (v) no dispositions of accounts or notes receivable shall be permitted hereunder unless in connection with the sale of all or substantially all of a business unit, division or Subsidiary of Holdings and such sale is otherwise permitted hereunder.

8.03         Consolidations and Mergers.  Holdings shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

(a)           any Subsidiary may merge with Holdings, provided that Holdings shall be the continuing or surviving Person, or with any one or more Subsidiaries, provided  that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving Person;

(b)           as permitted by Section 8.02;

(c)           any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to Holdings or to a Wholly-Owned Subsidiary; and

(d)           Holdings or any Subsidiary thereof may merge with or consolidate into any other Person, provided that (i) (in the case of Holdings) Holdings shall be the continuing or surviving Person, (ii) such merger or consolidation is in connection with a Permitted Acquisition, and (iii) no such merger or consolidation shall be made while there exists a Default or if a Default would occur as a result thereof.

8.04         Loans and Investments.  Holdings shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of Holdings (together, “Investments”) except for:

(a)           Investments held by Holdings or Subsidiary in the form of cash equivalents and short term money market investments in the ordinary course of business pursuant to Holdings’ usual and customary cash management policies and procedures;

(b)           extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

(c)           Investments in the equity securities of Subsidiaries, provided that such equity securities are pledged to the Administrative Agent and the Lenders as Collateral for the Obligations;

(d)           Extension of credit by Holdings to any of its Subsidiaries in the ordinary course of business; provided that with respect to extensions of credit by Holdings to any of its Non-Wholly-Owned Subsidiaries (i) such extensions of credit are evidenced by one or more demand promissory notes in form and substance satisfactory to the Administrative Agent, the originals of which have been delivered to the Administrative Agent as Collateral for the Obligations, and (ii) such extensions of credit are secured by a first priority Lien on all of the tangible and intangible property of such Non-Wholly-Owned Subsidiary, which Lien has been assigned to the Administrative Agent as Collateral for the Obligations;

(e)           Investments constituting Minority Investments and Investments incurred in order to consummate Permitted Acquisitions, provided that (i) all such Investments in the aggregate, plus the aggregate amount of dispositions under Section 8.02(f), shall not exceed $60,000,000 in any calendar year (the “Annual Limit”), (ii) all such Investments constituting Minority Investments, plus the aggregate amount of dispositions under Section 8.02(f), do not exceed a sublimit of $25,000,000 in any calendar year exclusive of any Put Obligations, provided, however, that to the extent any Put Obligations are exercised, the amount so exercised shall be included in the Annual Limit for the year in which such Put Obligation was exercised, (iii) no such Investment shall be made if the Subsidiary or the Person in which Holdings has a Minority Investment, as the case may be, that is the subject of such Investment shall not be a U.S. Subsidiary or is located outside the United States, and (iv) on and after the effectiveness of any Investment, Holdings shall not be in violation of any of the financial covenants contained in Section 8.19 hereof;

(f)            Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations;

(g)           Officer, shareholder, director and employee loans and guarantees in accordance with Holdings’ and its Subsidiaries’ usual and customary practices with respect thereto in aggregate amount not exceeding $1,000,000 at any time; and

(h)           Investments by Holdings in BMC Insurance, Inc. in an amount not to exceed the amount needed to satisfy actuarial requirements as determined by the Insurance Commissioner of the State of Hawaii and in any event which do not exceed $5,000,000 in the aggregate after the Effective Date (and in addition to any premiums paid in accordance with Section 8.06).

8.05         Limitation on Indebtedness.  Holdings shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(a)           Indebtedness incurred pursuant to this Agreement;

(b)           Indebtedness consisting of Contingent Obligations permitted pursuant to Section 8.08;

(c)           Indebtedness existing on the Effective Date and set forth in Schedule 8.05;

(d)           Indebtedness secured by Liens permitted by clauses (ix), (x) and (xiv) of Section 8.01(a) in an aggregate amount outstanding not to exceed $25,000,000;

(e)           Indebtedness of Holdings or Wholly-Owned Subsidiaries of Holdings to Holdings or other Wholly-Owned Subsidiaries of Holdings;

(f)            Indebtedness of the Non-Wholly Owned Subsidiaries of Holdings to Holdings to the extent permitted pursuant to Section 8.04(d) or Indebtedness of Holdings to the Non-Wholly-Owned Subsidiaries of Holdings;

(g)           Indebtedness incurred pursuant to sales and leaseback transactions permitted under Section 8.14;

(h)           Indebtedness of BMC Insurance, Inc. to Holdings or any Subsidiary of Holdings;

(i)            additional unsecured Indebtedness incurred after the Effective Date in an aggregate amount not to exceed $25,000,000, provided that (i) no such Indebtedness shall be incurred while there exists a Default or if a Default would occur as a result thereof, and (ii) without limiting the generality of the foregoing, as of the end of the most recent quarter for which Holdings has delivered financial statements under Section 7.01(a) or Section 7.01(b) and immediately after giving effect to such incurrence, Holdings shall be in full compliance with Section 8.19(a), Section 8.19(b) and Section 8.19(c); and

(j)            additional Indebtedness which by its terms is expressly subordinated to the Obligations, provided that (i) the terms of such subordination shall be satisfactory to the Majority Lenders, (ii) the terms of such Indebtedness and the indenture or other agreement evidencing such Indebtedness otherwise shall be satisfactory in all material respects to the Majority Lenders (including terms and conditions relating to the interest rate, fees, amortization, maturity, covenants, events of default and remedies), (iii) no such Indebtedness shall be incurred while there exists a Default or if a Default would occur as a result thereof, and (iv) without limiting the generality of the foregoing, as of the end of the most recent quarter for which Holdings has delivered financial statements under Section 7.01(a) or Section 7.01(b) and immediately after giving effect to such incurrence, Holdings shall be in full compliance with Section 8.19(a) and, if then applicable, Section 8.19(b) and Section 8.19(c) (any such Indebtedness issued in compliance with this Section 8.05(j) hereinafter “Permitted Subordinated Debt”).

Notwithstanding anything to the contrary in this Section 8.05, the Indebtedness of all Subsidiaries that are not Guarantors which is otherwise permitted under this Section 8.05 shall not exceed $5,000,000 in the aggregate at any time outstanding.

8.06         Transactions with Affiliates.  Holdings shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of Holdings, except upon fair and reasonable terms no less favorable to Holdings or such Subsidiary than would obtain in a comparable arm’s-length transaction with a Person not an Affiliate of Holdings or such Subsidiary.

8.07         Use of Proceeds.  Holdings shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of Holdings or others incurred to purchase or carry Margin Stock, or (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock.

8.08         Contingent Obligations.  Holdings shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations, except:

(a)           endorsements for collection or deposit in the ordinary course of business;

(b)           Permitted Swap Obligations;

(c)           Contingent Obligations of Holdings in respect of Indebtedness of any of its Wholly-Owned Subsidiaries, or Contingent Obligations of any of its Wholly-Owned Subsidiaries in respect of Indebtedness of another of its Wholly-Owned Subsidiaries or of Holdings, in each case to the extent such Indebtedness is permitted hereunder;

(d)           Contingent Obligations of Holdings and its Subsidiaries existing as of the Effective Date and listed in Schedule 8.08;

(e)           Contingent Obligations with respect to Surety Instruments incurred in the ordinary course of business and not exceeding at any time $5,000,000 in the aggregate in respect of Holdings and its Subsidiaries together;

(f)            Contingent Obligations of Holdings with respect to Stock Price Guaranties incurred in the ordinary course of business and not exceeding at any time $5,000,000 in the aggregate; and

(g)           Contingent Obligations of Holdings and its Subsidiaries in connection with any Put Obligations to the extent otherwise permitted under this Agreement.

Notwithstanding anything to the contrary in this Section 8.08, the Contingent Obligations of all Subsidiaries that are not Guarantors which are otherwise permitted under this Section 8.08 shall not exceed $5,000,000 in the aggregate at any time outstanding.

8.09         Subsidiaries.  Holdings shall not, and shall not suffer or permit any Subsidiary to, incorporate, create or acquire any Subsidiary which is not a U.S. Subsidiary.

8.10         Lease Obligations.  Holdings shall not, and shall not suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under any Operating Lease, which exceed an aggregate amount of $20,000,000 for all Operating Leases in any fiscal year.

8.11         Restricted Payments.  Holdings shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock (other than dividends or other distributions by a Subsidiary to Holdings), or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that Holdings may:

(a)           declare and make dividend payments or other distributions payable solely in its common stock;

(b)           declare and make dividend payments or other distributions payable in cash so long as no Default has occurred and is continuing on the date of, or will result after giving effect to, any such payment, assuming the financial covenants set forth in Section 8.19 are applied on a pro forma basis as of the date of any such distribution;

(c)           declare dividends required to be declared or paid pursuant to the terms of any securities issued in a Permitted Equity Offering so long as the dividend provisions of such securities were approved by the Majority Lenders in writing prior to the issuance of such securities;

(d)           purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock;

(e)           allow any Non-Wholly-Owned Subsidiary to make distributions to its owners (on a pro rata basis); and

(f)            purchase shares of Holdings’ common stock either (1) for deposit into the 401(k) trust fund on behalf of Holdings’ employees by using funds obtained through employee payroll deductions of such employees, or (2) to the extent necessary to provide discounts to employees in connection with Holdings’ Employee Stock Purchase Plan.

8.12         ERISA.  Holdings shall not, and shall not suffer or permit any of its ERISA Affiliates to:  (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of Holdings in an aggregate amount in excess of $500,000; or (b) engage in a transaction that could be subject to section 4069 or 4212(c) of ERISA.

8.13         Capital Expenditures.  Holdings shall not, and shall not permit any of its Subsidiaries to, make any Capital Expenditures in excess of, on a consolidated basis, in any fiscal year, the sum of (a) the Capital Expenditure Annual Limit plus (b) so long as no Event of Default has occurred and is continuing, the Permitted Capital Expenditure Carry-Forward for all

prior fiscal years (beginning with fiscal year 2003) to the extent that any such Permitted Capital Expenditure Carry-Forward has not been previously used.

8.14         Sales and Leasebacks.  Holdings shall not, and shall not permit any of its Subsidiaries to, become liable, directly or indirectly, with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Holdings or such Subsidiary has sold or transferred or is to sell or transfer to any other Person or (ii) which Holdings or such Subsidiary intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by Holdings or such Subsidiary to any other Person in connection with such lease; provided that Holdings and any of its Subsidiaries may enter into any such lease if (A) no Default shall then exist or would occur as a result thereof, (B) as of the end of the most recent quarter for which Holdings has delivered financial statements under Section 7.01(a) or Section 7.01(b) and immediately after giving effect to any such lease, Holdings shall be in full compliance with Section 8.19(a), Section 8.19(b) and Section 8.19(c) and (C) the aggregate amount of Indebtedness incurred in connection with all such leases shall not exceed $25,000,000 at any time outstanding.

8.15         Certain Payments.  Holdings shall not, and shall not permit any of its Subsidiaries to, (i) prepay, redeem, repurchase or otherwise acquire for value any of the Permitted Subordinated Debt; or (ii) make any principal, interest or other payments on any Permitted Subordinated Debt if not permitted by the respective subordination provisions of the Subordinated Debt Documents.

8.16         Modification of Subordinated Debt Documents.  Holdings shall not, and shall not permit any of its Subsidiaries to, agree to or permit any amendment, modification or waiver of any provision of any Subordinated Debt Document (including any amendment, modification or waiver pursuant to an exchange of other securities or instruments for outstanding Permitted Subordinated Debt) if the effect of such amendment, modification or waiver is to (i) increase the interest rate on such Permitted Subordinated Debt or change (to earlier dates) the dates upon which principal and interest are due thereon; (ii) alter the redemption, prepayment or subordination provisions thereof; (iii) alter the covenants and events of default in a manner which would make such provisions more onerous or restrictive to Holdings or such Subsidiary; or (iv) otherwise increase the obligations of Holdings or such Subsidiary in respect of such Permitted Subordinated Debt or confer additional rights upon the holders thereof which individually or in the aggregate would be adverse to Holdings, its Subsidiaries or the Lenders.

8.17         Change in Business.  Holdings shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by Holdings and its Subsidiaries on the date hereof and lines of business ancillary thereto.

8.18         Accounting Changes.  Holdings shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of Holdings or of any Subsidiary, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of Holdings.

8.19         Financial Covenants.  (a)  Holdings shall not permit its Consolidated Net Worth as of the last day of any fiscal quarter to be less than (a) 85% of its Consolidated Net Worth on and as of the Effective Date, plus (b) 50% of Consolidated Net Income for each fiscal quarter (without giving effect to any net loss for any such period) ending after the Effective Date, plus (c) 50% of all Net Issuance Proceeds completed in any fiscal quarter from and after the Effective Date.

(b)           Holdings shall not permit as at the end of any fiscal quarter, measured on a consolidated basis for Holdings and its Subsidiaries for the period of four fiscal quarters ended on such date in accordance with GAAP, the ratio of (i) EBITA to (ii) the sum of (A) cash Interest Expense, plus (B) cash taxes, plus (C) scheduled principal payments in respect of Indebtedness from and after July 1, 2003, plus (D) cash dividend payments made (the “EBITA Ratio”) to be less than the following amounts for the respective periods set forth below:

Period	EBITA Ratio
Effective Date through and including September 30, 2004	1.20:1.00
October 1, 2004 through and including September 30, 2005	1.25:1.00
October 1, 2005 through and including September 30, 2006	1.35:1.00
October 1, 2006 through and including September 30, 2007	1.40:1.00
October 1, 2007 through and including the later of the Revolving Loan Maturity Date and the Term B Loan Maturity Date	1.45:1.00

(c)           Holdings shall not permit the EBITDA Ratio at any time to be greater than the following amounts for the respective periods set forth below:

Period	EBITA Ratio
Effective Date through and including September 30, 2005	3.50:1.00
October 1, 2005 through and including September 30, 2007	3.25:1.00
October 1, 2007 through and including the later of the Revolving Loan Maturity Date and the Term B Loan Maturity Date	3.00:1.00

8.20         No Restrictions on Subsidiary Dividends.  Holdings shall not, and shall not suffer or permit any Subsidiary to, enter into or be bound by any Contractual Obligation which restricts, limits or prohibits the payment of dividends by any Subsidiary or the making of any other distribution in respect of such Subsidiary’s capital stock.

ARTICLE IX

EVENTS OF DEFAULT

9.01         Event of Default.  Any of the following shall constitute an “Event of Default”:

(a)           Non-Payment.  Holdings fails to make, (i) when and as required to be made herein, payments of any amount of principal of any Loan or of any L/C Obligation, (ii) when and as required to be paid under any Specified Swap Contract, any payment or transfer under such Specified Swap Contract, or (iii) within three (3) Business Days after the same becomes due, payment of any interest, fee or any other amount payable hereunder or under any other Loan Document (other than a Specified Swap Contract); or

(b)           Representation or Warranty.  Any representation or warranty by any Loan Party made or deemed made herein, in any other Loan Document (other than a Specified Swap Contract), or which is contained in any certificate, document or financial or other statement by any Loan Party, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document (other than a Specified Swap Contract), is incorrect in any material respect on or as of the date made or deemed made; or

(c)           Specific Defaults.  Holdings or the Company fails to perform or observe any term, covenant or agreement contained in any of Section 7.04(a)(i), or Section 7.12 or in Article VIII; or

(d)           Other Defaults.  Any Loan Party fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document (other than a Specified Swap Contract), and such default shall continue unremedied for a period of twenty (20) days after the earlier of (i) the date upon which a Responsible Officer of Holdings or the Company obtained actual knowledge of such failure and (ii) the date upon which written notice thereof is given to Holdings by the Administrative Agent or any Lender; or

(e)           Cross-Default.  (i) Holdings or any Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or Administrative Agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (1) any event of default under such Swap Contract as to which Holdings or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (2) any Termination Event (as so defined) as to which Holdings or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by Holdings or such Subsidiary as a result thereof is greater than $5,000,000; or

(f)            Insolvency; Voluntary Proceedings.  Holdings or any Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

(g)           Involuntary Proceedings.  (i) Any involuntary Insolvency Proceeding is commenced or filed against Holdings or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of Holdings’ or any Subsidiary’s properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) Holdings or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) Holdings or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or Administrative Agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

(h)           ERISA.  (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Holdings under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $500,000; the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $500,000; or (iii) Holdings or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $500,000; or

(i)            Monetary Judgments.  One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against Holdings or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $5,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof; or

(j)            Non-Monetary Judgments.  Any non-monetary judgment, order or decree is entered against Holdings or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(k)           Change of Control.  There occurs any Change of Control; or

(l)            Guarantor Defaults.  Any Guarantor fails in any material respect to perform or observe any term, covenant or agreement in its Guaranty; or any Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or such Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described at subsections (f) or (g) of this Section 9.01 occurs with respect to the Guarantor; or

(m)          Invalidity of Subordination Provisions.  The subordination provisions applicable to the Permitted Subordinated Debt shall be for any reason revoked or invalidated, or otherwise cease to be in full force and effect, or the holders thereof or any other Person shall contest in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder, or the Indebtedness hereunder is for any reason subordinated or does not have the priority contemplated by this Agreement or such subordination provisions.

(n)           Collateral.  (i) Any provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against Holdings or any Subsidiary party thereto or Holdings or any Subsidiary shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens.

9.02         Remedies.  At any time after the occurrence and during the continuance of any Event of Default (other than an Event of Default referred to in Section 9.01(f) or Section  9.01(g)):

(a)           the Administrative Agent may or shall, upon instructions from the Majority Revolving Lenders, by written notice to Holdings (i) terminate the Revolving Commitments, any obligation of the L/C Issuer to make L/C Credit Extensions and the obligations of the Revolving Lenders to make Loans, (ii) require that Holdings Cash Collateralize the L/C Obligations in an amount equal to the then Effective Amount of the L/C Obligations; and/or (iii) declare all or a portion of the outstanding Obligations owed to the Revolving Lenders and payable by Holdings to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding; and

(b)           the Administrative Agent may or shall, upon instructions from the Majority Term B Lenders, declare all or a portion of the outstanding Obligations owed to the Term Lenders and payable by Holdings to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding.

Upon the occurrence or existence of any Event of Default described in Section 9.01(f) or 9.01(g), immediately and without notice, (1) the Revolving Commitments, any obligation of the L/C Issuer to make L/C Credit Extensions and the obligations of the Lenders to make Loans shall automatically terminate, (2) the obligation of Holdings to Cash Collateralize the L/C Obligations in an amount equal to the then Effective Amount of the L/C Obligations shall automatically become effective and (3) all outstanding Obligations payable by Holdings hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding.  In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Administrative Agent may exercise any other right, power or remedy available to it under any of the Loan Documents or otherwise by law, either by suit in equity or by action at law, or both.

9.03         Specified Swap Contract Remedies.  Notwithstanding any other provision of this Article IX, each Swap Provider shall have the right, with prior notice to the Administrative Agent, but without the approval or consent of the Administrative Agent or the other Lenders, with respect to any Specified Swap Contract of such Swap Provider, (a) to declare an event of default, termination event or other similar event thereunder and to create an Early Termination Date (as defined in such Specified Swap Contract), (b) to determine net termination amounts in accordance with the terms of such Specified Swap Contracts and to set-off amounts between such Specified Swap Contracts, and (c) to prosecute any legal action against Holdings to enforce net amounts owing to such Swap Provider.

ARTICLE X

THE ADMINISTRATIVE AGENT

10.01       Appointment and Authorization; “Administrative Agent”.  (a)  Each Lender hereby irrevocably (subject to Section 10.09) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.  Without limiting the generality of the foregoing sentence, the use of the term “Administrative Agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)           The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Majority Lenders to act for the L/C Issuer with respect thereto; provided, however, that the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent,” as used in this Article X, included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the L/C Issuer.

10.02       Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through Administrative Agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any Administrative Agent or attorney-in-fact that it selects with reasonable care.

10.03       Liability of Administrative Agent.  None of the Administrative Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Holdings or any Subsidiary or Affiliate of Holdings, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder.  No Administrative Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Holdings or any of its Subsidiaries or Affiliates.

10.04       Reliance by Administrative Agent.  (a)  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

(b)           For purposes of determining compliance with the conditions specified in Section 5.01, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent (or made available) by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

10.05       Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or any Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.”  The Administrative Agent will notify the Lenders of its receipt of any such notice.  The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Article IX; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

10.06       Credit Decision.  Each Lender acknowledges that none of the Administrative Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of Holdings and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Lender.  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Holdings and its Subsidiaries, the value of and title to any Collateral, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to any Loan Party hereunder.  Each Lender also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of any Loan Party.  Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Holdings or any Subsidiary which may come into the possession of any of the Administrative Agent-Related Persons.

10.07       Indemnification of Administrative Agent.  Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company or Holdings and without limiting the obligation of the Company and Holdings to do so), in accordance with the Lenders’ Proportionate Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Administrative Agent-Related Persons of any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted solely from such Person’s gross negligence or willful misconduct.  Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of Holdings and the Company.  The undertaking in this Section 10.07 shall survive the termination of the Commitments, the termination or expiration of all Letters of Credit, the payment of all other Obligations hereunder and the resignation or replacement of the Administrative Agent.

10.08       Administrative Agent in Individual Capacity.  Wells Fargo and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Holdings and its Subsidiaries and Affiliates as though Wells Fargo were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders.  The Lenders acknowledge that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding Holdings or its Subsidiaries or Affiliates (including information that may be subject to confidentiality obligations in favor of Holdings or such Subsidiary or Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.  With respect to its Loans, Wells Fargo shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent or the L/C Issuer.

10.09       Successor Administrative Agent.  The Administrative Agent may, and at the request of the Majority Lenders shall, resign as Administrative Agent upon thirty (30) days’ notice to the Lenders.  If the Administrative Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders.  If no successor Administrative Agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and Holdings, a successor Administrative Agent from among the Lenders.  Upon the acceptance of its appointment as successor Administrative Agent hereunder, such successor Administrative Agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor Administrative Agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article X and Section 11.04 and Section 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.  If no successor Administrative Agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Lenders appoint a successor Administrative Agent as provided for above.  Notwithstanding the foregoing, however, Wells Fargo may not be removed as the Administrative Agent at the request of the Majority Lenders unless Wells Fargo shall also simultaneously be replaced as “L/C Issuer” and “Swingline Lender” hereunder pursuant to documentation in form and substance reasonably satisfactory to Wells Fargo.

10.10       Withholding Tax.  (a)  If any Lender is a “foreign corporation, partnership or trust” within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Administrative Agent, to deliver to the Administrative Agent:

(i)            if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form W-8BEN before the payment of any interest or fees in the first calendar year and before the payment of any interest or fees in each third succeeding calendar year during which interest or fees may be paid under this Agreement;

(ii)           if such Lender claims that interest or fees paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest or fees is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest or fees may be paid under this Agreement; and

(iii)          such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(b)           If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Holdings owing to such Lender, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Holdings owing to such Lender.  To the extent of such percentage amount, the Administrative Agent will treat such Lender’s IRS Form W-8BEN as no longer valid.

(c)           If any Lender claiming exemption from United States withholding tax by filing IRS Form W-8ECI with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Holdings owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by sections 1441 and 1442 of the Code.

(d)           If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction.  However, if the forms or other documentation required by subsection (a) of this section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by sections 1441 and 1442 of the Code, without reduction.

(e)           If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this section, together with all costs and expenses (including reasonable Attorney Costs).  The obligation of the Lenders under this subsection shall survive the termination of the Commitments, the termination or expiration of all Letters of Credit, the payment of all other Obligations hereunder and the resignation or replacement of the Administrative Agent.

(f)            (i) Each Lender party to this Agreement as of the Effective Date represents and warrants to the Administrative Agent and Holdings as of the Effective Date and (ii) each Additional Lender party to this Agreement as of the Subsequent Effective Date represents and warrants to the Administrative Agent and Holdings as of the Subsequent Effective Date, that under applicable law and treaties no tax is required to be withheld by Holdings or the Administrative Agent with respect to any payments to be made to such Lender hereunder.

10.11       Collateral Matters.

(a)           The Administrative Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lender, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

(b)           The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations known to the Administrative Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which Holdings or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to Holdings or any Subsidiary in a transaction permitted under this Agreement; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; (vi) constituting real property to be excluded from the Collateral pursuant to matters arising under Section 7.15; or (vii) if approved, authorized or ratified in writing by the Majority Lenders or all the Lenders, as the case may be, as provided in Section 11.01(k).  Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 10.11(b), provided that the absence of any such confirmation for whatever reason shall not affect the Administrative Agent’s rights under this Section 10.11.

(c)           Each Lender agrees with and in favor of each other (which agreement shall not be for the benefit of Holdings or any Subsidiary) that the Obligations to such Lender under this Agreement and the other Loan Documents shall not be secured by any real property collateral now or hereafter acquired by such Lender other than the Mortgaged Properties described in the Mortgages.

10.12       Syndication Agent, Documentation Agent, Co-Lead Arranger.  None of the Lenders identified on the facing page or signature pages of this Agreement as a “Syndication Agent”, “Documentation Agent” or “Co-Lead Arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement in such capacity.  Without limiting the foregoing, none of the Lenders so identified as a “Syndication Agent”, “Documentation Agent” or “Co-Lead Arranger” shall have or be deemed to have any fiduciary relationship with any Lenders.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE XI

MISCELLANEOUS

11.01       Amendments and Waivers.  Any term, covenant, agreement or condition of this Agreement or any other Loan Document may be amended or waived, and any consent under this Agreement or any other Loan Document may be given, if such amendment, waiver or consent is in writing and is signed by Holdings and the Majority Lenders (or the Administrative Agent on behalf of the Majority Lenders with the written approval of the Majority Lenders); provided, however, that:

(a)           Any amendment, waiver or consent which would (i) amend the definition of “Majority Class Lenders”, “Majority Lenders”, “Majority Revolving Lenders” or “Majority Term Lenders”, or modify in any other manner the number or percentage of the Lenders required to make any determinations or to waive any rights under, or to modify any provision of, this Agreement, (ii) amend this Section 11.01 or Section 2.15, or (iii) release any Guarantor, must be in writing and signed or approved in writing by all of the Lenders;

(b)           Any amendment, waiver or consent which would (i) increase the Aggregate Revolving Commitment, (ii) extend the Revolving Loan Maturity Date, (iii) reduce the principal of, or interest rate applicable to, any Revolving Loan or L/C Borrowing or any fees or other amounts payable for the account of the Revolving Lenders hereunder, or (iii) extend any date fixed for any payment of the principal of, or interest rate applicable to, any Revolving Loans or any fees or other amounts payable for the account of the Revolving Lenders must be in writing and signed or approved in writing by all Revolving Lenders;

(c)           Any amendment, waiver or consent which would (i) increase the Aggregate Term B Commitment, (ii) extend the Term B Loan Maturity Date, (iii) reduce the principal of or interest rate applicable to any Term B Loan or (iv) extend any date fixed for any payment of the principal of or interest rate applicable to any Term B Loans, must be in writing and signed or approved in writing by all Term B Lenders;

(d)           Any amendment, waiver or consent which would (i) accelerate the Term B Loan Maturity Date, (ii) increase the interest rate applicable to any Term B Loan, (iii) accelerate any date fixed for any payment of the principal of or interest rate applicable to any Term B Loans, or (iv) increase the interest rate applicable to any Revolving Loan or L/C Obligation must be in writing and signed or approved in writing by the Majority Class Lenders;

(e)           Any amendment, modification, termination or waiver of any provision of Section 2.05(a) must be in writing and signed by the Majority Revolving Lenders;

(f)            Any amendment, modification, termination or waiver of any provision of Section 2.07 or Section 2.08 must be in writing and signed by the Majority Class Lenders;

(g)           Any amendment, waiver or consent which increases or decreases the Proportionate Share of any Lender or adversely affects the rights of such Lender under Section 11.08 hereof must be in writing and signed by such Lender;

(h)           Any amendment, waiver or consent which affects the rights or duties of the Swingline Lender under this Agreement must be in writing and signed by the Swingline Lender;

(i)            Any amendment, waiver or consent which affects the rights or duties of the L/C Issuer under this Agreement or any L/C Application relating to any Letter of Credit issued or to be issued by it must be in writing and signed by the L/C Issuer;

(j)            Any amendment, waiver or consent which affects the rights or obligations of the Administrative Agent must be in writing and signed by the Administrative Agent; and

(k)           Any amendment, waiver or consent which releases any material portion of the Collateral must be in writing and signed or approved in writing by all Lenders, except that (i) any release in connection with a sale or other disposition of Collateral authorized by Section 8.02 shall not require the approval of any Lenders, and (ii) any amendment, waiver or consent which modifies the terms of Section 8.02 (including any modification relating to the prepayment of proceeds from any such sale or other disposition) shall require the consent of the Majority Lenders.

No failure or delay by the Administrative Agent or any Lender in exercising any right under this Agreement or any other Loan Document shall operate as a waiver thereof or of any other right hereunder or thereunder nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right hereunder or thereunder.  Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.  The Lenders may condition the giving or making of any amendment, waiver or consent of any term, covenant, agreement or condition of this Agreement or any other Loan Document on payment of a fee by Holdings.

11.02       Notices.  (a)  All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, but excluding by electronic mail unless accompanied by notice delivered via one of the other methods specified herein), and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.02; or, as directed to Holdings, the Company or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to Holdings, the Company and the Administrative Agent.

(b)           All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mails, or if delivered, upon delivery; except that notices pursuant to Article II, III or X to the Administrative Agent shall not be effective until actually received by the Administrative Agent, notices pursuant to Article III to the L/C Issuer shall not be effective until actually received by the L/C Issuer at the address specified for the “L/C Issuer” on Schedule 11.02 and notices pursuant to Article II to the Swingline Lender shall not be effective until actually received by the Swingline Lender, at the address specified for such Person on Schedule 11.02.

(c)           Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of Holdings.  The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by Holdings to give such notice and the Administrative Agent and the Lenders shall not have any liability to Holdings or other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice.  The obligation of Holdings to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in the telephonic or facsimile notice.

11.03       No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof;  nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

11.04       Costs and Expenses.  Holdings shall:

(a)           whether or not the transactions contemplated hereby are consummated, pay or reimburse Wells Fargo (including in its capacity as Administrative Agent and L/C Issuer) within five (5) Business Days after demand (subject to Section 5.02(c)) for all reasonable costs and expenses incurred by Wells Fargo (including in its capacity as Administrative Agent and L/C Issuer) in connection with (i) the development, due diligence, preparation, delivery, administration and execution or enforcement of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, (ii) the consummation of the transactions contemplated hereby and thereby, and (iii) the syndication and assignment following the Effective Date of all or any part of Wells Fargo’s interest as Lender hereunder, including reasonable Attorney Costs incurred by Wells Fargo (including in its capacity as Administrative Agent and L/C Issuer) with respect thereto;

(b)           pay or reimburse the Administrative Agent, the Co-Lead Arrangers and each Lender within five (5) Business Days after demand (subject to Section 5.02(c)) for all invoiced (or otherwise documented) costs and expenses (including reasonable Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any “workout” or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding); and

(c)           pay or reimburse Wells Fargo (including in its capacity as Administrative Agent) within five (5) Business Days after demand (subject to Section 5.02(c)) for all appraisal (including the allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by Wells Fargo (including in its capacity as Administrative Agent) in connection with the matters referred to under subsections (a) and (b) of this section.

11.05       Indemnification.

(a)           Whether or not the transactions contemplated hereby are consummated, each of Holdings and the Company shall indemnify, defend and hold the Administrative Agent-Related Persons, and each Lender and each of its respective officers, directors, trustees, employees, counsel, Administrative Agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, claims, obligations, losses, damages, penalties, actions, judgments, suits, costs, settlement costs, charges, expenses and disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of all Specified Swap Contracts, the termination of the Letters of Credit and the termination, resignation or replacement of the Administrative Agent or replacement of any Lender)  be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement, the other Loan Documents or any document contemplated by or referred to therein, or the transactions contemplated hereby or the use of proceeds of the Loans provided hereunder, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, the Specified Swap Contracts, the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that neither Holdings nor the Company shall have any obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of such Indemnified Person.  The agreements in this section and in Section 11.04 shall survive the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment of all other Obligations.

(b)           (i)  Each of Holdings and the Company shall indemnify, defend and hold harmless each Indemnified Person, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable Attorney Costs and the allocated cost of internal environmental audit or review services), which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim arising out of or related to any property subject to a Mortgage in favor of the Administrative Agent or any Lender.  No action taken by legal counsel chosen by the Administrative Agent or any Lender in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or any way impair Holdings’ and the Company’s obligation and duty hereunder to indemnify and hold harmless the Administrative Agent and each Lender.

(ii)           In no event shall any site visit, observation, or testing by the Administrative Agent or any Lender (or any contractee of the Administrative Agent or any Lender) be deemed a representation or warranty that Hazardous Materials are or are not present in, on, or under, the site, or that there has been or shall be compliance with any Environmental Law.  Neither Holdings nor any other Person is entitled to rely on any site visit, observation, or testing by the Administrative Agent or any Lender.  Neither the Administrative Agent nor any Lender owes any duty of care to protect Holdings or any other Person against, or to inform Holdings or any other Person of, any Hazardous Materials or any other adverse condition affecting any site or property.  Neither the Administrative Agent nor any Lender shall be obligated to disclose to Holdings or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by the Administrative Agent or any Lender.

(c)           The obligations in this section shall survive payment of all other Obligations.  At the election of any Indemnified Person, Holdings shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person’s sole discretion, at the sole cost and expense of Holdings.  All amounts owing under this Section 11.05(c) shall be paid within thirty (30) days after demand.

11.06       Marshalling; Payments Set Aside.  Neither the Administrative Agent nor the Lenders shall be under any obligation to marshal any assets in favor of Holdings or any other Person or against or in payment of any or all of the Obligations.  To the extent that any Loan Party makes a payment to the Administrative Agent or the Lenders, or the Administrative Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its Proportionate Share of any amount so recovered from or repaid by the Administrative Agent.

11.07       Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that a Loan Party may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.

11.08       Assignments, Participations, Etc.  (a)  Any Lender may, with the written consent of the Administrative Agent, the L/C Issuer and the Swingline Lender, and in the case of an assignment of Revolving Loans, Holdings (which in each case shall not be unreasonably withheld), at any time assign and delegate to one or more Eligible Assignees (each an “Assignee”) all, or any ratable part of all, of the Loans, the Commitment, the L/C Obligations and the other rights and obligations of such Lender hereunder; provided, however, that (i) no written consent of Holdings shall be required during the existence of a Default or an Event of Default; (ii) no written consent of Holdings or the Administrative Agent, the L/C Issuer or the Swingline Lender shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is another Lender or an Affiliate of such assigning Lender, provided that if the proposed Assignee is another Lender, the Lender seeking to assign its interests hereunder shall consult with Holdings and the Administrative Agent before entering into such assignment; (iii) except in connection with an assignment of all of a Lender’s rights and obligations with respect to its Commitment, Loans and L/C Obligations, any such assignment to an Eligible Assignee that is not a Lender hereunder shall be equal to or greater than $1,000,000; and (iv) each such partial assignment shall be of a ratable part of the Loans, the Commitment and the other interests, rights and obligations hereunder of such assigning Lender; and provided further, however, that Holdings and the Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (A) such Lender and its Assignee shall have delivered to Holdings and the Administrative Agent an Assignment and Acceptance Agreement substantially in the form of Exhibit E (“Assignment and Acceptance”), together with any Note or Notes subject to such assignment; (B) a written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, in substantially the form of the Notice of Assignment and Acceptance attached as Schedule 1 to the Assignment and Acceptance, shall have been given to Holdings and the Administrative Agent by such Lender and the Assignee; (C) the assignor Lender or Assignee shall have paid to the Administrative Agent a processing fee in the amount of $3,500 (it being understood that with respect to an assignment to more than one Eligible Assignee within the same “family of funds” or by more than one Lender within the same “family of funds” to a single Eligible Assignee, only one such processing fee is payable for the series of simultaneous assignments) and (D) the Administrative Agent, Holdings, the L/C Issuer and the Swingline Lender each shall have provided any required consent to such assignment in accordance with this Section 11.08(a).  In connection with any assignment by Wells Fargo, its Swingline Commitment may be assigned in whole (and not part) and only in connection with an assignment transaction involving an assignment of all of its Commitment and Loans, and the Assignment and Acceptance may be appropriately modified to include an assignment and delegation of its Swingline Commitment and any outstanding Swingline Loans.

(b)           From and after the date that the Administrative Agent notifies the assignor Lender that the Administrative Agent has received (and, if required, provided its consent with respect thereto and received any other consents required under this Section 11.08) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, (ii) this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom, and (iii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents; provided, however, that the assignor Lender shall not relinquish its rights under Article IV or under Section 11.04 and Section 11.05 to the extent such rights relate to the time prior to the effective date of the Assignment and Acceptance.  The Commitment allocated to each Assignee shall reduce the Commitment of the assigning Lender pro tanto.

(c)           Within five (5) Business Days after Holding’s receipt of notice by the Administrative Agent that it has received (and, if necessary, consented to) an executed Assignment and Acceptance and payment of the processing fee (and provided that the L/C Issuer, the Swingline Lender and Holdings each consent to such assignment in accordance with Section 11.08(a)), Holdings shall execute and deliver to the Administrative Agent any new Note requested by such Assignee evidencing such Assignee’s assigned Loans and Commitment and, if the assignor Lender has retained a portion of its Loans and its Commitment, replacement Notes as requested by the assignor Lender evidencing the Loans and Commitment retained by the assignor Lender (such Note to be in exchange for, but not in payment of, the Note held by such Lender, if any).

(d)           Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of Holdings (a “Participant”) participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the “originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) Holdings, the L/C Issuer and the Administrative Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender’s rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in the first proviso to Section 11.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.01, 4.03 and 11.05 as though it were also a Lender hereunder, and except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

(e)           Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it (other than in respect of Swingline Loans) in favor of (i) any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 C.F.R. §203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law or (ii) a trustee or other representative for the benefit of security holders of a Lender to secure obligations of such Lender.

(f)            Notwithstanding any provision in this Section 11.08 to the contrary, no registration or processing fee shall be payable in connection with any such Assignment by Wells Fargo.

11.09       Confidentiality.  Each Lender agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as “confidential” or “secret” by Holdings or the Company and provided to it by Holdings, the Company or any Subsidiary, or by the Administrative Agent on Holdings’, the Company’s or such Subsidiary’s behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with Holdings, the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Lender, or (ii) was or becomes available on a non-confidential basis from a source other than Holdings or the Company, provided that such source is not bound by a confidentiality agreement with Holdings or the Company known to such Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender’s independent auditors, legal counsel and other professional advisors; (G) to any Participant or Assignee, actual or potential, or any actual or proposed contractual counterparty (or its advisors) to any securitization, hedge, or other derivative transaction relating to the parties’ obligations hereunder, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which Holdings, the Company or any Subsidiary is party or is deemed party with such Lender or such Affiliate; and (I) to its Affiliates and provided, further, however, that the parties hereto (and each employee, representative or other agent thereof) may disclose to any and all persons, without limitation of any kind, the “structure” and “tax aspects” (in each case, within the meaning of Treasury Regulation section 1.6011-4T) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such Person relating to such structure and tax aspects, except that, with respect to any document or similar item that in either case contains information concerning such tax structure or tax aspects of the transactions contemplated hereby as well as other information, this proviso shall only apply to such portions of the document or similar item that relate to such  tax structure or tax aspects of the transactions contemplated hereby.

11.10       Set-off.  In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to any Loan Party, any such notice being waived by such Loan Party to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of such Loan Party against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured.  Each Lender agrees promptly to notify such Loan Party and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.  NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE, OR ATTEMPT TO EXERCISE, ANY RIGHT OF SET-OFF, BANKER’S LIEN, OR THE LIKE, AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF HOLDINGS OR ANY SUBSIDIARY OF HOLDINGS HELD OR MAINTAINED BY THE LENDER WITHOUT THE UNANIMOUS PRIOR WRITTEN CONSENT OF THE LENDERS.

11.11       [Intentionally omitted.]

11.12       Guaranty.  (a)  Guaranty.  Each of the Guarantors unconditionally and irrevocably, jointly and severally guarantees to the Administrative Agent, the Co-Lead Arrangers and the Lenders, and their respective successors, endorsers, transferees and assigns (the “Guaranteed Persons”), the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of all indebtedness, liabilities and other obligations of Holdings to any Guaranteed Person, whether arising out of or in connection with this Agreement, any other Loan Document or otherwise, including all unpaid principal of the Loans, all L/C Obligations, all interest accrued thereon, all fees due under this Agreement and all other amounts payable by Holdings to any Guaranteed Person thereunder or in connection therewith.  The terms “indebtedness,” “liabilities” and “obligations” are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, now existing or hereafter arising, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness, liabilities and obligations may be or hereafter become unenforceable or shall be an allowed or disallowed claim under the Bankruptcy Code or other applicable law.  The foregoing indebtedness, liabilities and other obligations of Holdings shall hereinafter be collectively referred to as the “Guaranteed Obligations.”  The Guaranteed Obligations include interest which, but for an Insolvency Proceeding, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Holdings for such interest in any such Insolvency Proceeding.

(b)           Separate Obligation.  Each Guarantor acknowledges and agrees (i) that the Guaranteed Obligations are separate and distinct from any indebtedness, obligations or liabilities arising under or in connection with any other agreement, instrument or guaranty, including under any provision of this Agreement other than this Section 11.12, executed at any time by such Guarantor in favor of any Guaranteed Person, and (ii) such Guarantor shall pay and perform all of the Guaranteed Obligations as required under this Section 11.12, and each Guaranteed Person may enforce any and all of its rights and remedies hereunder, without regard to any other agreement, instrument or guaranty, including any provision of this Agreement other than this Section 11.12, at any time executed by such Guarantor in favor of any Guaranteed Person, regardless of whether or not any such other agreement, instrument or guaranty, or any provision thereof or hereof, shall for any reason become unenforceable or any of the indebtedness, obligations or liabilities thereunder shall have been discharged, whether by performance, avoidance or otherwise.  Each Guarantor acknowledges that in providing benefits to Holdings and such Guarantor, the Guaranteed Persons are relying upon the enforceability of this Section 11.12 and the Guaranteed Obligations as separate and distinct indebtedness, obligations and liabilities of such Guarantor, and each Guarantor agrees that each Guaranteed Person would be denied the full benefit of their bargain if at any time this Section 11.12 or the Guaranteed Obligations were treated any differently.  The fact that the Guaranty of each Guarantor is set forth in this Agreement rather than in a separate guaranty document is for the convenience of Holdings and the Guarantors and shall in no way impair or adversely affect the rights or benefits of any Guaranteed Person under this Section 11.12.  Each Guarantor agrees to execute and deliver a separate agreement, immediately upon request at any time of any Guaranteed Person, evidencing such Guarantor’s obligations under this Section 11.12.  Upon the occurrence of any Event of Default, a separate action or actions may be brought against each Guarantor, whether or not Holdings or any other Guarantor or Person is joined therein or a separate action or actions are brought against Holdings or any other Guarantor or Person.

(c)           Limitation of Guaranty.  To the extent that any court of competent jurisdiction shall impose by final judgment under applicable law (including the California Uniform Fraudulent Transfer Act and §§544 and 548 of the Bankruptcy Code) any limitations on the amount of any Guarantor’s liability with respect to the Guaranteed Obligations which any Guaranteed Person can enforce under this Section 11.12, each Guaranteed Person by its acceptance hereof accepts such limitation on the amount of such Guarantor’s liability hereunder to the extent needed to make this Section 11.12 fully enforceable and nonavoidable.

(d)           Liability of Guarantor.  The liability of each Guarantor under this Section 11.12 shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Guaranteed Obligations.  In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(i)            such Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of such Guarantor and shall not be contingent upon any Guaranteed Person’s exercise or enforcement of any remedy it may have against Holdings or any other Person, or against any collateral or other security for any Guaranteed Obligations;

(ii)           this Guaranty is a guaranty of payment when due and not merely of collectibility;

(iii)          such Guarantor’s payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge such Guarantor’s liability for any portion of the Guaranteed Obligations remaining unsatisfied; and

(iv)          such Guarantor’s liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall such Guarantor be exonerated or discharged by, any of the following events:

(A)          any Insolvency Proceeding;

(B)           any limitation, discharge, or cessation of the liability of Holdings or any other guarantor or Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;

(C)           any merger, acquisition, consolidation or change in structure of Holdings or any other Guarantor or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of Holdings or any other Guarantor or other Person;

(D)          any assignment or other transfer, in whole or in part, of any Guaranteed Person’s interests in and rights under this Guaranty or the other Loan Documents;

(E)           any claim, defense, counterclaim or set-off, other than that of prior performance, that Holdings, such Guarantor, any other guarantor or other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents;

(F)           any Guaranteed Person’s amendment, modification, renewal, extension, cancellation or surrender of any Loan Document or any Guaranteed Obligations;

(G)           any Guaranteed Person’s exercise or nonexercise of any power, right or remedy with respect to any Guaranteed Obligations or any collateral;

(H)          any Guaranteed Person’s vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding; or

(I)            any other guaranty, whether by any Guarantor or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of any Guaranteed Person.

(e)           Consents of Guarantor.  Each Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from such Guarantor:

(i)            the principal amount of the Guaranteed Obligations may be increased or decreased and additional indebtedness or obligations of Holdings under the Loan Documents may be incurred and the time, manner, place or terms of any payment under any Loan Document be extended or changed, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise;

(ii)           the time for Holdings’ (or any other Person’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as any Guaranteed Person (or the Majority Lenders, as the case may be) may deem proper;

(iii)          each Guaranteed Person may request and accept other guarantees and may take and hold other security as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such other guaranties or security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof;

(iv)          each Guaranteed Person may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege even if the exercise thereof affects or eliminates any right of subrogation or any other right of such Guarantor against Holdings.

(f)            Guarantor’s Waivers.  Each Guarantor waives and agrees not to assert:

(i)            any right to require the Administrative Agent, the L/C Issuer or any Lender to marshal assets in favor of Holdings, the Guarantors, any other guarantor or any other Person, to proceed against Holdings, any other guarantor or any other Person, to proceed against or exhaust any of the Collateral, to give notice of the terms, time and place of any public or private sale of personal property security constituting the Collateral or other collateral for the Guaranteed Obligations or comply with any other provisions of Chapter 6 of Division 9 of the UCC (or any equivalent provision of any other applicable law) or to pursue any other right, remedy, power or privilege of the Administrative Agent, the L/C Issuer or any Lender whatsoever;

(ii)           the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;

(iii)          any defense arising by reason of any lack of corporate or other authority or any other defense of Holdings, such Guarantor or any other Person;

(iv)          any defense based upon any Guaranteed Person’s errors or omissions in the administration of the Guaranteed Obligations;

(v)           any rights to set-offs and counterclaims;

(vi)          without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Section 11.12;

(vii)         any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of such Guarantor or the right of such Guarantor to proceed against Holdings or any other obligor of the Guaranteed Obligations for reimbursement;

(viii)        without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Section 11.12, including any and all benefits that otherwise might be available to such Guarantor under California Civil Code §§1432, 2809, 2810, 2815, 2819, 2839, 2845, 2848, 2849, 2850, 2899 and 3433 and California Code of Civil Procedure §§580a, 580b, 580d and 726 or Texas Property Code §§51.003 — 51.005.  Accordingly, each Guarantor waives all rights and defenses that such Guarantor may have because Holdings’ debt is secured by real property.  This means, among other things:  (A) the Administrative Agent, the L/C Issuer and the Lenders may collect from such Guarantor without first foreclosing on any real or personal property Collateral pledged by Holdings or such Guarantor; and (B) if the Administrative Agent forecloses on any real property Collateral pledged by Holdings or such Guarantor:  (1) the amount of the debt may be reduced only by the price for which that Collateral is sold at the foreclosure sale, even if the Collateral is worth more than the sale price, and (2) the Administrative Agent, the L/C Issuer and the Lenders may collect from such Guarantor even if the Administrative Agent, by foreclosing on the real property Collateral, has destroyed any right such Guarantor may have to collect from Holdings.  This is an unconditional and irrevocable waiver of any rights and defenses such Guarantor may have because Holdings’ debt is secured by real property.  These rights and defenses include, but are not limited to, any rights of defenses based upon section 580a, 580b, 580d or 726 of the California Code of Civil Procedure or sections 51.003 — 51.005 of the Texas Property Code; and

(ix)           any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by any Guaranteed Person upon this Guaranty, or the exercise of any right, power or privilege hereunder.  The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty.  Each Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon Holdings, such Guarantor or any other Person with respect to the Guaranteed Obligations.

(g)           Financial Condition of Holdings.  No Guarantor shall have any right to require any Guaranteed Person to obtain or disclose any information with respect to:  the financial condition or character of Holdings or the ability of Holdings to pay and perform the Guaranteed Obligations; the Guaranteed Obligations; any collateral or other security for any or all of the Guaranteed Obligations; the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; any action or inaction on the part of any Guaranteed Person or any other Person; or any other matter, fact or occurrence whatsoever.  Each Guarantor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of Holdings and the other Loan Parties and all other matters pertaining to this Guaranty and further acknowledges that it is not relying in any manner upon any representation or statement of any Guaranteed Person with respect thereto.

(h)           Subrogation.  Until the Guaranteed Obligations shall be satisfied in full and the Commitments shall be terminated, each Guarantor shall not have, and shall not directly or indirectly exercise (i) any rights that it may acquire by way of subrogation under this Section 11.12, by any payment hereunder or otherwise, (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Section 11.12 or (iii) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate in any right, remedy or security of any Guaranteed Person as against Holdings or other guarantors, whether in connection with this

Section 11.12, any of the other Loan Documents or otherwise.  If any amount shall be paid to any Guarantor on account of the foregoing rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of each Guaranteed Person and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

(i)            Continuing Guaranty.  This Guaranty is a continuing guaranty and agreement of subordination and shall continue in effect and be binding upon each Guarantor until termination of the Commitments and payment and performance in full of all Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time under successive transactions, and each Guarantor expressly acknowledges that this Guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist.

(j)            Reinstatement.  This Guaranty shall continue to be effective or shall be reinstated and revived, as the case may be, if, for any reason, any payment of the Guaranteed Obligations by or on behalf of Holdings (or receipt of any proceeds of collateral) shall be rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to Holdings, its estate, trustee, receiver or any other Person (including under the Bankruptcy Code or other state or federal law), or must otherwise be restored by any Guaranteed Person, whether as a result of Insolvency Proceedings or otherwise.  All losses, damages, costs and expenses that any Guaranteed Person may suffer or incur as a result of any voided or otherwise set aside payments shall be specifically covered by the indemnity in favor of the Lenders and the Administrative Agent contained in Section 11.05.

(k)           Substantial Benefits.  The funds that have been borrowed from the Lenders by Holdings have been and are to be contemporaneously used for the direct or indirect benefit of Holdings and each Guarantor.  It is the position, intent and expectation of the parties that Holdings and each Guarantor have derived and will derive significant and substantial direct or indirect benefits from the accommodations that have been made by the Lenders under the Loan Documents.

(l)            Knowing and Explicit Waivers.  EACH GUARANTOR ACKNOWLEDGES THAT IT EITHER HAS OBTAINED THE ADVICE OF LEGAL COUNSEL OR HAS HAD THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE TERMS AND PROVISIONS OF THIS SECTION 11.12.  EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT EACH OF THE WAIVERS AND CONSENTS SET FORTH HEREIN ARE MADE WITH FULL KNOWLEDGE OF THEIR SIGNIFICANCE AND CONSEQUENCES, AND THAT ALL SUCH WAIVERS AND CONSENTS HEREIN ARE EXPLICIT AND KNOWING AND WHICH EACH GUARANTOR EXPECTS TO BE FULLY ENFORCEABLE.

(m)          Release of Subsidiary Guarantors.  Holdings may at any time deliver to the Administrative Agent a certificate from a Responsible Officer of Holdings certifying as of the date of the certificate that, after the consummation of the transaction or series of transactions described in such certificate (which certification shall also state that such transactions, individually or in the aggregate, will be in compliance with the terms and conditions of this Agreement, including to the extent applicable Section 8.02 and Section 8.03, and that no Event of Default existed, exists or will exist, as the case may be, immediately before, as a result of or immediately after giving effect to such transaction or transactions and termination), the Guarantor identified in such certification will no longer be a Subsidiary of Holdings.  Effective upon the consummation of the transaction or series of transactions described in such certificate, the Subsidiary identified in such certification shall thereupon automatically cease to be a Guarantor hereunder and shall cease to be a party hereto and shall thereupon automatically be released from its obligations under this Section 11.12 and under the Security Agreement, and all Liens in favor of the Administrative Agent and the Lenders under the Collateral Documents in respect of the property of such Subsidiary shall thereupon terminate.  Holdings shall promptly notify the Administrative Agent of the consummation of any such transaction or series of transactions.  The Administrative Agent, on behalf of the Lenders, shall, at Holdings’ expense, execute and deliver such instruments as Holdings may reasonably request to evidence such release and Lien termination.

11.13       Notification of Addresses, Lending Offices, Etc.  Each Lender shall notify the Administrative Agent in writing of any changes in the address to which notices to such Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

11.14       Counterparts.  This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

11.15       Severability.  The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

11.16       No Third Parties Benefited.  This Agreement is made and entered into for the sole protection and legal benefit of Holdings, the Company, the Lenders, the Administrative Agent and the Administrative Agent-Related Persons, the Indemnified Persons and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

11.17       Governing Law and Jurisdiction.  (a)  THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES SITTING IN THE STATE OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS

AGREEMENT, EACH OF THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH OF THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.  THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

(c)           Nothing contained in this section shall override any contrary provision contained in any Specified Swap Contract.

11.18       Waiver of Jury Trial.  THE LOAN PARTIES, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY ADMINISTRATIVE AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  THE LOAN PARTIES, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

11.19       Entire Agreement.  This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Loan Parties, the L/C Issuer, the Swingline Lender, the Lenders and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

11.20       Treatment of Existing Credit Agreement.  Immediately prior to the Effective Date, all loans outstanding under the Existing Credit Agreement shall be purchased by the Lenders in accordance with Section 2.01 and Section 2.02, and all outstanding letters of credit issued under the Existing Credit Agreement shall be deemed to be Letters of Credit issued and outstanding under this Agreement (and all accrued unpaid fees thereon shall begin to accrue at the rates set forth in this Agreement).  On and after the Effective Date, this Agreement and the other Loan Documents shall amend, restate and supercede in their entirety and replace the Existing Credit Agreement and the other documents related thereto (other than the Mortgages, any UCC filings and any filings made with the U.S. Patent and Trademark Office evidencing the Administrative Agent’s and Lenders’ continuing Lien on, and security interest in, any of the Collateral, which Lien and security interest shall be deemed to continue from the date such Mortgage or filing was recorded or filed, as applicable and maintain their priority accordingly); provided, however, that the execution and delivery of this Agreement and the other Loan Documents shall not (a) operate as a waiver of any right, power or remedy of the Existing Lenders under the Existing Credit Agreement and the other related documents, except to the extent expressly waived in this Agreement and the other Loan Documents, (b) extinguish, impair or constitute a novation of any obligations of Holdings or the Guarantors under the Existing Credit Agreement or the related documents except to the extent any such obligation is actually satisfied by Holdings or a Guarantor thereunder or (c) extinguish or impair any indemnification or similar rights under the Existing Credit Agreement which by their terms would survive the termination of the Existing Credit Agreement.  Promptly upon the closing of this Agreement and the receipt by the Lenders of their respective Notes, such Lenders that were also Existing Lenders under the Existing Credit Agreement shall return to Holdings any Notes delivered to such Existing Lender in connection with the Existing Credit Agreement marked “cancelled”.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco, California, by their proper and duly authorized officers as of the day and year first above written.

BUILDING MATERIALS HOLDING CORPORATION

By:

Title:

BMC WEST CORPORATION

By:

Title:

BMC WEST CORPORATION SOUTHCENTRAL

By:

Title:

BMCW SOUTHCENTRAL, L.P.

By:	BMC WEST CORPORATION
SOUTHCENTRAL, its General Partner

By:

Title:

BMCW, LLC

By: BMC WEST CORPORATION, its Managing Member

By:

Title:

BMC CONSTRUCTION, INC.

By:

Title:

KNIPP BROTHERS INDUSTRIES, LLC

By: BMC Framing, Inc., its Managing Member

By:

Title:

KB INDUSTRIES LIMITED PARTNERSHIP

By: BUILDING MATERIALS HOLDING CORPORATION, its General Partner

By:

Title:

VAUGHN ROAD, LLC

By: BMC CONSTRUCTION, INC., its Managing Member

By:

Title:

KBI CONCRETE, LLC

By: BMC CONSTRUCTION, INC., its Managing Member

By:

Title:

TOTAL CONCRETE, LLC

By: KBI CONCRETE, INC., its Managing Member

By:

Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Co-Lead Arranger, L/C Issuer, Swingline Lender, Revolving Lender and Term B Lender

By:

Title:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Co-Lead Arranger, as a Revolving Lender and as a Term B Lender

By:

Title:

U.S. BANK NATIONAL ASSOCIATION,
as Syndication Agent, as a Revolving Lender and as a Term B Lender

By:

Title:

UNION BANK OF CALIFORNIA, N.A.,
as Documentation Agent, as a Revolving Lender and as a Term B Lender

By:

Title:

LASALLE BUSINESS CREDIT, LLC,
as a Revolving Lender and as a Term B Lender

By:

Title:

HARRIS NESBITT,
as a Revolving Lender

By:

Title:

WASHINGTON MUTUAL BANK,
as a Revolving Lender

By:

Title:

BNP PARIBAS,
as a Revolving Lender and as a Term B Lender

By:

Title:

WEST COAST BANK,
as a Revolving Lender and as a Term B Lender

By:

Title:

GUARANTY BANK,
as a Revolving Lender and as a Term B Lender

By:

Title:

COMERICA WEST INCORPORATED,
as a Revolving Lender

By:

Title:

WHITNEY NATIONAL BANK,
as a Revolving Lender and as a Term B Lender

By:

Title:

BANK LEUMI USA,
as a Revolving Lender and as a Term B Lender

By:

Title:

IDB BANK,
as a Revolving Lender and as a Term B Lender

By:

Title:

SCHEDULE 2.01

COMMITMENTS AND PROPORTIONATE SHARES

Banks	Revolving Commitment	Proportionate Share (Revolving Commitment)
Wells Fargo Bank, National Association	$28,000,000	16.000000000%
General Electric Capital Corporation	$25,000,000	14.285714286%
U.S. Bank National Association	$22,000,000	12.571428571%
Union Bank of California, N.A.	$20,000,000	11.428571429%
LaSalle Business Credit, LLC	$10,000,000	5.714285714%
Harris Nesbitt	$15,000,000	8.571428571%
Washington Mutual Bank	$15,000,000	8.571428571%
BNP Paribas	$5,000,000	2.857142857%
West Coast Bank	$5,000,000	2.857142857%
Guaranty Bank	$5,000,000	2.857142857%
Comerica West Incorporated	$10,000,000	5.714285714%
Whitney National Bank	$8,000,000	4.571428571%
Bank Leumi USA	$3,500,000	2.000000000%
IDB Bank	$3,500,000	2.000000000%
TOTAL	$175,000,000	100.000000000%

1

SCHEDULE 2.09

TERM B LOAN AMORTIZATION SCHEDULE

Date	% of Total Due	Payment Due Based on Aggregate Term B Commitment as of Effective Date	Payment Due Assuming Advancement of Maximum Allowable Additional Term B Loans as of Subsequent Effective Date

9/30/03	0.25%	$312,500	$437,500
12/31/03	0.25%	$312,500	$437,500

3/31/04	0.25%	$312,500	$437,500
6/30/04	0.25%	$312,500	$437,500
9/30/04	0.25%	$312,500	$437,500
12/31/04	0.25%	$312,500	$437,500

3/31/05	0.25%	$312,500	$437,500
6/30/05	0.25%	$312,500	$437,500
9/30/05	0.25%	$312,500	$437,500
12/31/05	0.25%	$312,500	$437,500

3/31/06	0.25%	$312,500	$437,500
6/30/06	0.25%	$312,500	$437,500
9/30/06	0.25%	$312,500	$437,500
12/1/06	0.25%	$312,500	$437,500

3/31/07	0.25%	$312,500	$437,500
6/30/07	0.25%	$312,500	$437,500
9/30/07	0.25%	$312,500	$437,500
12/1/07	0.25%	$312,500	$437,500

3/31/08	0.25%	$312,500	$437,500
6/30/08	0.25%	$312,500	$437,500
9/30/08	0.25%	$312,500	$437,500
12/1/08	0.25%	$312,500	$437,500

3/31/09	0.25%	$312,500	$437,500
6/30/09	0.25%	$312,500	$437,500
9/30/09	23.5%	$29,375,000	$41,125,000
12/1/09	23.5%	$29,375,000	$41,125,000

3/31/10	23.5%	$29,375,000	$41,125,000
6/30/10	23.5%	$29,375,000	$41,125,000

	100.00%	$125,000,000	$175,000,000

1

SCHEDULE 11.02

PAYMENT OFFICES; ADDRESSES FOR NOTICES;
LENDING OFFICES

BUILDING MATERIALS HOLDING CORPORATION

Address for Notices:

Building Materials Holding Corporation
Four Embarcadero Center, Suite 3250
San Francisco, CA  94111
Attention:  Ellis C. Goebel, Senior Vice President of Finance
Telephone:  (415) 627-9100
Facsimile:  (415) 627-9119
Email: goebel@bmhc.com

With a copy to:

Paul S. Street, Esq.
Senior Vice President, Chief Aministrative Officer, General Counsel & Corporate Secretary
Building Materials Holding Corporation
720 Park Boulevard, Suite 200
P.O. Box 70006
Boise, ID 83707
Telephone: (208) 331-4381
Facsimile: (208) 331-4477
Email: street@bmhc.com

Mark R. Kailer

Vice President and Treasurer

Building Materials Holding Corporation

Four Embarcadero Center, Suite 3250

San Francisco, CA  94111

Telephone:  (415) 627-9195

Facsimile:  (415) 627-9119

Email:  kailer@bmhc.com

1

GUARANTORS

Address for Notices:

c/o Building Materials Holding Corporation
Four Embarcadero Center, Suite 3250
San Francisco, CA  94111
Attention:  Ellis C. Goebel, Senior Vice President of Finance
Telephone:  (415) 627-9100
Facsimile:  (415) 627-9119
Email:  goebel@bmhc.com

With a copy to:

Paul S. Street, Esq.
Senior Vice President, Chief Aministrative Officer, General Counsel & Corporate Secretary
Building Materials Holding Corporation
720 Park Boulevard, Suite 200
P.O. Box 70006
Boise, ID 83707
Telephone: (208) 331-4381
Facsimile: (208) 331-4477
Email: street@bmhc.com

Mark R. Kailer

Vice President and Treasurer

Building Materials Holding Corporation

Four Embarcadero Center, Suite 3250

San Francisco, CA  94111

Telephone:  (415) 627-9195

Facsimile:  (415) 627-9119

Email:  kailer@bmhc.com

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

Notices for Borrowing, Conversions/Continuations, and Payments:

Wells Fargo Bank, National Association

201 Third Street, 8th Floor

MAC A0187-081

San Francisco, CA 94103

Attention:  Thomas Priftis

Telephone:  (415) 477-5443

Facsimile:  (415) 546-6353

Email:  priftist@wellsfargo.com

2

Other Notices:

Wells Fargo Bank, National Association

420 Montgomery Street

MAC A0101-096

San Francisco, CA 94104

Attention:  Thomas (Max) Gloger

Telephone:  (415) 396-5939

Facsimile:  (415) 421-1352

Email:  glogert@wellsfargo.com

Administrative Agent’s Payment Office:

Wells Fargo Bank, National Association

201 Third Street, 8th Floor

MAC A0187-081

San Francisco, CA 94103

Attention:  Thomas Priftis

Reference:  Building Materials Holding

For credit to Acct. No.  41219-02167

ABA No.  121000248

WELLS FARGO BANK, NATIONAL ASSOCIATION, as L/C Issuer

Address for Notices:

Wells Fargo Bank, National Association

420 Montgomery Street

MAC A0101-096

San Francisco, CA 94104

Attention:  Thomas Gloger

Telephone: (415) 396-5939

Facsimile:  (415) 421-1352

Email:  glogert@wellsfargo.com

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Swingline Bank

Domestic and Offshore Lending Office:

Wells Fargo Bank, National Association

201 Third Street, 8th Floor

MAC A0187-081

San Francisco, CA 94103

Attention:  Thomas Priftis

Telephone:  (415) 477-5339

3

Facsimile:  (415) 546-6353

Email:  priftist@wellsfargo.com

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as a Revolving Lender and a Term B Lender

Domestic and Offshore Lending Office:

Wells Fargo Bank, National Association

201 Third Street, 8th Floor

MAC A0187-081

San Francisco, CA 94103

Attention:  Thomas Priftis

Telephone:  (415) 477-5339

Facsimile:  (415) 546-6353

Email:  priftist@wellsfargo.com

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Wells Fargo Bank, National Association

420 Montgomery Street

MAC A0101-096

San Francisco, CA 94104

Attention:  Thomas Gloger

Telephone: (415) 396-5939

Facsimile:  (415) 421-1352

Email:  glogert@wellsfargo.com

4

GENERAL ELECTRIC CAPITAL CORPORATION

Domestic and Offshore Lending Office:

GE Capital Corporation

500 W. Monroe

Chicago, IL 60661

Attention:  Lisa Labon

Telephone: (312) 441-7000

Facsimile:  (312) 463-3842

Email: lisa.labon@ge.com

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

GE Capital Corporation

6130 Stoneridge Mall Rd. #300

Pleasanton, CA 94588

Attention:  Carlos Elizondo

Telephone: (925) 730-6435

Facsimile:  (925) 730-6496

Email: Carlos.elizondo@ge.com

U.S. BANK NATIONAL ASSOCIATION

Domestic and Offshore Lending Office:

101 S. Capitol Blvd., Suite 807

Boise, ID 83702

Attention:  James W. Henken

Telephone: (208) 383-7823

Facsimile:  (208) 383-7574

Email: james.henken@usbank.com

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

U.S. Bank National Association

101 S. Capitol Blvd., Suite 807

Boise, ID 83702

Attention:  James W. Henken

Telephone: (208) 383-7823

Facsimile:  (208) 383-7574

Email: james.henken@usbank.com

5

UNION BANK OF CALIFORNIA, N.A.

Domestic and Offshore Lending Office:

Union Bank of California, N.A.

1980 Saturn Street

Monterey Park, CA 91755

Attention:  Shirley Davis

Telephone: (323) 720-2870

Facsimile:  (323) 724-6198

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Union Bank of California, N.A.

350 California Street, 10th Floor

San Francisco, CA 94104

Attention:  Alan J. LeClair

Telephone: (415) 705-7185

Facsimile:  (415) 705-7111

6

LASALLE BUSINESS CREDIT, LLC

Domestic and Offshore Lending Office:

LaSalle Business Credit, LLC

135 S. LaSalle, Suite 425

Chicago, IL 60603

Attention:  Susan Hamilton

Telephone: (312) 904-0742

Facsimile:  (312) 904-6450

Email: susan.hamilton@abnamro.com

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

LaSalle Business Credit, LLC

135 S. LaSalle, Suite 425

Chicago, IL 60603

Attention:  Susan Hamilton

Telephone: (312) 904-0742

Facsimile:  (312) 904-6450

Email: susan.hamilton@abnamro.com

7

HARRIS NESBITT

Domestic and Offshore Lending Office:

Harris Bank

111 W. Monroe Street

Chicago, IL 60603

Attention:  Isabella Battista

Telephone: (312) 293-8458

Facsimile:  (312) 293-5852

Email: isabella.battista@harrisnesbitt.com

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Harris Bank

111 W. Monroe Street

Chicago, IL 60603

Attention:  Isabella Battista

Telephone: (312) 293-8458

Facsimile:  (312) 293-5852

Email: isabella.battista@harrisnesbitt.com

8

WASHINGTON MUTUAL BANK

Domestic and Offshore Lending Office:

Washington Mutual Bank

350 S. Grand Avenue, Suite 3400

Los Angeles, CA 90071

Attention:  Adriana Campos

Telephone: (213) 217-4055

Facsimile:  (213) 217-4160

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Washington Mutual Bank

350 S. Grand Avenue, Suite 3400

Los Angeles, CA 90071

Attention:  Stephen Mras

Telephone: (213) 217-4043

Facsimile:  (213) 217-4160

Email: Stephen.mras@wamu.net

9

BNP PARIBAS

Domestic and Offshore Lending Office:

BNP Paribas

San Francisco Branch

One Front Street, 23rd Floor

San Francisco, CA 94111

Attention:  Patricia Boussaroque

Telephone: (415) 772-1343

Facsimile:  (415) 398-8462

Email: patricia.boussaroque@americas.bnpparibas.com

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

BNP Paribas

San Francisco Branch

One Front Street, 23rd Floor

San Francisco, CA 94111

Attention:  Patricia Boussaroque

Telephone: (415) 772-1343

Facsimile:  (415) 398-8462

Email: patricia.boussaroque@americas.bnpparibas.com

10

WEST COAST BANK

Domestic and Offshore Lending Office:

West Coast Bank

301 Church Street NE

P.O. Box 428

Salem, OR 97308

Attention:  Tim Johnson

Telephone: (503) 399-2951

Facsimile:  (503) 399-3937

Email: johnsont@wcb.com

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

West Coast Bank

301 Church Street NE

P.O. Box 428

Salem, OR 97308

Attention:  Tim Johnson

Telephone: (503) 399-2951

Facsimile:  (503) 399-3937

Email: johnsont@wcb.com

11

GUARANTY BANK

Domestic and Offshore Lending Office:

Guaranty Bank

333 Clay, Suite 4400

Houston, TX 77002

Attention:  Scott Brewer

Telephone: (713) 890-8859

Facsimile:  (713) 759-0765

Email: Scott.brewer@guarantygroup.com

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Guaranty Bank

333 Clay, Suite 4400

Houston, TX 77002

Attention:  Scott Brewer

Telephone: (713) 890-8859

Facsimile:  (713) 759-0765

Email: Scott.brewer@guarantygroup.com

12

COMERICA WEST INCORPORATED

Domestic and Offshore Lending Office:

Comerica West Incorporated

3980 Howard Hughes Pkwy, Suite 350

Las Vegas, NV 89109

Attention:  regina McGuire

Telephone: (702) 791-4804

Facsimile:  (702) 791-2371

Email: rmcguire@comerica.com

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Comerica West Incorporated

1920 Main Street, Suite 1150

Irvine, CA 92614

Attention:  John D. Bonifacio

Telephone: (949) 798-7243

Facsimile:  (949) 476-1222

Email: jdbonifacio@comerica.com

13

WHITNEY NATIONAL BANK

Domestic and Offshore Lending Office:

Whitney National Bank

228 St. Charles Avenue

New Orleans, LA 70130

Attention:  Edgar Santa Cruz

Telephone: (504) 552-4760

Facsimile:  (504) 552-4622

Email: esantacruz@whitneybank.com

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Whitney National Bank

228 St. Charles Avenue

New Orleans, LA 70130

Attention:  Edgar Santa Cruz

Telephone: (504) 552-4760

Facsimile:  (504) 552-4622

Email: esantacruz@whitneybank.com

14

BANK LEUMI USA

Domestic and Offshore Lending Office:

Bank Leumi USA

420 Lexington Avenue, 10th Floor

New York, NY 10170

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Bank Leumi USA

2247 S. Beverly Drive

Beverly Hills, CA 90211

Attention:  Jacques Delvoye

Telephone: (323) 966-4727

Facsimile:  (323) 966-4248

Email: delvoyej@bankleumiusa.com

15

IDB BANK

Domestic and Offshore Lending Office:

IDB Bank

9401 Wilshire Blvd., Suite 600

Beverly Hills, CA 90212

Attention:  Don McCrink, VP

Telephone: (310) 860-8330

Facsimile:  (310) 859-1190

Email: dmccrink@idbny.com

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

IDB Bank

9401 Wilshire Blvd., Suite 600

Beverly Hills, CA 90212

Attention:  Don McCrink, VP

Telephone: (310) 860-8330

Facsimile:  (310) 859-1190

Email: dmccrink@idbny.com

16

ANNEX I

PRICING GRID

From the Effective Date until the last day of the second complete fiscal quarter after the Effective Date (the “Initial Period”), the Applicable Margin for Revolving Loans and the Applicable Fee Amount shall be at Level 4.  Thereafter, the Applicable Margin for Revolving Loans and the Applicable Fee Amount for any day shall be the amount per annum set forth below based on the EBITDA Ratio set forth in the most recently delivered Compliance Certificate delivered by Holdings pursuant to Section 7.02(c) of the Credit Agreement.  Changes in the Applicable Margin for Revolving Loans and the Applicable Fee Amount resulting from a change in the EBITDA Ratio shall become effective on the date of delivery by Holdings to the Administrative Agent of a new Compliance Certificate pursuant to Section 7.02(c), except that no such change shall take effect until the end of the Initial Period.  If Holdings shall fail to deliver a Compliance Certificate and accompanying financial statements within the number of days after the end of any fiscal quarter or fiscal year as required pursuant to Section 7.02(c), the parties agree that the Applicable Margin and the Applicable Fee Amount shall be fixed at Level 4 until such time as Holdings delivers such new Compliance Certificate and accompanying financial statements pursuant to Section 7.02(c).

Level	EBITDA Ratio	Offshore Rate Spread	Base Rate Spread	Letter of Credit Fee	Commitment Fee
Level 5	greater than or equal to 3.00:1.00	3.000%	1.750%	3.000%	0.625%
Level 4	greater than or equal to 2.50:1.00 but less than 3.00:1.00	2.500%	1.250%	2.500%	0.500%
Level 3	greater than or equal to 2.00:1.00 but less than 2.50:1.00	2.000%	0.750%	2.000%	0.375%
Level 2	greater than or equal to 1.50:1.00 but less than 2.00:1.00	1.625%	0.375%	1.625%	0.375%
Level 1	less than 1.50:1.00	1.250%	0.000%	1.250%	0.375%

1